Registration No.
                 SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549




                   FORM S-4 REGISTRATION STATEMENT
                                UNDER
                     The Securities Act of 1933



                       UNITED TRUST, INC.
    (Exact name of registrant as specified in its charter)


          ILLINOIS                                  6711
(State or other jurisdiction of          (Primary Standard Industrial
incorporation or organization)           Classification Code Number)



                           37-1172848
              (I.R.S. Employer Identification No.)
                 5250 SOUTH SIXTH STREET ROAD
                  SPRINGFIELD, ILLINOIS 62703
                         (217) 241-6300
      (Address, including ZIP code, and telephone number,
 including area code, of registrant's principal executive offices)


                      James E. Melville
            President and Chief Operating Officer
                 5250 South Sixth Street Road
                 Springfield, Illinois 62703
                        (217) 241-6300
 (Names, address, including ZIP code, and telephone number, including area code, of agent for service)


      Approximate date of commencement of proposed sale of the securities to the public: Upon completion of the merger as described in this Registration Statement


      This Registration Statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or on such date as the commission, acting pursuant to said Section 8(a), may determine.

                            UNITED TRUST, INC.

                           CROSS REFERENCE SHEET

      Pursuant to Item 501(b) of Regulation S-K, showing the location in the Prospectus of the answers to the items in Part I of Form S-4.

Item  No.  and Caption                              Location in Prospectus
1. Forepart of the Registration Statement and
   Outside Front Cover Page of Prospectus       Facing page;Cross-reference
   Sheet;                                       Outside Front Cover Page of
                                                Prospectus
2. Inside Front and Outside Back Cover Pages of
   Prospectus                                   Inside Front and Outside Back
                                                Cover Pages of Prospectus;
                                                Table of Contents; Available
                                                Information
3. Risk Factors, Ratio of Earnings to Fixed
   Charges and Other Information                Proxy Statement Summary
4. Terms of the Transaction                     Information Regarding the
                                                Proposed Merger; Description
                                                of UTI and UII Capital Stock
5. Pro Forma Financial Information              UTI and UII Pro Forma
                                                Consolidated Condensed
                                                Financial Information-
                                                Unaudited
6. Material Contracts with the Company Being
   Acquired                                     The UTI Holding Company System;
                                                Business or UTI; Business of
                                                UII:   Certain Relationships
                                                and Related Transactions
7. Additional Information Required for Reoffering
   By Persons and Parties Deemed to be
   Underwriters                                 *
8. Interests of Named Experts and Counsel       *
9. Disclosure of Commission Position on
   Indemnification for Securities Act
   Liabilities                                  *
10.Information with Respect to S-3 Registrants  *
11.Incorporation of Certain Information by
   Reference                                    *
12.Information with Respect to S-2 or S-3
   Registrants                                  *
13.Incorporation of Certain Information by
   Reference                                    *
14.Information with Respect to Registrants Other
   Than S-2 or S-3 Registrants                  Selected Financial Data of UTI;
                                                Business of UTI; Market Prices
                                                and Dividends; UTI Management's
                                                Discussion and Analysis of
                                                UTI's Financial Condition and
                                                Results of Operations;
                                                Potential Conflicts of
                                                Interest; Index to Financial
                                                Statements
15.Information with Respect to S-3 Companies    *
16.Information with Respect to S-2 or S-3
   Companies                                    *
17.Information with Respect to Companies Other
   Than S-2 or S-3 Companies                    Selected Financial Data of UII;
                                                Business Of UII; Market Prices
                                                and Dividends; UII
                                                Management's Discussion and
                                                Analysis Of UII's Financial
                                                Condition and Results Of
                                                Operations; Relationship with
                                                Independent Public Accountants;
                                                Index To Financial Statements

18.Information if Proxies, Consents or
   Authorizations are to be Solicited           Solicitations and Revocability
                                                of UTI and UII Proxies;
                                                Principal Stockholders and
                                                Stock Ownership of Management;
                                                Dissenters' Appraisal Rights;
                                                Information Regarding the
                                                Proposed Merger; Management of
                                                UTI
19.Information if Proxies, Consents or
   Authorizations are not to be Solicited or
   in an Exchange Offer                         *
  ________

*    Not applicable or answer thereto is negative

                              UNITED INCOME, INC.

                NOTICE OF  SPECIAL MEETING OF STOCKHOLDERS
                      To Be Held On March 2, 1998

To the Stockholders of United Income, Inc.:

   NOTICE IS HEREBY GIVEN that a Special Meeting of the Stockholders of United Income, Inc. ("UII") will be held on March 2, 1998 at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46241 for the following purposes:


      1. To consider and act upon a proposal to approve and adopt an Agreement and Plan of Reorganization by and between UII and United Trust, Inc., an Illinois corporation ("UTI"), which provides for the merger of UII into UTI, the conversion of each outstanding share of UII
Common  Stock, no par value into one share of  UTI  Common Stock,  no   par
value. Upon the Effective date of the Merger the corporate name of United Trust, Inc. shall be changed to United Trust Group, Inc. Stockholders of UII who dissent from approval of this proposal have the right to obtain payment for the fair value of their shares pursuant to statutory procedures under Ohio state law, a copy of the relevant provisions of which is attached as Appendix B to the Proxy Statement; and

      2. To transact such other business as may properly come before the meeting.

   The  Board  of Directors has fixed the close of business  on January  5,
1998  as  the record date for the determination  of stockholders   entitled
to notice of  and  to  vote  at  the Special Meeting.

   Whether or not you plan to attend the Special Meeting, you are urged to mark, date, and sign the enclosed proxy and return it promptly so that your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.


                               By  Order  of  the  Board  of Directors,

                               George E. Francis


                               George  E. Francis, Secretary



Dated: February 9, 1998

YOUR   VOTE   IS  IMPORTANT.  PLEASE COMPLETE, DATE,   SIGN   AND  PROMPTLY
RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

                             UNITED TRUST, INC.

              NOTICE OF  SPECIAL MEETING OF STOCKHOLDERS

                    To Be Held On March 2, 1998


To the Stockholders of United Trust, Inc.:


      NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of United Trust, Inc. ("UTI") will be held on March 2, 1998 at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46241 for the following purposes:

          1. To consider and act upon a proposal to approve and adopt an Agreement and Plan of Reorganization by and between UTI and United Income, Inc., an Ohio corporation ("UII"), which provides for the merger of UII into UTI and the conversion of each outstanding share of UII Common Stock, no par value, into one share of UTI Common Stock, no par value. Stockholders of UTI who dissent from approval of this proposal have the right to obtain payment for the fair value of their shares pursuant to statutory procedures under Illinois state law, a copy of the relevant provisions of which is attached as Appendix C to the Proxy Statement; and

           2. To consider and act upon a proposal to approve an amendment to UTI's Articles of Incorporation increasing the amount of authorized Common Stock, no par value from 3,500,000 shares to 7,000,000 shares; and

           3. To consider and act upon a proposal to approve an amendment to UTI's Articles of Incorporation to change the corporate name of United Trust, Inc. to United Trust Group, Inc., subject to and upon the Effective date of the Merger; and

           4. To transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 5, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting.

     Whether or not you plan to attend the Special Meeting, you are urged to mark, date and sign the enclosed proxy and return it promptly so that your vote can be recorded. If you are present at the meeting and desire to do so, you may revoke your proxy and vote in person.

                                    By Order of the Board of Directors,


                                    George E. Francis

                                    George   E.   Francis, Secretary




Dated:  February 9, 1998

YOUR   VOTE   IS  IMPORTANT.  PLEASE COMPLETE, DATE,   SIGN   AND  PROMPTLY
RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

     Preliminary Prospectus/Proxy Statement dated December 8, 1997

                          UNITED INCOME, INC.

        Proxy Statement for Special Meeting of Stockholders





                            March 2, 1998





                          UNITED TRUST, INC.

                             Prospectus

                           826,153 Shares

                    Common Stock, No Par Value


      United Trust, Inc., an Illinois corporation ("UTI"), has filed with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933 covering 826,153 shares of UTI's Common Stock, no par value ("UTI Common Stock"), to be issued in connection with the proposed merger ("Merger") of United Income, Inc., ("UII") into UTI. UTI presently owns 40.6% of the capital stock of UII.

     This Prospectus/Proxy Statement ("Proxy Statement"), constitutes a proxy statement for the Special Meeting of stockholders of each UTI and UII to be held on March 2, 1998 and a prospectus covering the issuance of 826,153 shares of UTI Common Stock to UII stockholders.

     If the Merger is approved and consummated, each one share of UII Common Stock, no par value outstanding, excluding those held by UII as treasury shares will be converted into one share of UTI Common
Stock   (See "INFORMATION REGARDING THE PROPOSED MERGER").

      On December 8, 1997, the high bid for each of the UII Common Stock and the UTI Common Stock in the over-the-counter market was $7.875. The UII common stock is not listed on an exchange and is not actively traded, therefore no quote is available.


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON
    THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                TO THE CONTRARY IS A CRIMINAL OFFENCE.

      The date of this Prospectus/Proxy Statement is December 8, 1997.

                             AVAILABLE INFORMATION

      UTI is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. The reports, proxy statements distributed to stockholders of UTI, and other information filed by UTI can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at the Commission's Regional Offices located at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus is a part) and exhibits thereto which UTI has filed with the Securities and Exchange Commission in Washington, D.C. For further information, reference is made to the Registration Statement including the exhibits filed or incorporated as a part of it.

                            ________________


      No  person is authorized in connection with any offering made  hereby
to  give  any  information  or  to  make                 any representation
other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by UTI or UII. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof.

            Preliminary Proxy Material dated December 8, 1997

                       UNITED INCOME, INC.
                   5250 South Sixth Street Road
                   Springfield, Illinois 62703

                SOLICITATION AND REVOCABILITY OF UII PROXIES

        This Proxy Statement is furnished in connection with the solicitation by UII's Board of Directors of proxies to be voted at a Special Meeting of Stockholders, or any adjournment thereof, to be held on March 2, 1998 at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46201. The purpose of the Special Meeting of Stockholders, as set forth in the accompanying notice, is (i) to vote on the proposal for the merger of UII into UTI, pursuant to the terms of an Agreement and Plan of Reorganization (the "Merger Agreement"), and (ii) to conduct such other business as may properly come before the meeting or any adjournment thereof. The Proxy Statement and accompanying proxy are being mailed to stockholders on or about February 9, 1998.

      Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of UII a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to UII and not revoked, will be voted at the Special Meeting.

       Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the approval of the Merger Agreement. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

      The close of business on January 5, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment
thereof.    As   of  the Record  Date, UII had 1,391,919 shares  of  Common
Stock,  no  par   value,  outstanding and entitled  to  vote.    No   other
voting   securities   of UII are outstanding.   There   are  no  cumulative
voting rights.

       The cost of soliciting proxies will be borne by UII. UII may reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of UII Common Stock. Solicitations may be made by telephone, by telegram or by personal calls.

       A copy of the Merger Agreement is included as Appendix A to this Proxy Statement. The description of the Merger contained in this Proxy Statement, including the summary of the terms of the Merger Agreement, is qualified in its entirety by reference to the full text of the Merger Agreement which is incorporated herein by reference.


              The date of this Proxy Statement is February 9, 1998.

         Preliminary Proxy Material dated December 8, 1997

                       UNITED TRUST, INC.
                 5250 South Sixth Street Road
                 Springfield, Illinois 62703

                       PROXY STATEMENT

        SOLICITATION AND REVOCABILITY OF UTI PROXIES


        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UTI of proxies to be voted at a Special Meeting of Stockholders, or at any adjournment thereof, to be held on March 2, 1998, at 1:00 p.m. at the Holiday Inn Select Airport, 2501 South High School Road, Indianapolis, Indiana 46201. The purpose of the Special Meeting of Stockholders as set forth in the accompanying notice is (i) to vote on the proposal for the merger of UII into UTI, pursuant to the terms of an Agreement and Plan of Reorganization ("the Merger Agreement"); (ii) to vote on a proposal to amend UTI's Articles of Incorporation to increase the amount of authorized Common Stock from 3,500,000 shares to 7,000,000 shares; (iii) to vote on a proposal to amend UTI's Articles of Incorporation to change the corporate name from United Trust, Inc. to United Trust Group, Inc.; and (iv) to conduct such other business as may properly come before the meeting or any adjournment thereof. The Proxy Statement and accompanying proxy are being mailed to stockholders on or about February 9, 1998.

      Any proxy may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of UTI a written notice of revocation or a duly executed proxy bearing a later date. Shares represented by a proxy, properly executed and returned to UTI and not revoked, will be voted at the Special Meeting.

       Shares will be voted in accordance with the directions of the stockholder as specified on the proxy. In the absence of directions, the proxy will be voted FOR the approval of the proposals described above. Any other matters that may properly come before the meeting will be acted upon by the persons named in the accompanying proxy in accordance with their discretion.

      The close of business on January 5, 1998 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting and any adjournment thereof. As of the Record Date, UTI had 1,655,200 shares of Common Stock, no par value, outstanding and entitled to vote. No other
voting   securities   of UTI are outstanding.   There  are   no  cumulative
voting rights.

      The cost of soliciting proxies will be borne by UTI. UTI may reimburse brokers and other persons for their reasonable expenses in forwarding proxy material to the beneficial owners of UTI Common Stock. Solicitations may be made by telephone, by telegram or by personal calls.

      A copy of the Merger Agreement is included as Appendix A to this Proxy Statement. The description of the Merger contained in this Proxy Statement, including the summary of the terms of the Merger Agreement, is qualified in its entirety by reference to the full text of the Merger Agreement which is incorporated herein by reference.



           The date of this Proxy Statement is February 9, 1998.

                      TABLE OF CONTENTS

                                                                  Page
PROXY STATEMENT SUMMARY                                            11
INTRODUCTION                                                       14
THE UTI HOLDING COMPANY SYSTEM                                     14
PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT           16
INFORMATION REGARDING THE PROPOSED MERGER                          18
DISSENTERS' RIGHTS                                                 22
SELECTED FINANCIAL DATA OF UII                                     25
UII MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS                           26
SELECTED FINANCIAL DATA OF UTI                                     41
UTI MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS                           42
FEDERAL INCOME TAXES                                               58
CAPITALIZATION OF UTI AND UII                                      58
UTI AND UII PRO FORMA CONSOLIDATED CONDENSED FINANCIAL
     INFORMANTION - UNAUDITED                                      59
MARKET PRICES AND DIVIDENDS                                        66
BUSINESS OF UII                                                    67
BUSINESS OF UTI                                                    73
MANAGEMENT OF UTI                                                  86
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                     92
POTENTIAL CONFLICTS OF INTEREST                                    92
DESCRIPTION OF UTI AND UII CAPITAL STOCK                           93
PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UTI            95
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS                   96
OTHER MATTERS TO COME BEFORE THE MEETING                           96
INDEX TO FINANCIAL STATEMENTS OF UTI AND UII                       97
Appendix A     Agreement and Plan of Reorganization               163
Appendix B     Rights of Dissenting Stockholders of
                 United Income, Inc.                              181
Appendix C     Rights of Dissenting Stockholders of
                 United Trust, Inc.                               185
Appendix D     Proposed Amendment to Articles of
                 Incorporation of UTI                             188

                         PROXY STATEMENT SUMMARY
      The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in the Proxy Statement and by the full text of the Agreement and Plan of Reorganization (the "Merger Agreement") which is attached hereto as Appendix A and incorporated herein by reference.

Date of Special Meetings
   of UTI and UII
   Stockholders          March 2, 1998

Record Date              January 5, 1998

Shares of UTI and UII
   Capital Stock Outstanding
   On Record Date        UTI Common Stock    1,655,200
                         UII Common Stock    1,391,919

Proposed Merger          UII will be merged  into  UTI  pursuant  to  the
                         Merger Agreement.

Reason for Merger        The Board of Directors of each UTI and   UII   has
                         concluded   that   the Merger  will   benefit  the
                         business  operations  of UTI  and  UII  and  their
                         respective stockholders by creating  a     larger,
                         more    viable   life insurance   holding  company
                         with    lower     administrative     costs,      a
                         simplified corporate structure, and more readily marketable securities.

Conversion Ratio         One share of UII Common  Stock, excluding   shares
                         held  by  UII  as treasury  shares and shares   as
                         to  which  dissenter's appraisal rights shall have
                         been  perfected,  will   be  converted   into  one
                         share  of  UTI Common Stock.

Vote Required            The  affirmative  votes of the holders   of   two-
                         thirds of the outstanding  UTI Common  Stock   are
                         required  for approval of the merger by  UTI.  The
                         affirmative vote of the holders  of   a   majority
                         of   the  outstanding   UII   Common   Stock    is
                         required  for approval of the merger by UII.   All
                         directors and officers of UTI and UII as  a  group
                         own 42.8% of   the outstanding  UTI  Common Stock.
                         (See   "PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP
                         OF MANAGEMENT".)

Tax Consequences         The    Merger   will  qualify   as   a    tax-free
                         reorganization  for  federal income  tax purposes.
                         No   gain  or loss  will be recognized by UTI   or
                         UII,  or stockholders of UTI or UII, except   that
                         gain  or loss  will  be recognized  to the  extent
                         of    cash   received   by      a       dissenting
                         stockholder.

Management
 Recommendation          Management   of  each  of  UTI  and UII recommends
                         approval  of  the Merger.

Dissenters' Appraisal
 Rights UTI and UII stockholders who dissent from approval of the Merger pursuantto certain procedures under Illinois and Ohio state laws have the right to obtain payment for the fair value of their shares. (See DISSENTERS' APPRAISAL RIGHTS".)

Businesses of UTI
 and UII                 UTI   and  UII  are   both   engaged   through
                         subsidiaries in  the  life insurance business.

Potential Conflicts of
  Interest Because of the existence of minority interests in the holding companies within the UTI holding company system, potential conflicts of interest
                         exist    with   respect          to   intercompany
                         transactions.    (See  "POTENTIAL   CONFLICTS   OF
                         INTEREST".)

Related Transactions     See  "THE    UTI  HOLDING   COMPANY  SYSTEM"   and
                         "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

Proposed Increase in UTI
 Authorized Common
 Stock                   The  number   of   authorized  shares  of   Common
                         Stock of UTI will be  increased   from   3,500,000
                         to 7,000,000

Change in Corporate
 Name                    Upon   the  Effectiveness  of   the  Merger,   the
                         corporate  name   of   United  Trust,   Inc.  will
                         change  to United Trust Group, Inc.

                         SELECTED FINANCIAL INFORMATION
                         Proposed Merger of UTI and UII
                   (000's omitted except on per share data)



                      Nine Months Ended           Year Ended
                        September 30,             December 31,
                       1997        1996        1996        1995        1994
UTI - Historical
   Revenues         $  34,192   $  36,963   $  46,976   $  49,869   $  49,207
   Net Income (loss)$    (376)  $    (579)  $    (938)  $  (3,001)  $  (1,624)
   Per common share:
     Income (loss)  $   (0.21)  $   (0.31)  $   (0.50)  $   (1.61)  $   (0.87)
     Cash dividends $       0   $       0   $       0   $       0   $       0
   Balance sheet data:
     Assets         $ 351,653   $ 359,158   $ 355,474   $ 356,305   $ 360,258
     Common stockholders equity:
       Total        $  15,708   $  18,369   $  18,014   $  19,022   $  21,869
       Per Share    $    9.61   $    9.83   $    9.63   $   10.19   $   11.71

UII - Historical
   Revenues         $     943   $   1,575   $   1,791   $   2,234   $   1,667
   Net Income (loss)$       4   $    (297)  $    (319)  $  (2,148)  $    (344)
   Per common share:
     Income (loss)  $    0.00   $   (0.21)  $   (0.23)  $   (1.54)  $   (0.25)
     Cash dividends $       0   $       0   $       0   $       0   $       0
   Balance sheet data:
     Assets         $  13,039   $  12,899   $  12,881   $  13,298   $  15,414
   Common Stockholders equity:
       Total        $  12,137   $  11,997   $  11,977   $  12,355   $  14,403
     Per common
      share         $    8.72   $ 8.62      $    9.25   $    9.55   $   10.37

UTI and UII - Pro Forma:
  Revenues          $  33,651               $  46,051
   Net Income (loss)$    (373)              $  (1,162)
   Per common share:
     Income (loss)  $   (0.14)              $   (0.41)
     Cash dividends $       0               $       0
   Balance sheet data:
     Assets         $  345,043              $ 347,232
     Common stockholders equity:
       Total        $   24,631              $  27,410
     Per Share      $     8.96              $    9.63




           PROXY STATEMENT FOR SPECIAL MEETINGS OF STOCKHOLDERS OF
                             UNITED TRUST, INC.
                                    And
                            UNITED INCOME, INC.

                               INTRODUCTION

      This Proxy Statement is being provided to stockholders of United Trust, Inc. an Illinois corporation ("UTI"), and to stockholders of United Income, Inc. an Ohio corporation ("UII"), in connection with the solicitation of proxies by and on behalf of the management of UTI and UII, respectively, to be used in voting at the Special Meetings of Stockholders of UTI and UII, respectively, in accordance with the foregoing Notices of Special Meetings of UTI and UII. The mailing address and telephone number of each UTI and UII is 5250 South Sixth Street, Springfield, Illinois 62703 and (217) 241-6300.



                            THE UTI HOLDING COMPANY SYSTEM


      UTI and UII are members of an insurance holding company system of which UTI is the ultimate parent company. The following is the current organizational chart for the companies that are members of the Company's insurance holding company system and affiliates of the Company, and the acronyms that will be used herein to reference the companies:



                               ORGANIZATIONAL CHART
                             AS OF DECEMBER 15, 1997


United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 40.6% of United Income, Inc.
("UII").   UII  owns 47% of  UTG. UTG owns                 79.4%  of  First
Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 83.9% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

        For purposes of this proxy statement, the term "affiliate life insurance companies" shall mean UG, USA, APPL and ABE, and the term "non-insurance affiliate companies" shall mean the affiliated companies other than UG, USA, APPL and ABE.

       All of these companies, either directly or through subsidiaries operate principally in the individual life insurance business. The primary business of the companies has been the servicing of existing insurance business in force, the solicitation of new insurance business, and the acquisition of other companies in similar lines of business.

       UTI was incorporated December 14, 1984, as an Illinois corporation. During the next two and a half years, UTI was engaged in an intrastate public offering of its securities, raising over $12,000,000 net of offering costs. In 1986, UTI formed a life insurance subsidiary and by 1987 began selling life insurance products.

      UII was incorporated on November 2, 1987, as an Ohio corporation. Between March 1988 and August 1990, UII raised a total of approximately $15,000,000 in an intrastate public offering in Ohio. During 1990, UII formed a life insurance subsidiary and began selling life insurance products.

     UTI currently owns 40.6% of the outstanding common stock of UII and accounts for its investment in UII using the equity method.

      On February 20, 1992, UTI and UII, formed a joint venture, United Trust Group, Inc. On June 16, 1992, UTI contributed $2.7 million in cash, an $840,000 promissory note and 100% of the common stock of its wholly owned life insurance subsidiary. UII contributed $7.6 million in cash and 100% of its life insurance subsidiary to UTG. After the contributions of cash, subsidiaries, and the note, UII owns 47% and UTI owns 53% of UTG.

      On June 16, 1992, UTG acquired 67% if the outstanding common stock of the now dissolved Commonwealth Industries Corporation ("CIC"), for a purchase price of $15,567,000. Following the acquisition, UTI controlled eleven life insurance subsidiaries. UTI and UII have taken several steps to streamline and simplify the corporate structure following the acquisitions.

      On December 28, 1992, Universal Guaranty Life Insurance Company was the surviving company of a merger with Roosevelt National Life Insurance Company, United Trust Assurance Company, Cimarron Life Insurance and Home Security Life Insurance Company. On June 30, 1993, Alliance Life Insurance Company, a subsidiary of UG, was merged into UG.

      On March 30, 1994, Farmers and Ranchers Life Insurance Company ("F&R) was sold to an unrelated third party. F&R was a small life insurance company which did not significantly contribute to the operations of the group. F&R primarily represented a marketing opportunity. Management determined it would not be able to allocate the time and resources necessary to properly develop the opportunity, due to continued focus and emphasis on certain other agency forces of the Company.

      On July 31, 1994, Investors Trust Assurance Company was merged into Abraham Lincoln Insurance Company.

      On August 15, 1995, the shareholders of CIC, Investors Trust, Inc., and Universal Guaranty Investment Company, all intermediate holding companies within the UTI group, voted to voluntarily liquidate each of the companies and distribute the assets to the shareholders (consisting solely of common stock of their respective subsidiary). As a result, the shareholders of the liquidated companies became shareholders of FCC.


        The      proposed     merger     described     in     the     Proxy
Statement/Prospectus   is  a  further  step  in  the    consolidation   and
restructuring of the UTI holding company system.

PRINCIPAL STOCKHOLDERS AND STOCK OWNERSHIP OF MANAGEMENT

      The following table shows with respect to any person who is known to be the beneficial owner of more than 5% of the UTI Common Stock or UII Common Stock and shows for each: (i) the total number of shares of such stock beneficially owned as of January 5, 1998, and the nature of such ownership; and (ii) the percent of the issued and outstanding shares of Common Stock so owned as of the same date.

Title                                        Number of Shares      Percent
Of             Name and Address              and Nature of           of
Class           of Beneficial Owner         Beneficial Ownership    Class

UII Common    United Trust, Inc                  565,766            40.6%
Stock,        5250 South Sixth Street
              Springfield, IL 62703

UTI Common    Larry E. Ryherd                    562,431            33.9%
Stock,        12 Red Bud Lane
              Springfield, IL 62707

(1)  Larry   E.  Ryherd owns 230,621 shares of  UTI's  Common Stock in  his own name. Includes; (i) 150,050 shares of UTI's Common Stock in the name of Dorothy LouVae Ryherd, his wife; (ii) 150,000 shares of UTI's Common Stock which are held beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd; (iii) 14,800 shares of UTI's Common Stock , 6,700 shares of which are in the name of Shari Lynette Serr, 1,200 shares of which are held in the name of Derek Scott Ryherd and 6,900 shares of which are in the name of Jarad John Ryherd; (iv) 500 shares of UTI's Common Stock held in the name of Larry E. Ryherd as custodian for Charity Lynn Newby, his niece; (v) 500 shares held in the name of Larry E. Ryherd as custodian for Lesley Carol Newby, his niece; (vi) 2,000 shares held by Dorothy LouVae Ryherd, his wife as custodian for granddaughter; 160 shares held by Larry E. Ryherd as custodian for granddaughter; and (viii) 13,800 shares which may be acquired by Larry E. Ryherd upon the exercise of outstanding stock options.

      The following table shows with respect to each of the directors of UTI and UII and with respect to officers and directors of UTI and UII as a group, (i) the total number of shares of common stock of UTI and UII beneficially owned as of January 5, 1998 and the nature of such ownership; (ii) the percent of such classes of common stock so owned as of the same date.

Title       Directors, Named Executive         Number of Shares     Percent
  of        Officers,  & All Directors &       and  Nature  of        of
Class       Executive Officers as a Group          Ownership         Class

UII Common  Vincent T. Aveni                         7,716    (1)       *
Stock       Marvin W. Berschet                       7,161    (2)       *
            Gertrude   W.   Donahey                  7,000              *
            George   E.   Francis                        0              *
            James   E.   Melville                        0              *
            Charlie   E.   Nash                      7,052              *
            Larry E. Ryherd                         47,250   (3)(5)    3.4%
            Robert  W. Teater                        7,380    (4)       *
            All directors and executive officers    83,559             6.0%
            as a group (eight in number)

Title       Directors,  Named Executive         Number of Shares     Percent
Of          Officers,  & All Directors &         and  Nature of         of
Class       Executive Officers as a Group           Ownership         Class

UTI         John  S.  Albin                         10,503    (6)       *
Common      William F. Cellini                       1,000              *
Stock,      Robert E. Cook                          10,199              *
            Larry R. Dowell                         10,142              *
            George E. Francis                        4,600    (7)       *
            Donald G. Geary                          1,200              *
            Raymond L. Larson                        4,400    (8)       *
            Dale E. McKee                           11,122    (9)       *
            James E. Melville                       52,500    (10)     3.2%
            Thomas F. Morrow                        40,555    (11)     2.4%
            Larry E. Ryherd                        562,431    (12)    33.9%
            All directors and                      715,808            42.8%
            Executive officers as a
            Group (eleven in number)

(1) Includes 272 shares owned directly by Mr. Aveni's brother and 210 shares owned directly by Mr. Aveni's son.
(2) Includes 42 shares owned directly by each of Mr. Berschet's two sons and 77 shares owned directly by Mr. Berschet's daughter, a total of 161 shares.
(3) Includes 47,250 shares beneficially in trust for the three children of Larry E. Ryherd and Dorothy LouVae Ryherd, namely Shari Lynette Serr, Derek Scott Ryherd and Jarad John Ryherd.
(4)  Includes 210 shares owned directly by Mr. Teater's spouse.
(5) In addition, Mr. Ryherd is a director and officer of UTI, which owns 565,766 shares (40.6%) of UII. Mr. Ryherd disclaims any beneficial interest in the 416,185 shares of UII owned by UTI as the board of directors controls the voting and investment decisions regarding such shares.
(6)  Includes 392 shares owned directly by Mr. Ablin's spouse.
(7) Includes 4,600 shares which may be acquired upon the exercise of outstanding stock options.
(8)  Includes 375 shares owned directly by Mr. Larson's spouse.
(9) Includes 778 shares owned jointly with his spouse. (10) James E. Melville owns 2,500 shares individually and 14,000 shares jointly with his spouse. Includes; (i) 3,000 shares of UII's Common Stock which are held beneficially in trust for his daughter, namely Bonnie J. Melville; (ii) 3,000 shares of UII's Common Stock, 750 shares of which are in the name of Matthew C. Hartman, his nephew; 750 shares of which are in the name of Zachary T. Hartman, his nephew; 750 shares of which are in the name of Elizabeth A. Hartman, his niece; and 750 shares which are in the name of Margaret M. Hartman, his niece; and (iii) 30,000 shares which may be acquired by James E. Melville upon the exercise of outstanding stock options.
(11) Thomas F. Morrow owns 21,855 shares individually. Includes (i) 1,500 shares held in the name of Thomas F. Morrow as custodian for his grandchildren, and (ii) 17,200 shares which may be acquired by Thomas
     F. Morrow upon the exercise of outstanding stock options.
(12) See footnote 1 under "Principal Stockholders".
*    Less than 1%.

Except   as  indicated above, the foregoing persons hold  sole  voting  and investment power.

INFORMATION REGARDING THE PROPOSED MERGER

      On December 9, 1997, the Board of Directors of each UTI and UII unanimously approved an Agreement and Plan of Reorganization (the "Merger Agreement") providing for the merger of UII into UTI. UTI and UII jointly own 100% of the outstanding capital stock of UTG.
Simultaneously at closing, UTG shall be liquidated and UTI's name will be changed to United Trust Group, Inc. A summary of certain provisions of the Merger Agreement is set forth below and is qualified in its entirety by reference to the full text of the Merger Agreement which is attached hereto as Appendix A to this Proxy Statement.

THE PROPOSED MERGER

     The  Merger  Agreement provides that, if approved,  UII will be merged into UTI. UTI will continue in existence as the surviving company ("Surviving Company"), its name will be changed to United Trust Group, Inc. and will be governed by the State of Illinois. The separate existence of UII will cease, but its business will be continued by the Surviving Company. No change in the present business of UII is now contemplated. The Surviving Company will succeed to ownership of all of UII's assets and will assume all of UII's liabilities.

      The officers and directors of UTI and UII in office on the effective date of the Merger will continue in office as officers and directors of the Surviving Company, until the next annual meeting of UTI stockholders or until their successors are duly elected and qualified.

      The certificate of incorporation of UTI, as amended, will continue to be the certificate of incorporation of the Surviving company following the Effective Date of the Merger (as hereinafter defined), and is not amended by the Merger Agreement. The by-laws of UTI will continue as the by-laws of the Surviving Company until altered, amended or repealed.

REASONS FOR THE MERGER

      The Board of Directors of each of UTI and UII have concluded that the Merger will benefit the business operations of UTI and UII and their respective stockholders by creating a larger, more viable life insurance holding company with lower administrative costs, a simplified corporate structure, and more readily marketable securities. The Merger will increase commonality of ownership and thus decrease potential conflicts of interest among stockholders of the companies. (See "POTENTIAL CONFLICTS OF INTEREST".) The Board of Directors and management of each of UTI and UII also believe that the terms of the Merger are fair and equitable to the stockholders of the respective companies.


EFFECTIVE DATE

      The  Merger would become effective after the adoption of the   Merger
Agreement by the required two thirds affirmative vote of the UTI Common Stock entitled to vote thereon and the required majority affirmative vote of the UII Common Stock, the execution of the Merger Agreement by the respective officers of UTI and UII, the filing of the merger Agreement and Articles of Merger with the Secretary of State of Illinois and the Secretary of State of Ohio, and the issuance by the Secretary of State of Ohio, a certificate of merger (the "Effective Date").

CONVERSION OF UII SHARES AND DETERMINATION OF MERGER EXCHANGE RATIOS

      The terms of the Merger Agreement provide that on the Effective Date, each (one) issued and outstanding share of UII Common Stock, excluding shares of UII capital stock held as treasury shares by UII or as to which dissenters' rights have been perfected, shall immediately, without any further action by UII, UTI or UII stockholders, be converted into one share of UTI Common Stock. On the Effective Date of the Merger, all further sales or transfers of UII shares will cease. All shares of
UII Common Stock held as treasury shares will be cancelled and no consideration issued with respect thereto.

      The exchange ratio was arrived at based upon a review of a number of factors, including (1) the relationship of the current number of shares of UTI and UII common stock outstanding and the percentage ownership of each company of their common affiliate, United Trust Group,
Inc. and (2) the relative historical and projected earnings per share, the relative historical book value per share, and the relative historical market value per share of each of UTI and UII. Taking all these factors into account, the Board of Directors of each UTI and UII determined that the exchange ratio of each (one) share of UII Common Stock for one share of UTI Common Stock would be fair to the stockholders of UTI and UII respectively.


INCREASE IN AUTHORIZED UTI COMMON STOCK

      The merger will require the issuance of almost all of the remaining authorized but unissued shares of UTI. In order to provide UTI with flexibility regarding future merger options, the raising of additional capital or the granting of stock options, a proposal to amend
UTI's Certificate of Incorporation to increase the number of shares of UTI's authorized Common Stock from 3,500,000 shares to 7,000,000 shares will be voted upon by UTI's stockholders at the same special meeting on March 2, 1998 at which the proposed Merger will be voted upon by UTI stockholders. UTI has no pending arrangements or plans for these additional authorized shares at this time. The purpose of the Amendment is to provide UTI with the flexibility to engage in future transactions that UTI's Board of Directors may deem necessary or desirable without further shareholder action. (See PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UII)


EFFECT ON CURRENT STOCKHOLDERS

      The Merger will have no effect on the rights and privileges of current stockholders of UTI. The name of the company will be changed to United Trust Group, Inc. and the shares of UTI Common Stock will be converted to the new shares of United Trust Group, Inc. (the "New
Shares"). The shares of UTI Common Stock to be received by UII stockholders for their UII shares will be identical to the New Shares.

       After the Merger, assuming no stockholders execute their dissenters' rights, the former UII stockholders would receive 826,153 New Shares which would constitute 33.7% of the then issued and outstanding shares.

EXPENSES

      Each   of  UTI and UII will bear its respective expenses relating  to the Merger.

TERMINATION AND AMENDMENT

      The Merger Agreement may be terminated at any time before the Merger becomes effective; (i) by mutual consent of the Boards of Directors of UTI and UII; (ii) by the Board of Directors of either UTI or UII if the merger is for any reason not consummated on or before December 31, 1998; or (iii) by the Board of Directors of either UTI or UII if any of the conditions for closing described below at "INFORMATION REGARDING
THE  PROPOSED   MERGER-   Other Provisions" has not been met.

      No material changes may be made to the terms of the Merger Agreement either before or after the Special Meeting of Stockholders of UII and the Special Meeting of Stockholders of UTI without the written agreement of the Board of Directors of each of UTI and UII. Additionally, should the Merger Agreement be approved by a vote of UTI and UII stockholders at their respective Special Meetings, no amendment or modification that would materially and adversely affect the rights of UTI or UII stockholders may be made to the terms of the Merger Agreement. If any such change were made, UTI and UII stockholders would be notified and a resolicitation of the stockholders made.

OTHER PROVISIONS

       The Merger Agreement contains certain representations and warranties of each of UTI and UII. In the Merger Agreement, UTI and
UII each represent and warrant regarding their current organization and standing; the existence of subsidiaries; their current respective capitalizations; the accuracy and completeness of financial statements delivered in connection with the Merger; the absence of undisclosed liabilities; the absence of certain materially adverse changes, events or conditions; the absence of litigation or proceedings affecting each company or its properties; the compliance by each company with all licensing and regulatory laws and requirements; the accuracy and completeness of information supplied by the respective company for this Proxy Statement; the absence of conflicts between the Merger Agreement and any other contract or document or any judgment or decree; the authority of the respective company to execute, deliver and perform the Merger Agreement; the absence of material undisclosed tax liabilities; and the absence of material undisclosed liens against or encumbrances of each company's respective assets.

      The Merger Agreement also contains certain covenants by each of UTI and UII. In the Merger Agreement, each of UTI and UII covenants to conduct its business in the ordinary course; to refrain from materially amending any employment contract, pension or retirement plan, or charter documents and by-laws; to refrain from issuing securities or declaring or paying any dividends; to refrain from incurring additional significant debt; to provide access to the other company to properties, books and records of the company; and to attempt to obtain all necessary consents for consummation of the Merger including a favorable vote of stockholders.

      Additionally, the Merger Agreement contains several conditions to the obligation of each of UTI and UII to close the Merger Agreement and consummate the Merger. Neither UTI nor UII is required to close the Merger Agreement and consummate the Merger if any representation or warranty of the other company is untrue; if any covenant is unfulfilled; if approval of the other company's stockholders has not been obtained; if the Registration Statement pertaining to the Merger is not fully effective; if all necessary governmental approvals have not been obtained; if statements made in this Proxy Statement are inaccurate or incomplete; if an action or proceedings exist against any party or its officers or directors seeking to restrain or prohibit or obtain damages or other relief in connection with the Merger; or if all necessary third party consents have not been obtained.

ACCOUNTING TREATMENT

      The   Merger will be accounted for as a purchase of  UII by UTI at  a cost of $8,922,731.

TAX CONSEQUENCES

      The Merger will constitute a statutory merger under the applicable laws of Illinois and Ohio and will qualify for treatment as a reorganization within the meaning of section 368(a)(1)(A) of the
Internal Revenue Code of 1986 as amended. A tax ruling will not be requested. The Merger will result in the following federal income tax effects:

     (a)  no gain or loss will be recognized by UTI or UII.
     (b) the basis of assets acquired by UTI in the Merger will be the same as UII's basis in such assets;
     (c) no gain or loss will be recognized by UII stockholders upon receipt of UTI Common Stock;
     (d) the basis of UTI Common Stock received by an UII stockholder will be the same as that stockholder's basis in the stock held by him immediately prior to the Merger;
     (e)  the holding  period   of   UTI  Common  Stock  received by an UII
          stockholder  will include   that  stockholder's   holding  period
          for the stock   previously  held by him, provided  that the stock
          was a capital asset in the stockholder's hands at the time of the Merger;
     (f) no gain or loss will be recognized by current stockholders of UTI, and no change in the basis of their shares will occur.

Stockholders should consult their own tax advisors as to the effects on them of the Merger under federal, state and local tax laws.


COMPARISON OF OHIO AND ILLINOIS LAW

      If the proposed Merger is consummated, the UII stockholders immediately prior to the Merger will become stockholders of UTI, an Illinois corporation, and, as such, will have rights of stockholders under Illinois law rather than Ohio law. The following summary is intended to highlight some substantive differences in stockholders'
rights under Ohio and Illinois law, but does not purport to be an exhaustive discussion of all distinctions.


STOCKHOLDER APPROVAL OF SIGNIFICANT CORPORATE CHANGES

      Under Ohio law, amendment of the Articles of Incorporation requires approval of the holders of two-thirds of the outstanding capital stock entitled to vote. Similarly, a merger consolidation, acquisition by exchange of shares or sale of substantially all of the assets of an Ohio corporation requires the approval of the holders of two-thirds of the outstanding capital stock entitled to vote. The articles of incorporation of an Ohio corporation may modify this statutory two-thirds vote requirement. UII has modified its articles of incorporation requiring the affirmative vote of holders of the majority of the outstanding shares. Thus, a majority of the outstanding shares of UII entitled to vote will be required to merge UII into UTI.

      Under Illinois law, the vote of shareholders of the surviving corporation to a merger is required if the authorized but unissued common stock of the surviving corporation which is to be issued in the merger exceeds 20% of the common stock of such corporation outstanding immediately prior to the effective date of such merger. Because the number of shares to be issued in the merger exceeds the
20% threshold amount, the merger of UII into UTI must receive the affirmative vote of holders of at least twothirds of the outstanding common stock of UTI.


STOCKHOLDER VOTING IN GENERAL

      Under Ohio and Illinois laws, voting for directors is cumulative; however, the articles of incorporation, may be amended to eliminate cumulative voting. Both UTI and UII have amended their articles of incorporation to eliminate cumulative voting.

      Under Ohio and Illinois laws, proxies for stock are valid for 11 months unless a different period is stated in the proxy.

DISSENTING STOCKHOLDERS' RIGHTS

      Under the Illinois Law, each shareholder of UTI may, in lieu of receiving the consideration set forth in the Merger Agreement, seek the fair value of his or her shares of UTI common stock and, if the Merger is consummated, receive payment of such fair value in cash from UTI. To receive such payment, a dissenting shareholder must follow the procedures set forth in Section 11.70 of the Illinois Law, a copy of which Is attached hereto as Appendix C. Failure to follow such procedures shall result in the loss of such shareholder's dissenters' rights. Any UTI shareholder who returns a blank executed proxy card will be deemed to have approved the Merger Agreement and to have waived any dissenters' rights he or she may have. See `Dissenters' Rights of Shareholders of UTI".

        Pursuant to Section 1701.84 of the Ohio Revised Code, UII Shareholders entitled to vote on the Merger who follow the procedures set forth in Section 1701.85 of the Ohio Revised Code have the right to demand payment of the "fair cash value" of their shares of UII Common Stock if the Merger is consummated. See "Dissenters' Rights of Shareholders of UII," Section 1701.85 of the Ohio Revised Code is
attached   as   Appendix   B   to   this   Proxy Statement/Prospectus.

STOCKHOLDER RIGHTS TO INSPECT BOOKS AND RECORDS

      A   shareholder   of a corporation in both  Illinois   and  Ohio  may
examine the books and records of the corporation or have an agent examine such books only for a proper purpose.

REMOVAL OF DIRECTORS

      Both Ohio and Illinois allow stockholders to remove directors with or without cause. Such action requires the affirmative vote of holders of a majority of the voting power then entitled to vote in the election of directors.

MANAGEMENT RECOMMENDATIONS

      The board of directors of each UTI and UII has unanimously approved the Merger Agreement and recommends to the stockholders of UTI and UII that they vote for approval of the Merger Agreement. (See "INFORMATION REGARDING PROPOSED MERGER - Reasons for the Merger").
Management of each UTI and UII believes that the Merger is fair and equitable to its stockholders. UTI intends to vote its shares of UII in favor of the Merger and Merger Agreement.


DISSENTERS' RIGHTS OF SHAREHOLDERS OF UII

       Section 1701.84 of the Ohio Revised Code provides that each shareholder of UII Common Stock who is entitled to vote on the Merger may dissent from the Merger. The following is a summary of the principal steps a dissenting shareholder must take to perfect his or her dissenters' rights under Section 1701.85 of the Ohio Revised Code. This summary does not purport to be complete and is qualified in its entirety by reference to Section 1701.85 of the Ohio Revised Code, a copy of which is attached as Appendix B to this Proxy Statement/Prospectus.

        To perfect his or her dissenters' rights, a dissenting UII Shareholder must not vote in favor of the Merger and must deliver to UII, within ten days after the vote on the Merger is taken, a written demand for payment of the fair cash value of his or her shares of UII Common Stock. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Merger and will constitute a waiver of dissenters' rights. A dissenting shareholder's written demand for payment of the fair cash value of his or her shares should be delivered to UII, 5250 South Sixth Street, Springfield, Illinois 62703, Attention: Corporate Secretary. Voting
against the   Merger will not by itself constitute a written demand.

       The written demand for payment must identify the name and address of the holder of record of such shareholder's UII Common Stock, the number of shares of UII common stock held by such shareholder, and the amount claimed by such shareholder as the fair cash value of his or her shares. A beneficial owner of shares of UII common stock must, in all cases, have the record holder of such shares deliver the written demand for payment. The written demand for payment must be signed by the shareholder of record (or by the duly authorized representative of the shareholder) exactly as the shareholder's name appears on the shareholder records of UII. A written demand for payment with respect to shares of common stock of UII owned jointly by more than one person must identify and be signed by all of the shareholders of record. Any person signing a written demand for payment on behalf of a partnership or corporation or in any other representative capacity (such as an attorney-in-fact, executor, administrator, trustee or guardian) must indicate the nature of the representative capacity and, if requested, must furnish written proof of this capacity and such person's authority to sign such written demand.

       Because only shareholders of record on the Record Date may exercise dissenters' rights, any person who beneficially owns shares that are held of record by a broker, fiduciary, nominee or other holder and who wishes to exercise dissenters' rights must instruct the record holder of shares to satisfy the condition outlined above. If a record holder does not satisfy, in a timely manner, all of the conditions outlined in this section entitled "Rights of Dissenting Shareholders," the dissenters' rights for all of the shares held by that shareholder will be lost.

       Unless UII and the dissenting shareholder reach an agreement on the fair cash value of the shares of UII Common Stock held by the dissenting shareholder, the dissenting shareholder of UII may, within three months after the dissenting shareholder has delivered his or her written demand for payment to UII, file a complaint in the Court of Common Pleas of Franklin County, Ohio (the "Common Pleas Court"), or join or be joined in an action similarly brought by another dissenting UII shareholder, for a judicial determination of the fair cash value (as defined below) of the shares of UII Common Stock held by the dissenting shareholder.

       Upon motion of the complainant, the Common Pleas Court will hold a hearing to determine whether the dissenting UII shareholder is entitled to be paid the fair cash value of his or her shares of UII Common Stock. If the Common Pleas Court finds that the dissenting shareholder is so entitled, it may appoint one or more appraisers to receive evidence and recommend a decision on the amount of the fair cash value of the shares of UII Common Stock held by such shareholder. The Common Pleas
Court is required to make a finding as to the fair cash value of the shares of UII common stock and to render judgment against UII for the payment thereof, with interest at such rate and from such date as the Common Pleas Court considers equitable. Costs of the proceedings, including reasonable compensation to the appraiser or appraisers to be fixed by the Common Pleas Court, are to be apportioned or assessed as the Common Pleas Court considers equitable. Payment of the fair cash value of the shares of UII common stock held by the dissenting shareholder is required to be made within 30 days after the date of final determination of such value or the date on which the Merger is consummated, whichever is later, only upon surrender to UII of the certificates representing such shares.

      Under the Ohio Revised Code, "fair cash value" is the amount that a willing seller, under no compulsion to sell, would be willing to accept, and that a willing buyer, under no compulsion to buy, would be willing to pay. The fair cash value is to be determined as of the date prior to the day of the vote on the Merger, and, in computing the fair cash value, any appreciation or depreciation in market value resulting from the Merger shall be excluded from the computation. In no event may the fair cash value exceed the amount specified in the written demand for payment delivered to UII by a dissenting shareholder.

        Under the Ohio Revised Code, a shareholder's dissenters' rights will terminate if among other things, the dissenting shareholder has not complied with Section 1701.85 of the Ohio Revised Code (unless the Board of Directors of UII waives compliance), the Merger is abandoned or otherwise not carried out or the dissenting shareholder, upon obtaining the consent of the Board of Directors of UII, withdraws his or her written demand for payment, or no agreement is reached between UII and the dissenting shareholder with respect to the fair cash value of his or her shares of UII Common Stock and no complaint is timely filed in the Common Pleas Court.

        FAILURE TO COMPLY STRICTLY WITH THE FOREGOING PROCEDURES SHALL CAUSE A SHAREHOLDER TO LOSE HIS OR HER DESSENTERS' RIGHTS. ANY SHAREHOLDER WHO WISHES TO EXERCISE HIS OR HER DISSENTERS' RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

DISSENTERS' RIGHTS OF SHAREHOLDERS OF UTI

       Section 11.65 and 11.70 of the Illinois Act provides that each shareholder of UTI Common Stock who is entitled to vote on the Merger
may  dissent  from  the  Merger.                      The following   is  a
summary  of  the principal steps a  dissenting shareholder  must   take  to
perfect his  or  her  dissenters' rights under  Section 11.65 and 11.70  of the Illinois Act. This summary does not purport to be complete and is qualified in its entirety by reference to Section 11.65 and 11.70 of the Illinois Act, a copy of which is attached as Appendix C to this Proxy Statement/Prospectus.

        To perfect his or her dissenters' rights, a dissenting UTI Shareholder must not vote in favor of the merger and must deliver to UTI, before the vote on the merger is taken, a written demand for payment of the fair value of his or her shares of UTI Common Stock. A proxy that is returned signed but on which no voting preference is indicated will be voted in favor of the Merger and will constitute a waiver of dissenters' rights. A dissenting shareholder's written demand for payment of the fair value of his or her shares should be delivered to UTI at 5250 South Sixth Street, Springfield, Illinois 62703, Attention:
Corporate Secretary. Voting against the Merger will not by itself constitute a written demand.

       Within ten days after the date on which the Merger is effective or thirty days after the dissenting shareholder delivers to UTI a written demand for payment, whichever is later, UTI will send each shareholder who has delivered a written demand for payment a statement setting forth UTI's opinion as to the estimated fair value of the shares of UTI Common Stock, a copy of UTI's latest balance sheet as of the end of a fiscal year ending not earlier than sixteen months before the delivery of the foregoing statement, together with the statement of income for that year and the latest available interim financial statements, and a commitment to pay for the shares of the dissenting shareholder at the estimated fair value of such shares. A VOTE AGAINST THE MERGER, WHETHER BY PROXY OR IN PERSON WILL NOT, BY ITSELF, BE REGARDED AS A WRITTEN DEMAND FOR PAYMENT FOR PURPOSES OF ASSERTING DISSENTERS' RIGHTS.

       Upon consummation of the merger, UTI will pay to each dissenting shareholder who transmits to UTI the certificate or other evidence of ownership of the shares of UTI Common Stock the amount that UTI estimates to be the fair value of such shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated. Under the Illinois Act, "fair value" means the value of shares of UTI Common Stock immediately before the consummation of the Merger, exclusive of any appreciation or depreciation of the value of such shares in anticipation of the merger, unless such exclusion would be inequitable. "Interest" means interest, at the average rate currently paid by UTI on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances, from the effective date of the Merger until the date on which UTI pays to the dissenting shareholder the fair value of his or her shares. If the dissenting shareholder agrees with UTI's estimate as to the fair value of UTI common stock, upon consummation of the Merger and payment of the agreed fair value, the dissenting shareholder  shall  cease to have any interest  in  shares  of  UTI  Common
Stock.

      If a dissenting shareholder does not agree with the opinion of UTI as to the estimated fair value of the shares or the amount of interest due, such shareholder, within 30 days from the delivery of UTI's statement of fair value, must notify UTI in writing of his or her estimated fair value and amount of interest due and demand payment for the difference between his or her estimate of fair value and interest due and the amount of payment by UTI or the proceeds of sale by the shareholder, whichever is applicable. If, within 60 days from delivery to UTI of the shareholder's notification of estimate of fair value of the shares and interest due, UTI and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, UTI will either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office of the principal office of UTI is located, asking such court to determine the fair value of the shares and interest due. If such a petition is filed, UTI will make all dissenting shareholders whose demands remain unsettled parties to
the  proceeding,  whether  or   not such   shareholders  are  residents  of
Illinois,  and   all   such parties  will  be served with  a  copy  of  the
petition.  The "fair                                 value"  determined  by
the court may be more or less than the amount offered to UTI shareholders under the Merger Agreement. Any judgment entered by the court with respect to the fair value of the dissenting shareholders' shares will be payable only upon, and simultaneously with, the surrender to UTI of the certificate or certificates, or other evidence of ownership, representing shares of UTI Common Stock. Upon the payment of such judgment, the dissenting shareholders will cease to have any interest in shares of UTI common stock.

        FAILURE TO COMPLY STRICTLY WITH THE FOREGOING PROCEDURES SHALL CAUSE A SHAREHOLDER TO LOSE HIS OR HER DISSENTERS' RIGHTS. ANY SHAREHOLDER WHO WISHES TO EXERCISE HIS OR HER DISSENTERS' RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

SELECTED FINANCIAL DATA OF UII

The following table provides selected financial data for the Company for five (5) years:

                                      FINANCIAL
                                      HIGHLIGHTS
                        (000's omitted, except per share data)
                         1996       1995       1994      1993       1992
Net Operating
  Revenues             $  1,791   $  2,234   $  1,667   $ 1,459   $  4,255
Operating Costs
  and Expenses         $  1,414   $  1,976   $  1,627   $ 1,384   $  4,092
Income taxes           $      0   $      0   $      0   $     0   $     40
Equity in loss
  of investees         $   (696)  $ (2,406)  $   (384)  $  (580)  $   (346)
Net Income (loss)      $   (319)  $ (2,148)  $   (344)  $  (505)  $   (223)
Net Income (loss)
   per common share(1) $  (0.23)  $  (1.54)  $  (0.25)   $  (0.36)$  (0.16)
Cash Dividend  Declared
  per common share     $      0   $      0   $      0   $     0   $      0
Total Assets           $ 12,881   $ 13,298   $ 15,414   $14,919   $ 15,038
Long Term
  Obligations          $    902   $    902   $    902   $     0   $      0


(1) The comparability of the selected financial data for the year 1992 is materially affected by the formation of United Trust Group, Inc. ("UTG") and the sale of UII's subsidiary, United Security Assurance Company ("USA").

UII MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
FOR THE YEAR ENDED December 31, 1996

   At December 31, 1996 and 1995, the balance sheet reflects the assets and liabilities of UII and its 47% equity interest in UTG. The statements of operations and statements of cash flows presented for 1996, 1995 and 1994 include the operating results of UII.


LIQUIDITY AND CAPITAL RESOURCES

   UII's cash flow is dependent on revenues from a management agreement with USA and its earnings received on invested assets and cash balances. At December 31, 1996, substantially all of the shareholders equity represents investment in affiliates. UII does not have significant day to day operations of its own. Cash requirements of UII primarily relate to the payment of interest on its convertible debentures and expenses related to maintaining the Company as a corporation in good standing with the various regulatory bodies which govern corporations in the jurisdictions where the Company does business. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UG's dividend limitations are described below.

   Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended December 31, 1996, UG had a statutory gain from operations of
$8,006,000. At December 31, 1996, UG statutory capital and surplus amounted to $10,227,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

    The Company currently has $440,000 in cash and cash equivalents. The Company holds one mortgage loan. Operating activities of the Company produced cash flows of $256,000, $ 327,000 and $27,000 in 1996, 1995 and 1994, respectively. The Company had uses of cash from investing activities of $180,000, $193,000 and $811,000 in 1996, 1995 and
1994, respectively. Cash flows from financing activities were $0, $0 and $905,000 in 1996, 1995 and 1994, respectively.

In early 1994, UII received $902,300 from the sale of Debentures. The Debentures were issued pursuant to an indenture between the Company and First of America Bank Southeast Michigan, N.A., as trustee. The Debentures are general unsecured obligations of UII, subordinate in right of payment to any existing or future senior debt of UII. The Debentures are exchangeable and transferable, and are convertible at any time prior to March 31, 1999 into UII's Common Stock at a conversion price of $1.75 per share, subject to adjustment in certain events. The Debentures bear interest from March 31, 1994, payable quarterly, at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time. On or after March 31, 1999, the Debentures will be redeemable at UII's option, in whole or in part, at redemption prices declining from 103% of their principal amount. No sinking fund will be established to redeem the Debentures. The Debentures will mature on March 31, 2004. The
Debentures are not listed on any national securities exchange or the NASDAQ National Market System.

    Management believes that the overall sources of liquidity available to the Company will be more than sufficient to satisfy its financial obligations.

RESULTS OF OPERATIONS

1996 COMPARED TO 1995


(a)    REVENUES

    The Company's source of revenues is derived from service fee income which is provided via a service agreement with USA. The service
agreement  between  UII   and   USA   is   to  provide  USA  with   certain
administrative services. The fees are based on a percentage of premium revenue of USA. The percentages are applied to both first year and renewal premiums at different rates.

    The Company holds $864,100 of notes receivable from affiliates. The notes receivable from affiliates consists of three separate notes.
The $700,000 note bears interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street
Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006. In February 1996, FCC borrowed an additional $150,000 from UII to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999. The remaining $14,100 are 20 year notes of UTG with interest at 8.5% payable semi-annually. At current interest levels, the notes will generate approximately $80,000 annually.

(b)    EXPENSES

    The   Company   has  a  sub-contract service   agreement   with  United
Trust, Inc. ("UTI") for certain administrative services. Through its facilities and personnel, UTI performs such services as may be mutually agreed upon between the parties. The fees are based on a percentage of the fees paid to UII by USA. The Company has incurred
$1,241,000,  $1,809,000,  and  $1,210,000  in  service   fee
expense in 1996, 1995, and 1994, respectively.

    Interest expense of $84,000, $89,000 and $59,000 was incurred in 1996, 1995 and 1994, respectively. The interest expense is directly attributable to the convertible debentures. The Debentures bear interest at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time.


(c)    EQUITY IN LOSS OF INVESTEES

   Equity in loss of investees represents UII's 47% share of the net loss of UTG. Following is a discussion of the results of operations of UTG:


  REVENUES OF UTG

        Premium income, net of reinsurance premium, decreased 8% when comparing 1996 to 1995. The decrease in premium income is primarily attributed to the change in marketing strategy and to a lesser extent the change in distribution systems. The Company changed its marketing strategy from traditional life insurance products to
  universal   life   insurance  products.  Universal   life   and  interest
  sensitive products contribute only the risk charge to premium income, however traditional insurance products contribute all monies received to premium income. The Company changed its marketing strategy to remain competitive.

        The Company changed its focus from primarily a broker agency distribution system to a captive agent system. Business written by the broker agency force, in recent years, did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. (The termination of the broker agency force caused a non-recurring write down of the value of agency force asset in 1995. See discussion of amortization of agency force for further details.)

        One factor that has had a positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. The Company's average persistency rate for all policies in force for 1996 and 1995 has been approximately 87.9% and 87.5%, respectively.

        Other considerations, net of reinsurance, increased 7% compared to one year ago. Other considerations consists of administrative charges on universal life and interest sensitive life insurance products. The insurance in force relating to these types of products continues to increase as marketing efforts are focused on universal life insurance products.

      Net investment income increased 3% when comparing 1996 to 1995. The overall investment yields for 1996, 1995 and 1994, are 7.21%, 7.04% and 7.13%, respectively. The improvement in investment yield is primarily attributed to the fixed maturity portfolio. The Company has invested financing cash flows generated by cash received through sales of universal life insurance products.

      The   Company's investments are generally  managed to match   related
insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, the Company's primary product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted spreads. It is expected that the monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on
insurance  policies   the Company has in force  and  will  write   in   the
future.

      Realized investment losses were $466,000 and $114,000 in 1996 and 1995, respectively. The Company sold two foreclosed real estate properties that resulted in approximately $357,000 in realized losses in 1996. The Company had other gains and losses during the period that comprised the remaining amount reported but were immaterial in nature on an individual basis.


EXPENSES OF UTG UTG

        Life   benefits,   net   of   reinsurance   benefits   and  claims,
increased  2% compared to 1995.  The  increase in life  benefits   is   due
primarily to  settlement  expenses discussed in the following paragraph:

      In 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by Company standards. These non-standard policies had a face amount of $22,700,000 and represented 1/2 of 1% of the insurance in-force in 1994. Management's initial analysis indicated that expected death claims on the business inforce was adequate in relation to mortality assumptions inherent in the calculation of statutory reserves. Nevertheless, management determined it was in the best interest of the Company to repurchase as many of the nonstandard policies as possible. Through December 31, 1996, the Company spent approximately $7,099,000 for the settlement of non-standard policies and for the legal defense of related litigation. In relation to settlement of non-standard policies the Company incurred life benefits of $3,307,000, $720,000 and $1,250,000 in 1996, 1995 and 1994, respectively.
The Company incurred legal costs of $906,000, $687,000 and $229,000 in 1996, 1995 and 1994, respectively. All the policies associated with this issue have been settled as of December 31, 1996. The Company has approximately $3,742,000 of insurance in-force and $1,871,000 of reserves from the issuance of paid-up life insurance policies for settlement of
matters related    to   the   original   non-standard policies.

Management  believes  the reserves are adequate in   relation  to  expected
mortality on this block of in-force.

       Commissions   and   amortization  of  deferred   policy  acquisition
costs decreased 14% in 1996 compared to 1995. The decrease was due to the decline in first year premium production.

      Amortization of cost of insurance acquired increased 26% in 1996 compared to 1995. Cost of insurance acquired is amortized in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The Company did not have any charge-offs during the periods covered by this report. The increase in amortization during the current period is a normal fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force.

      The Company reported a non-recurring write down of value of agency force of $0 and $8,297,000 in 1996 and 1995, respectively. The write down was directly related to the Company's change in distribution systems. The Company changed its focus from primarily a broker agency distribution system to a captive agent system. Business produced by the broker agency force in recent years did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. The termination of most of the agents involved in the broker agency force caused management to re-evaluate the value of the agency force carried on the balance sheet.

      Operating expenses increased 6% in 1996 compared to 1995. The primary factor that caused the increase in operating expenses is directly related to increased legal costs and reserves established for litigation. The legal costs are due to the settlement of non-standard insurance policies as was discussed in the review of life benefits. The Company incurred legal costs of $906,000, $687,000 and $229,000 in 1996, 1995 and 1994, respectively in relation to the settlement of the non-standard insurance policies.

      Interest expense decreased 12% in 1996 compared to 1995. Since December 31, 1995, notes payable decreased approximately $1,623,000 which has directly attributed to the decrease in interest expense during 1996. Interest expense was also reduced as a result of the refinancing of the senior debt under which the new interest rate is more favorable. Please refer to Note 10 "Notes Payable" of the Consolidated Notes to the Financial Statements for more information on this matter.


NET LOSS OF UTG

      UTG had a net loss of $1,661,000 in 1996 compared to a net loss of $5,321,000 in 1995. The net loss in 1996 is attributed to the increase in life benefits net of reinsurance and operating expenses primarily associated with settlement and other related costs of the non-standard life insurance policies.


(d)    NET LOSS

    The Company recorded a net loss of $319,000 for 1996 compared to a net loss of $2,148,000 for the same period one year ago. The net loss is from the equity share of UTG's operating results.

RESULTS OF OPERATIONS

1995 COMPARED TO 1994


(a)    REVENUES

    The Company's source of revenues is derived from service fee income which is provided via a service agreement with USA. The service
agreement  between  UII   and   USA   is   to  provide  USA  with   certain
administrative services. The fees are based on a percentage of premium revenue of USA. The percentages are applied to both first year and renewal premiums at different rates.


    The Company holds $714,100 of notes receivable from affiliates. $700,000 of these notes represent a participation interest in the senior debt of FCC. The notes carry interest at a rate of 1% above prime, with interest received quarterly. The remaining $14,100 are 20 year notes of UTG with interest at 8.5% payable semi-annually. At current interest levels, the notes will generate approximately $66,000 annually.

(b)    EXPENSES

    The Company has a sub-contract service agreement with United Trust, Inc. ("UTI") for certain administrative services. Through its facilities and personnel, UTI performs such services as may be mutually agreed upon between the parties. The fees are based on a percentage of the fees paid to UII by USA. The Company has incurred $1,809,000, $1,210,000, and $921,000 in service fee expense in 1995, 1994, and 1993 respectively.

    Interest expense of $89,000 and $59,000 was incurred in 1995 and 1994, respectively. The interest expense is directly attributable to the convertible debentures. The Debentures bear interest at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time.


(c)    EQUITY IN LOSS OF INVESTEES

   Equity in loss of investees represents UII's 47% share of the net loss of UTG. Following is a discussion of the results of operations of UTG:


  REVENUES OF UTG

       Total revenue increased slightly when comparing  1995 to 1994.

         Premium income, net of reinsurance premium, decreased 7% when comparing 1995 to 1994. The decrease is primarily attributed to the reduction in new business production and the change in products marketed. In 1995, the Company has streamlined the product portfolio, as well as restructured the marketing force. The decrease in first year premium production is directly related to the Company's change in distribution systems. The Company has changed its focus from primarily a broker agency distribution system to a captive agent system. Business written by the broker agency force in recent years did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. (The termination of the broker agency force caused a non-recurring write down of the value of agency force asset. See discussion of amortization of agency force for further details.)

     The change in marketing strategy from traditional life insurance products to universal life insurance products had a significant impact on new business production. As a result of the change in marketing strategy the agency force went through a restructuring and retraining process. Cash collected from the universal life and interest sensitive products contribute only the risk charge to premium income, however traditional insurance products contribute monies received to premium income. One factor that has had a positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. Overall, persistency improved to 87.5% in 1995
compared to   86.3% in 1994.

      Other considerations, net of reinsurance, increased 13% compared to one year ago. Other considerations consists of administrative charges on universal life and interest sensitive life insurance products. The insurance in force relating to these types of products continues to increase as marketing efforts are focused on universal life insurance products.

      Net investment income increased 8% when comparing 1995 to 1994. The change reflected an increase in the amount of invested assets, which was partially offset by a lower effective yield on investments made during 1995. The overall investment yields for 1995, 1994 and 1993, are 7.04%, 7.13% and 7.22%, respectively. The Company has been able to increase its investment portfolio through financing cash flows, generated by cash received through sales of universal life insurance products. Although the Company sold no fixed maturities during the last few years, it did experience a significant turnover in the portfolio. Many companies with bond issues outstanding took advantage of lower interest rates and retired older debt which carried higher rates. This was accomplished through early calls and accelerated paydowns of fixed maturity investments.

      The Company's investments are generally managed to match related insurance and policyholder liabilities. The Company, in conjunction with the decrease in average yield of the Company's fixed maturity portfolio has decreased the average crediting rate for the insurance and investment products. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, the Company's primary product. The Company monitors investment yields, and when necessary takes action to adjust credited interest rates on its insurance products to preserve targeted spreads. Over 60% of the insurance and investment product reserves are crediting 5% or less in interest and 39% of the insurance and investment product reserves are crediting 5.25% to 6% in interest. It is expected that the monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on insurance policies the Company has in force and will write in the future.

       Realized investment losses were $114,000 and $1,224,000 in 1995 and 1994, respectively. Fixed maturities and equity securities realized net investment losses of $224,000 and real estate realized net investment gains of $100,000 in 1995. The realized loss in 1995 can not be attributed to any one specific transaction. In 1994, the Company realized losses of $865,000 due to a permanent impairment of property located in Louisiana. The permanent impairment was based on recent appraisals and marketing analysis of surrounding properties.

      The Company realized a gain of $467,000 from the sale of an insignificant subsidiary in 1994. The Company had other gains and losses during the period that comprised the remaining amount reported but were routine or immaterial in nature to disclose on an individual basis.


EXPENSES OF UTG

     Total  expenses increased 16% when comparing 1995  to 1994.

        Life benefits, net of reinsurance benefits and claims, decreased 4% compared to 1994. The decrease is related to the decrease in first year premium production. Another factor that has caused life benefits to decrease is that during 1994, the Company lowered its crediting rates on interest sensitive products in response to financial market conditions. This action will facilitate the appropriate spreads between investment returns and credited interest rates. It takes approximately one year to fully realize a change in credited rates since a change becomes effective on each policy's next anniversary. Please refer to discussion of net investment income for analysis of interest spreads.

       The  Company  experienced  an  increase  of  6% in mortality  during
1995  compared  to 1994.  The increase  in mortality   is   due   primarily
to  settlement expenses discussed in the following paragraph:

      During the third quarter of 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by Company standards. These policies had a face amount of $22,700,000 and represent 1/2 of 1%
of the   insurance  in  force.   Management's
analysis indicates that the expected death claims on the business in force to be adequately covered by the mortality assumptions inherent in the calculation of statutory reserves. Nevertheless, management has determined it is in the best interest of the Company to repurchase as many of the policies as possible. As of December 31, 1995, there remained approximately $5,738,000 of the original face amount which have not been settled. The Company will continue its efforts to repurchase as many of the policies as possible and regularly apprise the Ohio Department of Insurance regarding the status of this situation. Through December 31, 1995, the Company spent a total of $2,886,000 for the repurchase of these policies and for the legal defense of related litigation. In relation to the repurchase of insurance policies the Company incurred life benefits of $720,000 and $1,250,000 in 1995 and 1994, respectively. The Company incurred legal costs of $687,000 and $229,000 in 1995 and 1994, respectively.

      Dividends to policyholders increased approximately 16% when comparing 1995 to 1994. USA continued to market participating policies through most of 1994. Management expects dividends to policyholders will continue to increase in the future. A significant portion of the insurance in force is participating insurance. A significant portion of the participating business is relatively newer business, and the dividend scale for participating policies increases in the early durations. The dividend scale is subject to approval of the Board of Directors and may be changed at their discretion. The Company has discontinued its marketing of participating policies.

       Commissions and amortization of deferred policy acquisition costs increased 21% in 1995 compared to 1994. The increase is directly attributed to the amortization of a larger asset. The increase is also caused by the reduction in first year premium production. To a lesser extent the increase in amortization of deferred policy acquisition costs is directly related to the change in products that is currently marketed. The Company revised its portfolio of products as previously discussed in premium income. These new products pay lower first year commissions than the products sold in prior periods. The asset increased due to first year premium production by the agency force. The Company did benefit from improved persistency.

      Amortization of cost of insurance acquired decreased 40% in 1995 compared to 1994. Cost of insurance acquired is amortized in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The Company did not have any charge-offs during the periods covered by this report. The decrease in amortization during the current period is a normal fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in force. The Company's average persistency rate for all policies in force for 1995 and 1994 has been approximately 87.5% and 86.3%, respectively.

      During  1995,  the Company reported  a  non-recurring write  down  of
value  of  agency  force of $8,297,000.        The write down  is  directly
related to the Company's change in distribution systems. The Company has changed its focus from primarily a broker agency distribution system to a captive agent system. Business produced by the broker agency force in recent years did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. The termination of most of the agents involved in the broker agency force caused management to re-evaluate the value of the agency force carried on the balance sheet. As of December 31, 1995, the remaining value of the agency force on the balance sheet represents the active agency forces that continue to originate premium production.

      Operating  expenses increased 20% in 1995 compared   to  1994.    The
increase was caused by several factors. The primary factor for the increase in operating expenses is due to the decrease in production.
The decrease in production was discussed in the analysis of premium income. As such, the Company was positioned to handle significantly more first year production than was produced. First year operating expenses that were deferred and capitalized as a deferred policy acquisition costs asset was $532,000 in 1995 compared to $1,757,000 in 1994. The difference between the policy acquisition costs deferred in 1995 compared to 1994, effected the increase in
operating  expenses.   The   increase in operating expenses was offset,  to
a lesser extent, from a 12% reduction in staff in 1995 compared to 1994. The reduction in staff was achieved by attrition.

      Another factor that caused the increase in operating expenses is directly related to increased legal costs. During the third quarter of 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by Company standards. These policies had a face amount of $22,700,000 and represent 1/2 of 1% of the insurance in force of the Company. As of December 31, 1995, there remained approximately $5,738,000 of the original face amount which have not been settled. The Company will continue its efforts to repurchase as many of the policies as possible and regularly apprise the Ohio Department of Insurance regarding the status of this situation. The Company incurred legal costs of $687,000 and $229,000 in 1995 and 1994, respectively, for the legal defense of related litigation.

      Interest expense increased slightly in 1995 compared to 1994. The increase was due to the increase in the interest rate on the Company's senior debt, which is tied to the base rate of the First Bank of
Missouri. The interest rate on the senior debt increased to 10% on March 1, 1995 compared to 7% on March 1, 1994. The Company was able to minimize the effect of the higher interest rate in 1995 by early payments of principal. The Company paid $600,000 in principal payments in early 1995. The interest rate on the senior debt has decreased to 9.25% as of March 1, 1996.


NET LOSS OF UTG

      UTG had a net loss of $5,321,000 in 1995 compared to a net loss of $1,116,000 in 1994. The decline in 1995 is attributed to the non-recurring write down of the value of agency force and the increase in operating expenses.


(d)    NET LOSS

   The Company recorded a net loss of $2,148,000 for 1995 compared to a net loss of $344,000 for the same period one year ago. The increase in net loss is from the equity share of UTG's operating results for the year.


FINANCIAL CONDITION

    The Company owns 47% equity interest in UTG which controls total assets of approximately $355,000,000.


REGULATORY ENVIRONMENT

    The Company's insurance affiliates are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the
reasonableness  and adequacy of statutory  capital  and surplus;  and   (x)
regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. The Company cannot predict the form of any future proposals or regulation. The Company's insurance affiliates, USA, UG, APPL and ABE are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

    Most states also have insurance holding company statutes which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions. The insurance affiliates are subject to such legislation and are registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure concerning the corporation that controls the registered insurers and all affiliates of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements, and payment of dividends in excess of specified amounts by the insurance affiliate within the holding company system are required.

   The National Association of Insurance Commissioners (NAIC) is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies, however its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by the individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

    Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

    At year end 1996, UG had two ratios outside the normal range. The first ratio compared commission allowances with statutory capital and surplus. The ratio was outside the normal range due to the coinsurance agreement with First International Life Insurance Company ("FILIC").
Management does not believe that this ratio will be outside the normal range in future periods.

    The second ratio is related to the decrease in premium income. The ratio fell outside the normal range the last two years. The decrease in premium income is directly attributable to the change in distribution systems and marketing strategy. The Company changed its focus from primarily a broker agency distribution system to a captive agent system and changed its marketing strategy from traditional whole life insurance products to universal life insurance products. Management is taking a long-term approach to its recent changes to the marketing and distribution systems and believes these changes will provide long-term benefits to the Company.

    The Company receives funds from its insurance affiliates in the form of management and cost sharing arrangements and through dividends. Annual dividends in excess of maximum amounts prescribed by state statutes ("extraordinary dividends") may not be paid without the prior approval of the insurance commissioner in which an insurance affiliate is domiciled.

    The NAIC has adopted Risk-Based Capital ("RBC") requirements for life/health insurance companies to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks such as asset quality, mortality and morbidity, asset and liability matching and other business factors. The RBC formula will be used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action. The levels and ratios are as follows:

                                     Ratio of Total Adjusted Capital to
                                        Authorized Control Level RBC
        Regulatory Event                   (Less Than or Equal to)

  Company action level                             2*
  Regulatory action level                          1.5
  Authorized control level                         1
  Mandatory control level                          0.7

  * Or, 2.5 with negative trend.

  At  December  31,  1996, each of the Company's  insurance affiliates  has
a  Ratio that is in excess of  300%  of  the authorized   control    level;
accordingly   the Company's affiliates meet the RBC requirements.

   The NAIC has recently released the Life Illustration Model Regulation. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product which does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product which does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer.

   As  states in which the Company does business  adopt  the regulation  or adopt a modified version of the regulation, the Company will be required to comply with this new regulation. The Company may need
to  modify   existing products or sales methods.

   The NAIC has proposed a new Model Investment Law that may affect the statutory carrying values of certain investments; however, the final outcome of that proposal is not certain, nor is it possible to predict what impact the proposal will have on the Company or whether the proposal will be adopted in the foreseeable future.


FUTURE OUTLOOK

   The Company operates in a highly competitive industry. In connection with the development and sale of its products, the Company encounters significant competition from other insurance companies, many of which have financial resources or ratings greater than those of the Company.

   The insurance industry is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Management believes that the Company's ability to compete is dependent upon, among other things, its ability to attract and retain agents to market its insurance products and its ability to develop competitive and profitable products.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF UII FOR THE PERIOD ENDED SEPTEMBER 30, 1997

The purpose of this section is to discuss and analyze the Company's financial condition, changes in financial condition and results of operations, which reflect the performance of the Company. The information in the financial statements and related notes should be read in conjunction with this section.

At September 30, 1997 and December 31, 1996, the balance sheet reflects UII's 47% equity interest in United Trust Group, Inc. ("UTG"). The statements of operations and statements of cash flows presented include UII and UII's equity share of UTG.


LIQUIDITY AND CAPITAL RESOURCES

UII's cash flow is dependent on revenues from a management agreement with USA and its earnings received on invested assets and cash balances. At September 30, 1997, substantially all of the shareholders' equity represents investment in affiliates. UII does not have significant day to day operations of its own. Cash requirements of UII primarily relate to the payment of interest on its convertible debentures and expenses related to maintaining the Company as a corporation in good standing with the various regulatory bodies which govern corporations in the jurisdictions where the Company does business. The payment of cash dividends to shareholders is not legally restricted. However, the state insurance department regulates insurance company dividend payments where the company is domiciled. UG's dividend limitations are described below.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended December 31, 1996, UG had a statutory gain from operations of
$8,006,000. At December 31, 1996, UG statutory capital and surplus amounted to $10,227,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

The    Company   currently  has  $654,000  in  cash  and  cash equivalents.
The Company holds one mortgage loan. Operating activities of the Company produced cash flows of $235,000 and $179,000 in the first nine months of 1997 and 1996, respectively. The Company had uses of cash from investing activities of $18,000 and $134,000 in the first nine months of 1997 and 1996, respectively. The Company had a use of cash of $2,000 from financing activities related to the purchase of fractional shares in connection with the reverse stock split in 1997.

In early 1994, UII received $902,300 from the sale of Debentures. The Debentures were issued pursuant to an indenture between the Company and First of America Bank Southeast Michigan, N.A., as trustee. The Debentures are general unsecured obligations of UII, subordinate in right of payment to any existing or future senior debt of UII. The Debentures are exchangeable and transferable, and are convertible at any time prior to March 31, 1999 into UII's common stock at a conversion price of $25.00 per share, subject to adjustment in certain events. The Debentures bear interest from March 31, 1994, payable quarterly, at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time. On or after March 31, 1999, the Debentures will be redeemable at UII's option, in whole or in part, at redemption prices declining from 103% of their principal amount. No sinking fund will be established to redeem the Debentures. The Debentures will mature on March 31, 2004. The
Debentures are not listed on any national securities exchange or the NASDAQ National Market System.

Management believes the  overall  sources  of  liquidity available  to  the
Company   will   be  more  than   sufficient   to  satisfy  its   financial
obligations.

RESULTS OF OPERATIONS

YEAR-TO-DATE 1997 COMPARED TO 1996:

a)  REVENUES

The Company's source of revenues is derived from service fee income, which is provided via a service agreement with USA. The service agreement between UII and USA is to provide USA with certain administrative services. The fees are based on a percentage of premium revenue of USA. The percentages are applied to both first year and renewal premiums at different rates.

The Company holds $864,100 of notes receivable from affiliates. The notes receivable from affiliates consists of three separate notes.
The $700,000 note bears interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street
Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006. In February 1996, FCC borrowed an additional $150,000 from UII to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999. The remaining $14,100 are 20 year notes of UTG with interest at 8.5% payable semi-annually. At current interest levels, the notes will
generate  income  of  approximately   $80,000 annually.


(b)  EXPENSES

The Company has a sub-contract service agreement with UTI for certain administrative services. Through its facilities and personnel, UTI performs such services as may be mutually agreed upon between the parties. The fees are based on a percentage of the fees paid to UII by USA. The Company has incurred $627,000 and $1,142,000 in service fee expense in the first nine months of 1997 and 1996, respectively.

Interest expense of $63,000 was incurred in the first nine months of 1997 and 1996. The interest expense is directly attributable to the convertible debentures. The Debentures bear interest at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time.


(c)  EQUITY IN INCOME OR (LOSS) OF INVESTEES

Equity in income or (loss) of investees represents UII's 47% share of net income or (loss) of UTG for the first nine months of 1997 and 1996.
Following is a discussion of the operating results of UTG for the first nine months of 1997 compared to 1996. Please refer to Note 6 of United Income, Inc.'s Notes to Financial Statements for Condensed Financial Statements of United Trust Group, Inc.

  REVENUES OF UTG

  Premium income, net of reinsurance premium, decreased 7% when comparing the first six months of 1997 to the first six months of 1996. The Company's primary product is the "Century 2000" universal life
  insurance    product.  Universal  life  and   interest   sensitive   life
  insurance products contribute only the risk charge to premium income, however traditional insurance products contribute all monies received to premium income. Since the Company does not actively market traditional life insurance products, it is expected that premium income will continue to decrease in future periods as a result of expected lapses of business in force.

  Net investment income decreased 3% when comparing the first six months of 1997 to 1996. The decrease is the result of a smaller invested asset base from one year ago. During the fourth quarter 1996, the Company transferred approximately $22,000,000 in assets as part of a coinsurance agreement with First International Life Insurance Company ("FILIC"). The overall annualized investment yields for the first six months of 1997 and 1996 are 7.2% and 7.0%, respectively. The improvement in investment yield is primarily attributed to the fixed maturity portfolio. The Company has invested excess cash and financing activities generated through sales of universal life insurance products.

  The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, the Company's primary product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted spreads. It is expected that the monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on insurance policies the Company has in force and will write in the future.


  EXPENSES OF UTG

  Benefits, claims and settlement expenses, increased 7% in the first six months of 1997 compared to 1996. The increase in benefits is attributed to an increase in mortality. Mortality increased 21% in the first six months of 1997 compared to 1996. There is no single event that caused mortality to increase. Policy claims vary from year to year and therefore, fluctuations in mortality are to be expected and are not considered unusual by management. The Company experienced a decline of 33% in dollar volume of new business production. This decline results in less of an increase in reserves from new business as compared to the previous year.

  Commissions, DAC and cost of insurance acquired amortizations decreased $2,022,000 for the first six months of 1997 compared to the first six months of 1996. The decrease is attributed to the coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paidup life insurance policies. Paid-up life insurance generally refers to a non-premium paying life insurance policy. Cost of insurance acquired is amortized in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The Company did not have any charge-offs during the periods covered by this report.

  Operating expenses decreased 11% when comparing the first six months of 1997 to the first six months of 1996. The decrease in operating expenses is attributed to the settlement of certain litigation in the fourth quarter of 1996. The Company incurred elevated legal fees in the previous year due to the litigation. Operating expenses were further reduced from a restructuring of the home office personnel completed in late 1996.

  On May 8, 1996, FCC refinanced its senior debt of $8,900,000. The refinanced debt bears interest to a rate equal to the "base rate" plus nine-sixteenths of one percent. Prior to refinancing, the interest rate was equal to the base rate plus one percent. The decrease in interest rate and principal reductions made during the last year provided the decrease in interest expense for the first six months of 1997.


  NET INCOME (LOSS) OF UTG

  The   Company  had net income of $4,000 for the  first  nine  months   of
  1997 compared to $175,000 for the first nine months of 1996. The decline in net income for the current period is primarily due to the increase in mortality.


(d)  NET INCOME

The Company recorded net income of $4,000 for the first nine months of 1997 compared to a net loss of $(297,000) for the same period one year ago. The net income is attributed primarily to service agreement income, partially offset by the operating results of the Company's 47% equity interest in UTG.

THIRD QUARTER 1997 COMPARED TO 1996:

(a)  REVENUES

The Company's source of revenues is derived from service fee income, which is provided via a service agreement with USA. The service agreement between UII and USA is to provide USA with certain administrative services. The fees are based on a percentage of premium revenue of USA. The percentages are applied to both first year and renewal premiums at different rates.

The Company holds $864,100 of notes receivable from affiliates. The notes receivable from affiliates consists of three separate notes.
The $700,000 note bears interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street
Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006. In February 1996, FCC borrowed an additional $150,000 from UII to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999. The remaining $14,100 are 20 year notes of UTG with interest at 8.5% payable semi-annually. At current interest levels, the notes will generate income of approximately $80,000 annually.


(b)  EXPENSES

The Company has a sub-contract service agreement with UTI for certain administrative services. Through its facilities and personnel, UTI performs such services as may be mutually agreed upon between the parties. The fees are based on a percentage of the fees paid to UII by USA. The Company has incurred $153,000 and $294,000 in service fee expense in the third quarter of 1997 and 1996, respectively.

Interest   expense  of  $21,000 was  incurred  in  the  third  quarter   of
1997 and 1996. The interest expense is directly attributable to the convertible debentures. The Debentures bear interest at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time.


(c)  EQUITY IN INCOME OR (LOSS) OF INVESTEES

Equity in income or (loss) of investees represents UII's 47% share of net income or (loss) of UTG for the third quarter of 1997 and 1996. Following is a discussion of the operating results of UTG for the third quarter of 1997 compared to 1996. Please refer to Note 6 of United Income, Inc.'s Notes to Financial Statements for Condensed Financial Statements of United Trust Group, Inc.

  REVENUES OF UTG

  Premium and other considerations decreased 8% when comparing second quarter of 1997 to second quarter of 1996. The Company's primary product is the "Century 2000" universal life insurance product. Universal life and interest sensitive life insurance products
  contribute   only   the   risk   charge   to  premium   income,   however
  traditional  insurance  products  contribute  all  monies   received   to
  premium income. Since the Company does not actively market traditional life insurance products, it is expected that premium income will continue to decrease in future periods as a result of expected lapses of business in force.

  Net investment income decreased 2% when comparing second quarter of 1997 to 1996. The decrease is the result of a smaller invested asset base from one year ago. During the fourth quarter 1996, the Company transferred approximately $22,000,000 in assets as part of a coinsurance agreement with First International Life Insurance Company ("FILIC").

The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, the Company's primary product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted spreads. It is expected that the monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on insurance policies the Company has in force and will write in the future.


  EXPENSES OF UTG

  Benefits, claims and settlement expenses decreased 3% in the third quarter of 1997 compared to 1996. The decrease in benefits is due to the decrease in new business production. Although life benefits decreased, mortality increased $137,000 in third quarter of 1997 compared to 1996. There is no single event that caused mortality to increase. Policy claims vary from year to year and therefore, fluctuations in mortality are to be expected and are not considered unusual by management.

  Commissions, DAC and cost of insurance acquired amortizations decreased $1,124,000 for the third quarter of 1997 compared to third quarter of 1996. The decrease is attributed to the coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to a non-premium paying life insurance policy. Cost of insurance acquired is amortized in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The Company did not have any charge-offs during the periods covered by this report.


  NET INCOME (LOSS) OF UTG

  The Company had net income of $102,000 for third quarter of 1997 compared to $9,000 for third quarter of 1996. The improvement in net income is due to the decrease in amortization of cost of insurance acquired.


(d)  NET INCOME

The Company recorded a net loss of ($137,000) for the third quarter 1997 compared to a net loss of ($584,000) for the same period one year ago. The net loss is attributed primarily to the operating results of the Company's 47% equity interest in UTG.


FINANCIAL CONDITION

The   Company owns 47% equity interest in UTG, which controls total  assets
of   approximately  $349,000,000.   Summarized financial information of UTG
is provided in Note  6  of  the Notes to the Financial Statements.


FUTURE OUTLOOK

The   Company  operates in a highly competitive industry.    In  connection
with the development and sale of its products, the Company encounters significant competition from other insurance companies, many of which have financial resources or ratings greater than those of the Company.

The insurance industry is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Management believes that the Company's ability to compete is dependent upon, among other things, its ability to attract and retain agents to market its insurance products and its ability to develop competitive and profitable products.

SELECTED FINANCIAL DATA OF UTI

                                      FINANCIAL HIGHLIGHTS
                           (000's omitted, except per share data)
                         1996       1995       1994        1993        1992

Premium income
Net  of reinsurance    $ 27,619   $ 29,998   $  32,404   $  31,160   $  19,076
Total  revenue         $ 46,976   $ 49,869   $  49,207   $  48,541   $  36,826
Net  income (loss)*    $   (938)  $ (3,001)  $  (1,624)  $    (862)  $   5,661
Net  income  (loss)
 per share             $  (0.50)  $  (1.61)  $   (0.87)  $   (0.46)  $    3.02
Total  assets          $355,474   $356,305   $ 360,258   $ 375,755   $ 370,259
Total  long  term debt $ 19,574   $ 21,447   $  22,053   $  24,359   $  27,494
Dividends paid
  per share                NONE       NONE        NONE        NONE        NONE


*    Includes equity earnings of investees.


UTI    MANAGEMENT'S  DISCUSSION  AND  ANALYSIS  OF  FINANCIAL CONDITION  AND
RESULTS OF OPERATIONS  FOR  THE  YEAR  ENDED DECEMBER 31, 1996


LIQUIDITY AND CAPITAL RESOURCES

The Company and its consolidated subsidiaries have three principal needs for cash - the insurance companies' contractual obligations to policyholders, the payment of operating expenses and servicing of its long-term debt. Cash and cash equivalents as a percentage of total assets were 5% and 4% as of December 31, 1996, and 1995, respectively. Fixed maturities as a percentage of total invested assets were 80% and 78% as of December 31, 1996 and 1995, respectively.

Future policy benefits are primarily long-term in nature and therefore, the Company's investments are predominantly in long term fixed maturity investments such as bonds and mortgage loans which provide a sufficient return to cover these obligations. Most of the insurance company assets, other than policy loans, are invested in fixed maturities and other investments, substantially all of which are readily marketable. Although there is no present need or intent to dispose of such investments, the life companies could liquidate portions of their investments if such a need arose. The Company has the ability and intent to hold these investments to maturity; consequently, the Company's investment in long term fixed maturities are reported in the financial statements at their amortized cost.

Many of the Company's products contain surrender charges and other features which reward persistency and penalize the early withdrawal of funds. With respect to such products, surrender charges are generally sufficient to cover the Company's unamortized deferred policy acquisition costs with respect to the policy being surrendered.

Consolidated operating activities of the Company produced cash flows of $2,785,000, $453,000 and $2,145,000 in 1996, 1995 and 1994,
respectively. The net cash provided by operating activities plus net policyholder contract deposits after the payment of policyholder withdrawals, equalled $9,596,000 in 1996, $9,466,000 in 1995, and
$10,361,000 in 1994. Management utilizes this measurement of cash flows as an indicator of the performance of the Company's insurance operations, since reporting regulations require cash inflows and outflows from universal life insurance products to be shown as financing activities.

Cash provided by (used in) investing activities was $16,163,000, ($8,030,000) and ($28,595,000), for 1996, 1995 and 1994, respectively.
The most significant aspect of cash provided by (used in) investing activities is the fixed maturity transactions. Fixed maturities account for 82%, 76% and 79% of the total cost of investments acquired in 1996, 1995 and 1994, respectively. The net cash provided by investing activities in 1996, is due to the fixed maturities sold in conjunction with the coinsurance agreement with FILIC. The Company has not directed its investable funds to so-called "junk bonds" or derivative investments.

Net cash provided by (used in) financing activities was ($14,150,000), $8,408,000 and $5,844,000 for 1996, 1995 and 1994, respectively. The change between 1996 and 1995 is due to a coinsurance agreement with First International Life Insurance Company as of September 30, 1996. At closing of the transaction, UG received a reinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000 after deducting the ceding commission due UG of $6,375,000.

Policyholder   contract  deposits  decreased  11%  in    1996  compared  to
1995,  and  increased  8%  in 1995 when compared   to  1994.   Policyholder
contract withdrawals has decreased 4% in 1996 compared to 1995, and increased 7% in 1995 compared to 1994. The changes in policyholder contract withdrawals is not attributable to any one significant event. Factors that impact policyholder contract withdrawals are fluctuation of interest rates, competition and other economic factors. The Company's current marketing strategy and product portfolio is directly structured to conserve the existing customer base and at the same time increase the customer base through new policy production.

On May 8, 1996, FCC refinanced its senior debt of $8,900,000. The refinancing was completed through First of America Bank - NA and is subject to a credit agreement. The refinanced debt bears interest to a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate". The base rate at issuance of the loan was 8.25%, and has remained unchanged through March 1, 1997. Interest is paid quarterly and principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1996, the Company prepaid $500,000 of the May 8, 1997 principal payment.

On a parent only basis, UTI's cash flow is dependent on revenues from a management agreement with UII and its earnings received on invested assets and cash balances. At December 31, 1996, substantially all of the consolidated shareholders equity represents net assets of its subsidiaries. UTI does not have significant day to day operations of its own. Cash requirements of UTI primarily relate to the payment of expenses related to maintaining the Company as a corporation in good standing with the various regulatory bodies which govern corporations in the jurisdictions where the Company does business. The payment of cash dividends to shareholders is not legally restricted. However, insurance company dividend payments are regulated by the state insurance department where the company is domiciled. UG's dividend limitations are described below.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended December 31, 1996, UG had a statutory gain from operations of
$8,006,000. At December 31, 1996, UG's statutory capital and surplus amounted to $10,227,000. Extraordinary dividends (amounts in excess of ordinary dividendlimitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

A life insurance company's statutory capital is computed according to rules prescribed by the National Association of Insurance Commissioners ("NAIC"), as modified by the insurance company's state of domicile.
Statutory accounting rules are different from generally accepted accounting principles and are intended to reflect a more conservative view by, for example, requiring immediate expensing of policy acquisition costs. The achievement of long-term growth will require growth in the statutory capital of the Company's insurance subsidiaries. The subsidiaries may secure additional statutory capital through various sources, such as internally generated statutory earnings or equity contributions by the Company from funds generated through debt or equity offerings.

The NAIC's risk-based capital requirements require insurance companies to calculate and report information under a risk-based capital formula. These requirements are intended to allow insurance regulators to identify inadequately capitalized insurance companies based upon the types and mixtures of risks inherent in the insurer's operations. The formula includes components for asset risk, liability risk, interest rate exposure, and other factors. Based upon their December 31, 1996, statutory financial reports, the Company's insurance subsidiaries are adequately capitalized under the formula.

The Company is not aware of any litigation that will have a material adverse effect on the financial position of the Company. The Company does not believe that the regulatory initiatives currently under consideration by various regulatory agencies will have a material adverse impact on the Company. The Company is not aware of any
material  pending  or  threatened regulatory action with  respect  to   the
Company or any of its subsidiaries. The Company does not believe that any insurance guaranty fund assessments will be materially different from amounts already provided for in the financial statements.

Management    believes   the  overall  sources   of    liquidity  available
will  be  sufficient  to  satisfy  its  financial obligations.

RESULTS OF OPERATIONS

1996 COMPARED TO 1995

(a)    REVENUES

Premium income, net of reinsurance premium, decreased 8% when comparing 1996 to 1995. The decrease in premium income is primarily attributed to the change in marketing strategy and to a lesser extent the change in distribution systems. The Company changed its marketing strategy from traditional life insurance products to universal life insurance products. Universal life and interest sensitive products contribute only the risk charge to premium income, however traditional insurance products contribute all monies received to premium income. The Company changed its marketing strategy to remain competitive.

The Company changed its focus from primarily a broker agency distribution system to a captive agent system. Business written by the broker agency force, in recent years, did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. (The termination of the broker agency force caused a non-recurring write down of the value of agency force asset in 1995. See discussion of amortization of agency force for further details.)

One factor that has had a positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. The Company's average persistency rate for all policies in force for 1996 and 1995 has been approximately 87.9% and 87.5%, respectively.

Other considerations, net of reinsurance, increased 7% compared to one year ago. Other considerations consists of administrative charges on universal life and interest sensitive life insurance products. The insurance in force relating to these types of products continues to increase as marketing efforts are focused on universal life insurance products.

Net investment income increased 3% when comparing 1996 to 1995. The overall investment yields for 1996, 1995 and 1994, are 7.21%, 7.04% and 7.13%, respectively. The improvement in investment yield is primarily attributed to the fixed maturity portfolio. The Company has invested financing cash flows generated by cash received through sales of universal life insurance products.
The   Company's   investments  are generally  managed   to   match  related
insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, the
Company's   primary   product.   The  Company          monitors  investment
yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted spreads. It is expected that the monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on insurance policies the Company has in force and will write in the future.

Realized investment losses were $988,000 and $124,000 in 1996 and 1995, respectively. Approximately $522,000 of the realized losses in 1996 is due to the charge-off of two investments. The Company realized a loss of $207,000 from a single loan and $315,000 from an investment in First Fidelity Mortgage Company ("FFMC"). The charge-off of the loan represented the entire loan balance at the time of the charge-off. Additionally, the Company sold two foreclosed real estate properties that resulted in approximately $357,000 in realized losses in 1996. The Company had other gains and losses during the period that comprised the remaining amount reported but were immaterial in nature on an individual basis.

(b)    EXPENSES

Life  benefits,  net  of reinsurance  benefits  and  claims, increased   2%
compared  to 1995.   The  increase  in  life benefits  is due primarily  to
settlement expenses  discussed in the following paragraph:

In 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by Company standards. These non-standard policies had a face amount of $22,700,000 and represented 1/2 of 1% of the insurance inforce in 1994. Management's initial analysis indicated that expected death claims on the business in-force was adequate in relation to mortality assumptions inherent in the calculation of statutory reserves. Nevertheless, management determined it was in the best interest of the Company to repurchase as many of the non-standard policies as possible. Through December 31, 1996, the Company spent approximately $7,099,000 for the settlement of non-standard policies and for the legal defense of related litigation. In relation to settlement of non-standard policies the Company incurred life benefits of $3,307,000, $720,000 and $1,250,000 in 1996, 1995 and 1994,
respectively. The Company incurred legal costs of $906,000, $687,000 and $229,000 in 1996, 1995 and 1994, respectively. All the policies associated with this issue have been settled as of December 31, 1996. The Company has approximately $3,742,000 of insurance in-force and $1,871,000 of reserves from the issuance of paid-up life insurance policies for settlement of matters related to the original non-standard policies. Management believes the reserves are adequate in relation to expected mortality on this block of in-force.

Commissions    and  amortization  of  deferred  policy  acquisition   costs
decreased 14% in 1996 compared to 1995. The decrease was due to the decline in first year premium production.

Amortization of cost of insurance acquired increased 28% in 1996 compared to 1995. Cost of insurance acquired is amortized in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The Company did not have any charge-offs during the periods covered by this report. The increase in amortization during the current period is a normal fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in-force.

The  Company reported a non-recurring write down of value  of agency  force of $0 and $8,297,000 in 1996 and 1995, respectively. The write down was directly related to the Company's change in distribution systems. The Company changed its focus from primarily a broker agency distribution system to a captive agent system. Business produced by the broker agency force in recent years did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. The termination of most of the agents involved in the broker agency force caused management to re-evaluate the value of the agency force carried on the balance sheet.

Operating   expenses increased 4% in 1996 compared  to  1995. The   primary
factor  that  caused  the  increase  in  operating  expenses   is  directly
related   to   increased  legal   costs   and  reserves   established   for
litigation.   The  legal  costs  are due to the settlement of  non-standard
insurance policies  as was  discussed in the review of life benefits.   The
Company incurred legal costs of $906,000, $687,000 and $229,000 in 1996, 1995 and 1994, respectively in relation to the settlement of the non-standard insurance policies.

Interest expense decreased 12% in 1996 compared to 1995. Since December 31, 1995, notes payable decreased approximately $1,873,000 which has directly attributed to the decrease in interest expense during 1996. Interest expense was also reduced as a result of the refinancing of the senior debt under which the new interest rate is more favorable. Please refer to Note 11 "Notes Payable" of the Consolidated Notes to the Financial Statements for more information on this matter.

(c)    NET LOSS

The Company had a net loss of $938,000 in 1996 compared to a net loss of $3,001,000 in 1995. The net loss in 1996 is attributed to the increase in life benefits net of reinsurance and operating expenses primarily associated with settlement and other related costs of the non-standard life insurance policies.


RESULTS OF OPERATIONS

1995 COMPARED TO 1994

(a)    REVENUES

Total revenue increased 1% when comparing 1995 to 1994. Premium income, net of reinsurance premium, decreased 7% when comparing 1995 to 1994.
The decrease is primarily attributed to the reduction in new business production and the change in products marketed. In 1995, the Company streamlined the product portfolio, as well as restructured the marketing force. The decrease in first year premium production was directly related to the Company's change in distribution systems. The Company has changed its focus from primarily a broker agency distribution system to a captive agent system. Business written by the broker agency force in recent years did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. (The termination of the broker agency force caused a non-recurring write down of the value of agency force asset. See discussion of amortization of agency force for further details.)

The change in marketing strategy from traditional life insurance products to universal life insurance products had a significant impact on new business production. As a result of the change in marketing strategy the agency force went through a restructuring and retraining process. Cash collected from the universal life and interest sensitive products contribute only the risk charge to premium income, however traditional insurance products contribute monies received to premium income. One factor that has had a positive impact on premium income is the improvement of persistency. Persistency is a measure of insurance in force retained in relation to the previous year. Overall, persistency improved to 87.5% in 1995 compared to 86.3% in 1994.

Other considerations, net of reinsurance, increased 13% compared to one year ago. Other considerations consists of administrative charges on universal life and interest sensitive life insurance products. The insurance in force relating to these types of products continues to increase as marketing efforts are focused on universal life insurance products.

Net investment income increased 8% when comparing 1995 to 1994. The change reflected an increase in the amount of invested assets, which was partially offset by a lower effective yield on investments acquired during 1995. The overall investment yields for 1995, 1994 and 1993, are 7.04%, 7.13% and 7.22%, respectively. The Company has been able to increase its investment portfolio through financing cash flows, generated by cash received through sales of universal life insurance products. Although the Company sold no fixed maturities during the last few years, it did experience a significant turnover in the portfolio. Many companies with bond issues outstanding took advantage of lower interest rates and retired older debt which carried higher rates. This was accomplished through early calls and accelerated pay-downs of fixed maturity investments.

The Company's investments are generally managed to match related insurance and policyholder liabilities. The Company, in conjunction with the decrease in average yield of the Company's fixed maturity portfolio has decreased the average crediting rate for the insurance and investment products. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, the Company's primary product. The Company monitors investment yields, and when necessary takes action to adjust credited interest rates on its insurance products to preserve targeted spreads. Over 60% of the insurance and investment product reserves are crediting 5% or less in interest and 39% of the insurance and investment product reserves are crediting 5.25% to 6% in interest. It is expected that the monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on insurance policies the Company has in force and will write in the future.

Realized investment losses were $124,000 and $1,437,000 in 1995 and 1994, respectively. Fixed maturities and equity securities realized net investment losses of $224,000 and real estate realized net investment
gains  of   $100,000   in  1995.   The realized  loss  in  1995  cannot  be
attributed to any one specific transaction. In 1994, the Company realized losses of $865,000 due to a permanent impairment of property located in Louisiana. The permanent impairment was based on recent
appraisals   and   marketing  analysis  of   surrounding  properties.   The
Company realized a gain of $467,000 from the sale of an insignificant subsidiary in 1994. In 1994, the Company realized a loss of $212,000 from the charge off of its investment in its equity subsidiary, United
Fidelity, Inc. The Company had other gains and losses during the period that comprised the remaining amount reported but were routine or immaterial in nature to disclose on an individual basis.


(b)    EXPENSES

Total expenses increased 16% when comparing 1995 to 1994.

Life benefits, net of reinsurance benefits and claims, decreased 4% compared to 1994. The decrease is related to the decrease in first year premium production. Another factor that has caused life benefits to decrease is that during 1994, the Company lowered its crediting rates on interest sensitive products in response to financial market conditions. This action will facilitate the appropriate spreads between investment returns and credited interest rates. It takes approximately one year to fully realize a change in credited rates since a change becomes effective on each policy's next anniversary. Please refer to discussion of net investment income for analysis of interest spreads.

The   Company   experienced an increase  of  6%  in  mortality during  1995
compared  to  1994.   The  increase in mortality   is  due   primarily   to
settlement  expenses  discussed  in  the following paragraph:

During the third quarter of 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by Company standards.
These non-standard policies had a face amount of $22,700,000 and represented 1/2 of 1% of the insurance in force in 1994. Management's initial analysis indicated that the expected death claims on the business in force to be adequately covered by the mortality assumptions inherent in the calculation of statutory reserves. Nevertheless, management determined it was in the best interest of the Company to repurchase as many of the non-standard policies as possible. As of December 31, 1995, there remained approximately $5,738,000 of the original face amount which had not been settled. Through December 31, 1995, the Company spent a total of $2,886,000 for the repurchase of the non-standard policies and for the legal defense of related litigation. In relation to settlement of non-standard policies the Company incurred life benefits of $720,000 and $1,250,000 in 1995 and 1994, respectively. The Company incurred legal costs of $687,000 and $229,000 in 1995 and 1994, respectively.

Dividends to policyholders increased approximately 16% when comparing 1995 to 1994. USA continued to market participating policies through most of 1994. Management expects dividends to policyholders will continue to increase in the future. A significant portion of the insurance in force is participating insurance. A significant portion of the participating business is relatively newer business, and the dividend scale for participating policies increases in each duration. The dividend scale is subject to approval of the Board of Directors and may be changed at their discretion. The Company has discontinued its marketing of participating policies.

Commissions and amortization of deferred policy acquisition costs increased 21% in 1995 compared to 1994. The increase is directly attributed to the amortization of a larger asset. The increase is also caused by the reduction in first year premium production. To a lesser extent the increase in amortization of deferred policy acquisition costs is directly related to the change in products that is currently marketed. The Company revised its portfolio of products as previously discussed in premium income. These new products pay lower first year commissions than the products sold in prior periods. The
asset  increased  due  to first  year  premium production  by  the   agency
force.   The Company did benefit from improved persistency.

Amortization of cost of insurance acquired decreased 37% in 1995 compared to 1994. Cost of insurance acquired is amortized in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The Company did not have any charge-offs during the periods covered by this report. The decrease in amortization during the current period is a normal fluctuation due to the expected future profits. Amortization of cost of insurance acquired is particularly sensitive to changes in persistency of certain blocks of insurance in force. The Company's average persistency rate for all policies in force for 1995 and 1994 has been approximately 87.5% and 86.3%, respectively.

During 1995, the Company reported a non-recurring write down of value of agency force of $8,297,000. The write down is directly related to the Company's change in distribution systems. The Company has changed its focus from primarily a broker agency distribution system to a captive agent system. Business produced by the broker agency force in recent years did not meet Company expectations. With the change in focus of distribution systems, most of the broker agents were terminated. The termination of most of the agents involved in the broker agency force caused management to re-evaluate the value of the agency force and write-off the remaining value carried on the balance sheet.

Operating expenses increased 18% in 1995 compared to 1994. The increase was caused by several factors. The primary factor for the increase in operating expenses is due to the decrease in production. The decrease in production was discussed in the analysis of premium income. As such, the Company was positioned to handle significantly more first year production than was produced. First year operating expenses that were deferred and capitalized as a deferred policy acquisition costs asset was $532,000 in 1995 compared to $1,757,000 in 1994. The difference between the policy acquisition costs deferred in 1995 compared to 1994, affected the increase in operating expenses. The increase in operating expenses was offset, to a lesser extent, from a 12% reduction in staff in 1995 compared to 1994. The reduction in staff was achieved by attrition.

Another factor that caused the increase in operating expenses is directly related to increased legal costs. During the third quarter of 1994, UG became aware that certain new insurance business was being solicited by certain agents and issued to individuals considered to be not insurable by Company standards. These policies had a face amount of $22,700,000 and represent 1/2 of 1% of the insurance in force of the Company. As of December 31, 1995, there remained approximately $5,738,000 of the original face amount which have not been settled. The Company will continue its efforts to repurchase as many of the policies as possible and regularly apprise the Ohio Department of Insurance regarding the status of this situation. The Company incurred legal costs of $687,000 and $229,000 in 1995 and 1994, respectively, for the legal defense of related litigation.

Interest expense increased slightly in 1995 compared to 1994. The increase was due to the increase in the interest rate on the Company's senior debt, which is tied to the base rate of the First Bank of Missouri. The interest rate on the senior debt increased to 10% on March 1, 1995 compared to 7% on March 1, 1994. The Company was able to minimize the effect of the higher interest rate in 1995 by early payments of principal. The Company paid $600,000 in principal payments in early 1995. The interest rate on the senior debt has decreased to 9.25% as of March 1, 1996.

(c)    NET LOSS

The Company had a net loss of $3,001,000 in 1995 compared to a net loss of $1,624,000 in 1994. The decline in 1995 is attributed to the non-recurring write down of the value of agency force and the increase in operating expenses. The write down of agency force, net of deferred income taxes and minority interest, caused $2,608,000 of the $3,001,000 net loss in 1995. The net loss was minimized by the improvement of net investment income and realized investment losses when compared to the previous year.


FINANCIAL CONDITION

The financial condition of the Company was affected by a coinsurance agreement between First International Life Insurance Company ("FILIC") and the Company's insurance subsidiary Universal Guaranty Life Insurance Company ("UG") on September 30, 1996. The agreement provided UG an additional $6,375,000 of statutory capital and surplus. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. Certain balance sheet line items were impacted by this agreement and affects the comparability of the current period with the prior period.


(a)  ASSETS

The Company's insurance subsidiaries are regulated by insurance statutes and regulations as to the type of investments that they are permitted to make and the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and the Company's business and investment strategy, the Company generally seeks to invest in United States government and government agency securities and corporate securities rated investment grade by
established   nationally   recognized   rating organizations.

The liabilities are predominantly long term in nature and therefore, the Company invests in long term fixed maturity investments which are reported in the financial statements at their amortized cost. The Company has the ability and intent to hold these investments to maturity; consequently, the Company does not expect to realize any significant loss from these investments. The Company does not own any derivative investments or "junk bonds". As of December 31, 1996, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets or shareholders' equity. The Company has identified securities it may sell and classified them as "investments held for sale". Investments held for sale are carried at market, with changes in market value charged directly to shareholders' equity.

Mortgage loans decreased 21% in 1996 as compared to 1995. The Company is not actively seeking new mortgage loans, and the decrease is due to early pay-offs from mortgagee's seeking refinancing at lower interest rates. All mortgage loans held by the Company are first position loans. The Company has $603,000 in mortgage loans, net of a $10,000 reserve allowance, which are in default or in the process of foreclosure, this represents approximately 5% of the total portfolio. The mortgage delinquency rate for the insurance industry as published by the National Association of Insurance Commissioners ("NAIC") as the "Industry Experience Factor" is 6.5%.

Investment real estate and real estate acquired in satisfaction of debt decreased 17% in 1996 compared to 1995. The decrease was due to the sale of lots from the Company's Lake Pointe development and the sale of two foreclosed properties. Real estate holdings represent approximately 4% of the total assets of the Company. Total real estate is separated into four categories: Home Office 20%, Commercial 17%, Residential Development 36% and Foreclosed Properties 27%.

Policy loans decreased 15% in 1996 compared to 1995. Policy loans decreased approximately $2,787,000 due to the coinsurance agreement with FILIC. Industry experience for policy loans indicates few policy loans are ever repaid by the policyholder other than through termination of the policy. Policy loans are systematically reviewed to ensure that no individual policy loan exceeds the underlying cash value of the policy. Policy loans will generally increase due to new loans and interest compounding on existing policy loans.

Reinsurance  receivables increased significantly due  to   the  coinsurance
agreement    with    FILIC.    The   coinsurance   agreement    contributed
approximately $28,000,000 to reinsurance receivables for future policy benefits as of December 31, 1996.

Deferred   policy  acquisition costs  decreased  1%  in  1996 compared   to
1995. The costs, which vary with, and are primarily related to producing new business are referred to as deferred policy acquisition costs ("DAC"). DAC consists primarily of commissions and certain costs of policy issuance and underwriting, net of fees charged to the policy in excess of ultimate fees charged. To the extent that these costs are recoverable from future profits, the Company defers these costs and amortizes them with interest in relation to the present value of expected gross profits from the contracts, discounted using the interest rate credited by the policy. The Company had $1,276,000 in policy acquisition costs deferred, $408,000 in interest accretion and $1,796,000 in amortization in 1996. The Company did not recognize any impairments during the period.

Cost   of  insurance acquired decreased significantly  during 1996.     The
decrease   is   primarily  attributed   to the coinsurance  agreement  with
FILIC.


(b)  LIABILITIES

Total liabilities increased slightly in 1996 compared to 1995. Future policy benefits increased 2% in 1996 and represented 81% of total liabilities at December 31, 1996. Management expects future policy benefits to increase in the future due to the aging of the volume of insurance in force and continued production by the Company's sales force.

Policy claims and benefits payable increased 3% in 1996 compared to 1995. There is no single event that caused this item to increase. Policy claims vary from year to year and therefore, fluctuations in this liability are to be expected and are not considered unusual by management.

Other policyholder funds decreased 7% in 1996 compared to 1995. The decrease can be attributed to a decrease in premium deposit funds. Premium deposit funds are funds deposited by the policyholder with the insurance company to accumulate interest and pay future policy premiums. The change in marketing from traditional insurance products to universal life insurance products is the primary reason for the decrease. Universal life insurance products do not have premium deposit funds. All premiums received from universal life insurance policyholders are credited to the life insurance policy and are reflected in future policy benefits.

Dividend and endowment accumulations increased 10% in 1996 compared to 1995. The increase is attributed to the significant amount of participating business the Company has in force. There are generally four options a policyholder can select to pay policy dividends. Over
47% of all dividends paid were put on deposit to accumulate with interest. Accordingly, management expects this liability to increase in the future.

Income taxes payable and deferred income taxes payable decreased significantly in 1996 compared to 1995. The primary reason for the decrease in deferred income taxes is due to the coinsurance agreement with FILIC. The change in deferred income taxes payable is attributable to temporary differences between Generally Accepted Accounting Principles ("GAAP") and tax basis. Federal income taxes are discussed in more detail in Note 3 of the Consolidated Notes to the Financial Statements.

Notes payable decreased approximately $1,873,000 in 1996 compared to 1995. On May 8, 1996, FCC refinanced its senior debt of $8,900,000. The refinancing was completed through First of America Bank - NA. The refinanced debt bears interest to a rate equal to the "base rate" plus ninesixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate". The base rate at issuance of the loan was 8.25%, and has remained unchanged through March 1, 1997. Interest is paid quarterly. Principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1996, the Company prepaid $500,000 of the May 8, 1997 principal payment. The Company's long term debt is discussed in more detail in Note 11 of the Notes to the Financial Statements.


(c)  SHAREHOLDERS' EQUITY

Total shareholders' equity decreased 5% in 1996 compared to 1995. The decrease in shareholders' equity is primarily due to the net loss of $938,000 in 1996. The Company experienced $85,000 in unrealized depreciation of equity securities and investments held for sale in 1996.


REGULATORY ENVIRONMENT

The Company's insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business;
(vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and
(x)  regulate  the  type  and amount of permitted  investments.   Insurance
regulation is concerned primarily with the protection of policyholders. The Company cannot predict the form of any future proposals or regulation. The Company's insurance subsidiaries, USA, UG, APPL and ALIC are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

Most states also have insurance holding company statutes which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions. The insurance subsidiaries are subject to such legislation and are registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure concerning the corporation that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements (see Note 9 of the Notes to the Financial Statements), and payment of dividends (see Note 2 of the Notes to the Financial Statements) in excess of specified amounts by the insurance subsidiary within the holding company system are required.

The  National  Association  of  Insurance  Commissioners  ("NAIC")  is   an
association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies, however its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year end 1996, UG had two ratios outside the normal range. The first ratio compared commission allowances with statutory capital and surplus. The ratio was outside the norm due to the coinsurance agreement with First International Life Insurance Company ("FILIC"). Additional information about the coinsurance agreement with FILIC can be found in Note 7 of the Notes to the Consolidated Financial Statements. Management does not believe that this ratio will be outside the normal range in future periods.

The second ratio is related to the decrease in premium income. The ratio fell outside the normal range the last two years. The decrease in premium income is directly attributable to the change in distribution systems and marketing strategy. The Company changed its focus from primarily a broker agency distribution system to a captive agent system and changed its marketing strategy from traditional whole life insurance products to universal life insurance products. Management is taking a long-term approach to its recent changes to the marketing and distribution systems and believes these changes will provide long-term benefits to the Company.

The Company receives funds from its insurance subsidiaries in the form of management and cost sharing arrangements (See Note 9 of the Consolidated Notes to the Financial Statements) and through dividends. Annual dividends in excess of maximum amounts prescribed by state statutes ("extraordinary dividends") may not be paid without the prior approval of the insurance commissioner in which an insurance subsidiary is domiciled. (See Note 2 of the Consolidated Notes to the Financial Statements.)

The NAIC has adopted Risk-Based Capital ("RBC") requirements for life/health insurance companies to evaluate the adequacy of statutory capital and surplus in relation to investment and insurance risks such as asset quality, mortality and morbidity, asset and liability matching and other business factors. The RBC formula will be used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action. The levels and ratios are as follows:

                                     Ratio of Total Adjusted Capital to
                                        Authorized Control Level RBC
        Regulatory Event                  (Less Than or Equal to)
  Company action level                               2*
  Regulatory action level                            1.5
  Authorized control level                           1
  Mandatory control level                            0.7

  * Or, 2.5 with negative trend.

At   December   31,  1996,  each of  the  Company's  insurance subsidiaries has a Ratio that is in excess of 300% of the authorized control level; accordingly the Company's subsidiaries meet the RBC requirements.

The NAIC has recently released the Life Illustration Model Regulation. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product which does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product which does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer.

As  states  in  which  the Company does business  adopt  the regulation  or adopt a modified version of the regulation, the Company will be required to comply with this new regulation. The Company may need
to  modify   existing products or sales methods.

The NAIC has proposed a new Model Investment Law that may affect the statutory carrying values of certain investments; however, the final outcome of that proposal is not certain, nor is it possible to predict what impact the proposal will have on the Company or whether the proposal will be adopted in the foreseeable future.


FUTURE OUTLOOK

The   Company  operates in a highly competitive industry.    In  connection
with the development and sale of its products, the Company encounters significant competition from other insurance companies, many of which have financial resources or ratings greater than those of the Company.

The insurance industry is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Management believes that the Company's ability to compete is dependent upon, among other things, its ability to attract and retain agents to market its insurance products and its ability to develop competitive and profitable products.


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS OF UTI FOR THE PEROID ENDED
SEPTEMBER 30, 1997

The purpose of this section is to discuss and analyze the Company's financial condition, changes in financial condition and results of operations, which reflect the performance of the Company. The information in the consolidated financial statements and related notes should be read in conjunction with this section.


LIQUIDITY AND CAPITAL RESOURCES

The Company and its consolidated subsidiaries have three principal needs for cash - the insurance companies' contractual obligations to policyholders, the payment of operating expenses and servicing of its long-term debt. Cash and cash equivalents as a percentage of total assets were 3.7% and 4.9% as of September 30, 1997, and December 31, 1996, respectively. Fixed maturities as a percentage of total invested assets were 81% and 80% as of September 30, 1997 and December 31, 1996, respectively.

Future policy benefits are primarily long-term in nature and therefore, the Company's investments are predominantly in long term fixed maturity investments such as bonds and mortgage loans which provide a sufficient return to cover these obligations. Most of the insurance company assets, other than policy loans, are invested in fixed maturities and other investments, substantially all of which are readily marketable. Although there is no present need or intent to dispose of such investments, the life companies could liquidate portions of their investments if such a need arose. The Company has the ability and intent to hold these investments to maturity; consequently, the Company's investment in long term fixed maturities is reported in the financial statements at their amortized cost.

Many of the Company's products contain surrender charges and other features which reward persistency and penalize the early withdrawal of funds. With respect to such products, surrender charges are generally sufficient to cover the Company's unamortized deferred policy acquisition costs with respect to the policy being surrendered.

Consolidated operating activities of the Company produced cash flows of ($1,296,000) and $2,244,000 for the first nine months of 1997 and 1996,
respectively.  The net cash  (used in)   or       provided   by   operating
activities plus net policyholder contract deposits after the payment of policyholder withdrawals, equaled $1,493,000 for the first nine months of 1997 and $7,550,000 for the first nine months of 1996. Management uses this measurement of cash flows as an indicator of the performance of the Company's insurance operations, since reporting regulations require cash inflows and outflows from universal life insurance products to be shown as financing activities. Dollar volume of new business production is down 40% when comparing the first nine months of 1997 to the first nine months of 1996. New business production suffered in 1997 from a combination of the uncertainty generated by the pending change of control of the Company (See Note 6), and modifications to certain products in the Company's life insurance portfolio. The modifications to the products were necessary to meet new regulations adopted by state insurance departments. The modifications to the products required re-training of the Company's agency force.

Net cash used in investing activities was $5,902,000 and $3,508,000 for the first nine months of 1997 and 1996, respectively. The most significant aspect of net cash used in investing activities, are the fixed maturity transactions. Fixed maturities account for 71% and 84% of the total cost of investments acquired for the first nine months of 1997 and 1996, respectively. The Company has not directed its investable funds to so-called "junk bonds" or derivative investments.

Net cash provided by financing activities was $2,961,000 and $3,933,000 for the first nine months of 1997 and 1996, respectively. Policyholder contract deposits decreased 19% for the first nine months of 1997 compared to the first nine months of 1996. The decrease is due to the decline in new business production. Policyholder contract withdrawals decreased 6% for the first nine months of 1997 compared to the first nine months of 1996.

On  May  8,  1996,  FCC  refinanced  its  senior  debt of $8,900,000.   The
refinancing was completed through First of America Bank - Illinois NA and is subject to a credit agreement. The refinanced debt bears interest at a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate." The base rate at September 30, 1997 was 8.5%. Interest is paid quarterly and principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. The Company satisfied its $1,000,000 principal obligation for 1997 by prepaying $500,000 on November 8, 1996 and a payment of $500,000 on May 8, 1997. The next scheduled principal payment is $1,000,000 due on May 8, 1998. On November 8, 1997, the Company prepaid the May 1998 principal payment.

On July 31, 1997, United Trust Inc. issued convertible notes for cash in the amount of $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years.

On a parent only basis, UTI's cash flow is dependent on revenues from a management agreement with UII and its earnings received on invested assets and cash balances. At September 30, 1997, substantially all of the consolidated shareholders equity represents net assets of its subsidiaries. Cash requirements of UTI primarily relate to the payment of expenses related to maintaining the Company as a corporation in good standing with the various regulatory bodies, which govern corporations in the jurisdictions where the Company does business. The payment of cash dividends to shareholders is not legally restricted. However, the state insurance department regulates insurance company dividend payments where the company is domiciled. UG's dividend limitations are described below.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended December 31, 1996, UG had a statutory gain from operations of
$8,006,000. At December 31, 1996, UG's statutory capital and surplus amounted to $10,227,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.

Management   believes  the  overall  sources  of liquidity available   will
be  sufficient  to  satisfy  its  financial obligations.


RESULTS OF OPERATIONS

YEAR-TO-DATE 1997 COMPARED TO 1996:

(a)  REVENUES

Premium income, net of reinsurance premium, decreased 9% when comparing the first nine months of 1997 to the first nine months of 1996. The Company's primary product is the "Century 2000" universal life insurance product. Universal life and interest sensitive life insurance products contribute only the risk charge to premium income, however traditional insurance products contribute all monies received to premium income. Since the Company does not actively market traditional life insurance products, it is expected that premium income will continue to decrease in future periods as a result of expected lapses of business in force.

Other considerations, net of reinsurance, increased approximately 1% compared to one year ago. Other considerations consist of administrative charges on universal life and interest sensitive life insurance products. The insurance in force relating to these types of products continues to increase as marketing efforts focus on universal life insurance products.

Net investment income decreased 5% when comparing the first nine months of 1997 to 1996. The decrease is the result of a smaller invested asset base from one year ago. During the fourth quarter 1996, the Company transferred approximately $22,000,000 in assets as part of a coinsurance agreement with First International Life Insurance Company ("FILIC"). The Company has invested excess cash and financing
activities    generated   through  sales  of   universal    life  insurance
products.

The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, the Company's primary product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted spreads. It is expected that the monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on insurance policies the Company has in force and will write in the future.


(b)  EXPENSES

Life benefits, net of reinsurance benefits and claims, decreased 4% in the first nine months of 1997 compared to 1996. The decrease in life benefits is attributed to a decrease in mortality. There is no single event that caused mortality to decrease. Policy claims vary from year to year and therefore, fluctuations in mortality are to be expected and are not considered unusual by management. The Company experienced a decline of 40% in dollar volume of new business production. This decline results in less of an increase in reserves from new business as compared to the previous year.

Amortization of cost of insurance acquired decreased $1,956,000 for the first nine months of 1997 compared to 1996. The decrease is attributed partially to the coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to a non-premium paying life insurance policy. Cost of insurance acquired is amortized in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The Company did not have any charge-offs during the periods covered by this report.

Operating expenses decreased 20% when comparing the first nine months of 1997 to the first nine months of 1996. The decrease in operating expenses is attributed to the settlement of certain litigation in the fourth quarter of 1996. The Company incurred elevated legal fees in the previous year due to the litigation. Operating expenses were further reduced from a restructuring of the home office personnel completed in late 1996.


(c)  NET LOSS

The Company had a net loss of $376,000 for the first nine months of 1997 compared to $579,000 for the first nine months of 1996. The improvement for the current period is primarily due to the decrease in operating expenses.


THIRD QUARTER 1997 COMPARED TO THIRD QUARTER 1996:

(a)  REVENUES

Premium income, net of reinsurance premium, decreased 11% when comparing third quarter of 1997 to 1996. The Company's primary product is the "Century 2000" universal life insurance product. Universal life and interest sensitive life insurance products contribute only the risk charge to premium income, however traditional insurance products contribute all monies received to premium income. Since the Company does not actively market traditional life insurance products, it is expected that premium income will continue to decrease in future periods as a result of expected lapses of business in force.

Other considerations, net of reinsurance, decreased slightly compared to one year ago. Other considerations consist of administrative charges on universal life and interest sensitive life insurance products. The insurance in force relating to these types of products continues to increase as marketing efforts focus on universal life insurance products.

Net   investment  income decreased 9%  when  comparing  third  quarter   of
1997  to  1996.  The decrease is the result  of  a smaller  invested  asset base from one year ago. During the fourth quarter 1996, the Company transferred approximately $22,000,000 in assets as part of a
coinsurance   agreement  with First International  Life  Insurance  Company
("FILIC").

The Company's investments are generally managed to match related insurance and policyholder liabilities. The comparison of investment return with insurance or investment product crediting rates establishes an interest spread. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product, the Company's primary product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted spreads. It is expected that the monitoring of the interest spreads by management will provide the necessary margin to adequately provide for associated costs on insurance policies the Company has in force and will write in the future.


(b)  EXPENSES

Life benefits, net of reinsurance benefits and claims, decreased 27% in third quarter of 1997 compared to 1996. The decrease in life benefits is due to the decrease in new business production. Mortality decreased $363,000 in third quarter of 1997 compared to 1996. There is no single event that caused mortality to decrease. Policy claims vary from year to year and therefore, fluctuations in mortality are to be expected and are not considered unusual by management.

Amortization of cost of insurance acquired decreased 39% for third quarter of 1997 compared to 1996. The decrease is attributed partially to the coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to a non-premium paying life insurance policy. Cost of insurance acquired is amortized in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The Company did not have any charge-offs during the periods covered by this report.

Operating expenses decreased 31% when comparing third quarter of 1997 to 1996. The decrease in operating expenses is attributed to the settlement of certain litigation in the fourth quarter of 1996. The Company incurred elevated legal fees in the previous year due to the litigation. Operating expenses were further reduced from a restructuring of the home office personnel completed in late 1996.


(c)  NET LOSS

The Company had a net loss of $524,000 for third quarter  of 1997  compared
to  $893,000 for third quarter of  1996.   The improvement is  due  to  the
decrease in operating expenses.


FINANCIAL CONDITION

Shareholder's equity decreased 13% as of September 30, 1997 compared to December 31, 1996. The decrease is due to the Company buying treasury shares. Other changes to occur to the balance sheet is a decrease in cash and cash equivalents and the corresponding increase in fixed maturities. Future policy benefits increased as expected due to the aging in force business.

The Company's insurance subsidiaries are regulated by insurance statutes and regulations as to the type of investments that they are permitted to make and the amount of funds that may be used for any one type of investment. In light of these statutes and regulations and the Company's business and investment strategy, the Company generally seeks to invest in United States government and government agency securities and corporate securities rated investment grade by
established   nationally   recognized   rating organizations.

The liabilities are predominantly long term in nature and therefore, the Company invests in long term fixed maturity investments, which are reported in the financial statements at their amortized cost. The Company has the ability and intent to hold these investments to maturity; consequently, the Company does not expect to realize any significant loss from these investments. The Company does not own any derivative investments or "junk bonds". As of September 30, 1997, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets or shareholders' equity. The Company has identified securities it may sell and classified them as "investments held for sale". Investments held for sale are carried at market, with changes in market value charged directly to shareholders' equity.


FUTURE OUTLOOK

The   Company  operates  in a highly competitive industry.   In  connection
with the development and sale of its products, the Company encounters significant competition from other insurance companies, many of which have financial resources or ratings greater than those of the Company.

The insurance industry is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Management believes that the Company's ability to compete is dependent upon, among other things, its ability to attract and retain agents to market its insurance products and its ability to develop competitive and profitable products.

                              FEDERAL INCOME TAXES

       Under current federal income tax laws, qualifying life insurance companies are, subject to a phase out limitation, entitled to a "small life insurance company" deduction. This deduction is set at 60% of the life insurance company's tentative life insurance taxable income up to $3,000,000. For tentative life insurance taxable income in excess of
$3,000,000,  the  amount  of  the  deduction  is  equal to $1,800,000  (the maximum amount allowed to be deducted) less 15% of the excess of such income over $3,000,000. In general, the small life insurance company deduction is computed by treating all life insurance companies that are members of the same controlled group as one company, whether these companies join in the filing of a consolidated return or file separate returns. As a result, for the years 1994, 1995 and 1996, the effective tax rate on life insurance companies generally ranged from approximately 15% on companies with taxable income of $3,000,000 or less to approximately 35% on companies with taxable income of $15,000,000 or more.

      Effective in 1984, the provisions of the federal income tax law relating to the timing of the deduction for policy reserve increases were amended. This change had the effect of increasing the portion of gain from operations which is taxed currently.

      The Tax Reform Act of 1986 effected major changes in the basic structure of the federal income tax laws. The Act reduced the highest general corporate tax rates. As a result, after giving effect to the small life insurance company deduction, effective tax rates for life insurance companies generally range from approximately 14% for companies with taxable income of $3,000,000 or less to 35% for companies with taxable income of $15,000,000 or more. The Act also created a new alternative minimum tax on tax preference items of corporations (which includes as a tax preference item 75% of the excess of adjusted current earnings over alternative minimum taxable income).

      UTI and its subsidiaries have net operating loss carry forwards for federal income tax purposes totaling $1,493,000 for UTI, $2,135,000 for FCC, and $3,832,000 for UG expiring as set forth in Note 3 of Notes to Financial Statements of UTI.


                       CAPITALIZATION OF UTI AND UII

      The following table sets forth the capitalizations on a GAAP basis of UTI and UII as of September 30, 1997 and UTI's capitalization on a pro forma combined basis at such date as if the proposed Merger had been consummated on that date, accounting for the Merger as a purchase of UII by UTI at a cost of $8,923,000. The pro forma combined capitalization is based on the exchange ratio of one share of UTI Common Stock for each share of UII Common Stock assumes that no stockholder dissents and exercises his rights of appraisal. The table should be read in conjunction with the financial statements and pro forma financial statements and related notes of UTI and UII. (* inapplicable).

                                      Outstanding at
                                   September  30,  1997          ProForma
                                 UTI                  UII        Combined
Short-term debt                       0                   0              0
Long-term  debt,  less
  current  portion           22,567,000             902,000     23,469,000
Shareholders' equity:
  Common Stock:
    UTI,  no  par  value
    (.02 stated  value)          33,000                   *         51,000
    UII,  no  par  value
    ($.033 stated  value)             *              46,000              *
Paid-in Additional Capital   16,488,000          15,242,000     25,393,000
Unrealized Depreciation of
  Investments
  Held for Sale                 139,000              98,000        139,000
Accumulated Deficit            (952,000)         (3,250,000)      (952,000)
Total Shareholders' Equity   15,708,000          12,137,000     24,631,000
Total   Capitalization      $15,708,000         $12,137,000    $24,631,000


                                    58


                                     UTI AND UII
                         PRO FORMA CONSOLIDATED CONDENSED
                        FINANCIAL INFORMATION - UNAUDITED

     The  September 30, 1997 pro forma financial information  included   in
this  Proxy Statement is based on the  exchange ratio of one share  of  UTI
Common  Stock for each one share of UII  Common  Stock and assumes that  no
stockholder  dissents and  exercises  his  rights  of appraisal.   The  pro
forma  balance sheet assumes the transactions took place as of  the balance sheet date and the pro forma statement of operations is  prepared as if the transactions took place as of January 1.

    The  pro forma financial information included in  this Proxy  Statement
is   not  intended  to  reflect  results  of operations  or  the  financial
position   that   would    have  actually  resulted  had  the  Merger  been
effective  on  the  dates indicated.    The  information   shown   is   not
necessarily  indicative  of  the  results of  future   operations.    These
statements should be read in conjunction with the  financial statements  of
UTI and UII contained elsewhere herein.

                                59

                              UNITED TRUST, INC.
                              UNITED INCOME, INC.
                    PRO FORMA CONSOLIDATED BALANCE SHEET
                           as of September 30, 1997
                                  (Unaudited)




                              UTI           UII         Merger
         ASSETS          September 30   September 30  Adjustments   Pro Forma
Investments:
Fixed maturities at
 amortized cost         $185,691,622 $         0     $            $185,691,622
Investments held for sale:
Fixed maturities,
 at market                1,834,388            0                     1,834,388
Equity securities,
 at market                2,783,623            0                     2,783,623
Mortgage loans on real
 estate at amortized
 cost                    10,010,243      121,865                    10,132,108
Investment real estate, at
 cost, net of accumulated
 depreciation            10,635,617            0                    10,635,617
Real estate acquired in
 satisfaction of debt,
 at cost                  3,856,946            0                     3,856,946
Policy loans             14,211,585            0                    14,211,585
Short term investments      425,458            0                       425,458
                        229,449,482      121,865                0  229,571,347

Cash and cash
 equivalents             13,089,285      654,097                    13,743,382
Investment in affiliates  4,996,199   16,502,228(1)(2)(21,498,427)           0
Accrued investment income 4,094,360       12,308                     4,106,668
Reinsurance receivables:
 Future policy benefits  38,414,086            0                    38,414,086
 Policy claims and
  other benefits          3,200,091            0                     3,200,091
Other accounts and
 notes receivable         1,032,444      864,100                     1,896,544
Cost of insurance
 acquired                42,254,048            0(4)    (3,323,786)  38,930,262
Deferred policy
 acquisition costs       10,897,379            0                    10,897,379
Costs in excess of net
 assets purchased, less
 accumulated amortization 2,782,883            0                     2,782,883
Other assets              1,443,155       56,957                     1,500,112
   Total assets        $351,653,412 $ 18,211,555     $(24,822,213)$345,042,754

LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
 Future policy
  benefits             $249,367,949 $          0     $            $249,367,949
 Policy claims and
  benefits payable        2,236,479            0                     2,236,479
 Other policyholder
  funds                   2,552,358            0                     2,552,358
 Dividend and endowment
  accumulations          14,687,638            0                    14,687,638
Income taxes payable:
 Current                      1,101            0                         1,101
 Deferred                13,473,857            0                    13,473,857
Deferred gain on sale
 of subsidiary                    0    5,178,928(4)    (5,178,928)           0
Notes payable            22,566,713            0                    22,566,713
Convertible debentures            0      902,300                       902,300
Indebtedness to (from)
 affiliates, net                 17       (6,630)                       (6,613)
Other liabilities         4,392,866          221                     4,393,087
   Total liabilities    309,278,978    6,074,819       (5,178,928) 310,174,869
Minority interests in
 consolidated
subsidiaries            26,666,108            0(3)    (16,429,280)  10,236,828


Shareholders' equity:
Common stock - no par value,
 stated value $.02
 per share.                  32,695       45,934(5)(6)    (27,364)      51,265
Additional paid-in
 capital                 16,488,376   15,242,365(5)(6) (6,338,204)  25,392,537
Unrealized depreciation
 of investments held
 for sale                   138,936       98,203(5)       (98,203)     138,936
Accumulated deficit        (951,681)  (3,249,766)(5)    3,249,766     (951,681)
   Total shareholders'
    equity               15,708,326   12,136,736       (3,214,005)  24,631,057
   Total liabilities and
    shareholders'
    equity             $351,653,412 $ 18,211,555     $(24,822,213)$345,042,754


                                          60

                           UNITED TRUST, INC.
                           UNITED INCOME, INC.
            PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
            For the Nine Months Ended September 30, 1997
                              (Unaudited)


                      UTI            UII                Merger
                  September 30   September 30        Adjustments    Pro Forma
Revenues:

Premium income   $ 23,360,291    $         0        $             $ 23,360,291
Reinsurance
 premium           (3,511,544)             0                        (3,511,544)
Other
 considerations     2,677,994              0                         2,677,994
Other considerations
 paid to reinsurers  (152,179)             0                          (152,179)
Net investment
 income            11,357,217         77,793(3)          (61,648)   11,373,359
Realized investment
 gains and
(losses), net        (143,015)             0                          (143,015)
Other income          602,893        865,341 (1)(2)   (1,422,335)       45,899
                   34,191,657        943,134          (1,483,983)   33,650,805


Benefits and other expenses:

Benefits, claims and settlement expenses:
 Life              18,242,132              0                        18,242,132
 Reinsurance benefits
  and claims       (1,447,716)             0                        (1,447,716)
 Annuity            1,178,807              0                         1,178,807
 Dividends to
  policyholders     3,074,230              0                         3,074,230
Commissions and amortization
 of deferred acquisition
 costs              2,747,329              0                         2,747,329
Amortization of cost of
 insurance acquired 1,724,294              0                         1,724,294
Operating expenses  7,745,203        697,038(1)(2)   (1,422,335)     7,019,906
Interest expense    1,316,892         63,725   (3)      (61,648)     1,318,966
                   34,581,171        760,763         (1,483,983)    33,857,948
Loss before income taxes,
 minority interest and
 equity in loss
 of investees       (389,514)        182,371                  0       (207,143)
Credit for income
 taxes              (285,126)              0                          (285,126)
Minority interest in loss
 (income) of consolidated
 subsidiaries        297,943               0(6)        (178,710 )      119,227
Equity in earnings
 of investees          1,094        (178,710)(4)(5)     177,616              0

Net income      $   (375,603)   $      3,661        $    (1,094)   $  (373,042)



Net income per
 common share   $      (0.21)   $       0.00                       $     (0.14)

Weighted average
 common shares
 outstanding       1,819,398       1,392,022                         2,747,882



                                UNITED TRUST, INC.
                                UNITED INCOME, INC .
                PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     For the Year Ended December 31, 1996

                                                       Merger
                       UTI           UII             Adjustments    Pro Forma

Revenues:

Premium income    $ 32,386,635  $         0         $             $ 32,386,635
Reinsurance premium (4,767,743)           0                         (4,767,743)
Other
 considerations      3,504,974            0                          3,504,974
Other considerations paid
 to reinsurers        (179,408)           0                           (179,408)
Net investment
 income             15,868,447       92,532   (3)       (79,433)    15,881,543
Realized investment
 gains and (losses),
 net                  (987,930)       2,599                           (985,331)
Other income         1,151,395    1,695,816(1)(2)    (2,636,548)       210,663
                    46,976,370    1,790,947          (2,715,981)    46,051,333


Benefits and other expenses:

Benefits, claims and settlement expenses:
  Life              26,568,062            0                         26,568,062
  Reinsurance benefits
   and claims       (2,283,827)           0                         (2,283,827)
  Annuity            1,892,489            0                          1,892,489
  Dividends to
   policyholders     4,149,308            0                          4,149,308
Commissions and amortization
 of deferred policy
 acquisition costs   4,224,885            0                          4,224,885
Amortization of cost of
 insurance acquired  5,524,815            0                          5,524,815
Operating expenses  11,994,464    1,330,264(1)(2)     (2,636,548)   10,688,180
Interest expense     1,731,309       84,027   (3)        (79,433)    1,735,900
                    53,801,505    1,414,291           (2,715,981)   52,499,812


Loss before income taxes,
 minority interest and
 equity  in loss
 of investees       (6,825,135)     376,656                    0    (6,448,479)
Credit for
 income taxes        4,703,741            0                          4,703,741
Minority interest in
 loss of consolidated
 subsidiaries        1,278,883            0   (6)       (695,739)      583,138
Equity in loss
 of investees          (95,392)    (695,739)(4)(5)       791,131             0
Net loss          $   (937,903) $  (319,083)        $     95,392  $ (1,161,600)



Net loss per
common share      $     (0.50)  $     (0.23)                      $      (0.41)

Weighted average
 common shares
 outstanding        1,869,511     1,392,085                          2,845,245


                   EXPLANATORY NOTES TO PRO FORMA FINANCIAL INFORMATION



       Certain UII amounts have been reclassified to  conform with the  UTI
presentation.   Such  reclassifications  had  no  effect  on  reported  net income or shareholders' equity.

A.  The  pro  forma consolidated balance sheet reflects   the  following
    adjustments:


1.  Eliminate UII investment in UTG of $16,502,228

2.  Eliminate UTI investment in UII of $4,996,199

3.  Eliminate  minority  interest  liability  for  UII ownership of UTG of
    $16,429,280

4.  Reclassify   UII deferred gain to  conform  to  UTI  presentation  for
    consolidation

5.  Eliminate UII equity accounts:

               Common stock                               $     9,934
               Additional paid in capital                 $ 5,242,365
               Unrealized depreciation of
                investments held  for  sale               $     8,203
               Accumulated deficit                        $(3,249,766)

6. To record the issuance of 928,484 shares of UTI common stock to the shareholders of cost a cost of $8,922,731.

                         UTI/UII Pro-forma Merger
                  Income Statement Elimination Entries
                             09/30/97





C. The pro forma statement of operations for the nine months ended September 30, 1997 reflects the following adjustments:

     1. Eliminate management fee UII received from USA of $795,209

     2. Eliminate management fee UII paid to UTI of $627,126

     3. Eliminate UII interest income from notes receivable of affiliates of $61,648

     4. Eliminate UTI equity in earnings of UII of $1,094

     5. Eliminate UII equity in earnings of UTG of $178,710

     6. Eliminate minority interest in earnings of UTG established for UII ownership of $178,710

                            UTI/UII Pro-forma Merger
                    Income Statement Elimination Entries
                                  12/31/96





 B. The pro forma statement of operations for the year ended December 31, 1996 reflects the following adjustments:


      1. Eliminate management fee UII receives from USA of $1,695,813

      2. Eliminate management fee UTI receives from UII of $940,735

      3. Eliminate intercompany interest expense of $79,433

      4. Eliminate UTI equity in loss of UII of $95,392

      5. Eliminate UII equity in loss of UTG of $695,739

      6. Eliminate minority interest of loss of UTG established for UII ownership of $695,739

MARKET FOR UTI'S COMMON STOCK AND RELATED SECURITY HOLDERS MATTERS

On June 18, 1990, UTI became a member of NASDAQ. Quotations began on that date under the symbol UTIN. The following table shows the high and low bid quotations for each quarterly period during the past two years, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.
                                              BID
            PERIOD                 LOW       HIGH

            1996
            First quarter          3/8       9/16
            Second quarter         3/8      11/16
            Third quarter          1/2      11/16
            Fourth quarter         3/8       3/4

            1995
            First quarter          1/2       5/8
            Second quarter         1/2        1
            Third quarter          1/2       5/8
            Fourth quarter         3/8       9/16


Current Market Makers are:

M. H. Meyerson and Company           Carr Securities Corporation
30 Montgomery Street                 17 Battery Place
Jersey City, NJ  07303               New York, NY  10004

Herzog, Heine, Geduld, Inc.          Howe, Barnes Investments, Inc.
26 Broadway, 1st Floor               135 South LaSalle, Suite 1500
New York, NY  10004                  Chicago, IL 60603


As of December 31, 1996, no cash dividends had been declared on the common stock of UTI.

See Note 2 in the accompanying consolidated financial statements for information regarding dividend restrictions.

Number of Common Shareholders as of March 3, 1997 is 5,689.


MARKET FOR UII'S COMMON STOCK AND RELATED SECURITY HOLDERS MATTERS

     As of March 1, 1997, there was no established public trading market for the Company's common stock. The Company's common stock is not listed on any exchange

   As of December 31, 1996, no cash dividends had been declared on the common stock of UII.

   See Note 7 in the accompanying financial statements for information regarding dividend restrictions.

  Number of Common Shareholders as of March 3, 1997 is 6,543.

BUSINESS OF UII

   The Registrant and its affiliates (the "Company") operate principally in the individual life insurance business. The primary business of the Company has been the servicing of existing insurance business in force, the solicitation of new insurance business, and the acquisition of other companies in similar lines of business.

   United Income, Inc. ("UII"), was incorporated on November 2, 1987, as an Ohio corporation. Between March 1988 and August 1990, UII raised a total of approximately $15,000,000 in an intrastate public offering in Ohio. During 1990, UII formed a life insurance subsidiary and began selling life insurance products.

  On February 20, 1992, UII and its affiliate, UTI, formed a joint venture, United Trust Group, Inc., ("UTG"). On June 16, 1992, UII contributed $7.6 million in cash and 100% of the common stock of its wholly owned life insurance subsidiary. UTI contributed $2.7 million in cash, an $840,000 promissory note and 100% of the common stock of its wholly owned life insurance subsidiary. After the contributions of cash, subsidiaries, and the note, UII owns 47% and UTI owns 53% of UTG.

  On June 16, 1992, UTG acquired 67% of the outstanding common stock of the now dissolved Commonwealth Industries Corporation, ("CIC") for a purchase price of $15,567,000. Following the acquisition, UTG controlled eleven life insurance subsidiaries. The Company has taken several steps to streamline and simplify the corporate structure following the acquisitions.

   On December 28, 1992, Universal Guaranty Life Insurance Company ("UG") was the surviving company of a merger with Roosevelt National Life Insurance Company ("RNLIC"), United Trust Assurance Company ("UTAC"), Cimarron Life Insurance Company ("CIM") and Home Security Life Insurance Company ("HSLIC"). On June 30, 1993, Alliance Life Insurance Company ("ALLI"), a subsidiary of UG, was merged into UG.

   On March 30, 1994, Farmers and Ranchers Life Insurance Company ("F&R") was sold to an unrelated third party. F&R was a small life insurance company which did not significantly contribute to the operations of the group. F&R primarily represented a marketing opportunity. The Company determined it would not be able to allocate the time and resources necessary to properly develop the opportunity, due to continued focus and emphasis on certain other agency forces of the Company.

   On July 31, 1994, Investors Trust Assurance Company ("ITAC") was merged into Abraham Lincoln Insurance Company ("ABE").

   On August 15, 1995, the shareholders of CIC, ITI, and UGIC voted to voluntarily liquidate each of the companies and distribute the assets to the shareholders (consisting solely of common stock of their respective subsidiary). As a result, the shareholders of the liquidated companies became shareholders of FCC


PRODUCTS

   The Company's portfolio consists of two universal life insurance products. The primary universal life insurance product is referred to as the "Century 2000". This product was introduced to the marketing force in 1993 and has become the cornerstone of current marketing. This product has a minimum face amount of $25,000 and currently credits 6% interest with a guaranteed rate of 4.5% in the first 20 years and 3% in years 21 and greater. The policy values are subject to a $4.50 monthly policy fee, an administrative load and a premium load of 6.5% in all years. The administrative load and surrender charge are based on the issue age, sex and rating class of the policy. A surrender charge is effective for the first 14 policy years. In general, the surrender charge is very high in the first couple of years and then declines to zero at the end of 14 years. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan.

   The second universal life product referred to as the "UL90A", has a minimum face amount of $25,000. The administrative load is based on the issue age, sex and rating class of the policy. Policy fees vary from $1 per month in the first year to $4 per month in the second and third years and $3 per month each year thereafter. The UL90A currently credits 5.5% interest with a 4.5% guaranteed interest rate. Partial withdrawals, subject to a remaining minimum $500 cash surrender value and a $25 fee, are allowed once a year after the first duration. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan. Surrender charges are based on a percentage of target premium starting at 120% for years 1-5 then grading downward to zero in year 15. This policy contains a guaranteed interest credit bonus for the long term policyholder. From years 10 through 20, additional interest bonuses are earned with a total in the twentieth year of 1.375%. The bonus is calculated from the policy issue date and is contractually guaranteed.

   The Company markets other products, none of which is significant to operations. The Company has a variety of policies in force different from those which are currently being marketed. Approximately 30% of the insurance in force is participating business. The Company's average persistency rate for its policies in force for 1996 and 1995 has been 87.9% and 87.5%, respectively. The Company does not anticipate any material fluctuations in these rates in the future that may result from competition.

   The Company's actual experience for earned interest, persistency and mortality vary from the assumptions applied to pricing and for determining premiums. Accordingly, differences between the Company's actual experience and those assumptions applied may impact the profitability of the Company. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. Credited rates are reviewed and established by the Board of Directors of the respective life insurance affiliates.

   The premium rates are competitive with other insurers doing business in the states in which the Company is marketing its products.


MARKETING

   The Company markets its products through separate and distinct agency forces. The Company has approximately 60 captive agents and 15 independent agents who actively write new business. No individual sales agent accounted for over 10% of the Company's premium volume in 1996. The Company's sales agents do not have the power to bind the Company.

  The change in marketing strategy from traditional life insurance products to universal life insurance products had a significant impact on new business production. As a result of the change in marketing strategy the agency force went through a restructuring and retraining process. Marketing is based on a referral network of community leaders and shareholders of UII and UTI. Recruiting of agents is also based on the same referral network.

   New  sales are marketed by UG and USA through their agency forces  using
contemporary   sales  approaches  with  personal  computer   illustrations.
Current marketing efforts are primarily focused on the Midwest region.

   Recruiting of agents is based on obtaining people with little or no experience in the life insurance business. These recruits go through an extensive internal training program.

   USA  is  licensed  in  Illinois, Indiana and Ohio.   During  1996,  Ohio
accounted for 99% of USA's direct premiums collected.

   ALIC  is licensed in Alabama, Arizona, Illinois, Indiana, Louisiana  and
Missouri.   During 1996, Illinois and Indiana accounted for  44%  and  36%, respectively of ALIC's direct premiums collected.

   APPL  is  licensed  in  Alabama, Arizona, Arkansas,  Colorado,  Georgia,
Illinois, Indiana, Kansas, Kentucky, Louisiana, Missouri, Montana, Nebraska, Ohio, Oklahoma, Pennsylvania, Tennessee, Utah, Virginia, West Virginia and Wyoming. During 1996, West Virginia accounted for 95% of APPL's direct premiums collected.

   UG is licensed in Alabama, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky,
Louisiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin. During 1996, Illinois and Ohio accounted for 33% and 15%, respectively, of UG's direct premiums collected. No other states account for more than 7% of UG's direct premiums collected.


UNDERWRITING

   The underwriting procedures of the Company's insurance affiliates are established by management. Insurance policies are issued by the Company based upon underwriting practices established for each market in which the Company operates. Most policies are individually underwritten. Applications for insurance are reviewed to determine additional information required to make an underwriting decision, which depends on the amount of insurance applied for and the applicant's age and medical history. Additional information may include inspection reports, medical examinations, statements from doctors who have treated the applicant in the past and, where indicated, special medical tests. After reviewing the information collected, the Company either issues the policy as applied for or with an extra premium charge because of unfavorable factors or rejects the application. Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

  The Company's insurance affiliates require blood samples to be drawn with individual insurance applications for coverage over $45,000 (age 46 and above) or $95,000 (age 16-45). Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus. Applications also contain questions permitted by law regarding the HIV virus which must be answered by the proposed insureds.


RESERVES

   The applicable insurance laws under which the Company's insurance affiliates operate require that each insurance company report policy reserves as liabilities to meet future obligations on the policies in force. These reserves are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature. These laws specify that the reserves shall not be less than reserves calculated using certain mortality tables and interest rates.

   The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance affiliates' experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C.

  Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 5.0% to 6.0% in each of the years 1996, 1995 and 1994.

REINSURANCE

   As is customary in the insurance industry, the Company's insurance affiliates cede insurance to other insurance companies under reinsurance agreements. Reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to obtain a greater diversification of risk. The ceding insurance company remains continently liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it, however it is the practice of insurers to reduce their financial statement liabilities to the extent that they have been reinsured with other insurance companies. The Company sets a limit on the amount of insurance retained on the life of any one person. The Company will not retain more than $125,000, including accidental death benefits, on any one life. At December 31, 1996, the Company had insurance in force of $3.953 billion of which approximately $1.109 billion was ceded to reinsurers.

   The Company's reinsured business is ceded to numerous reinsurers. The Company believes the assuming companies are able to honor all contractual commitments, based on the Company's periodic reviews of their financial statements, insurance industry reports and reports filed with state insurance departments.

   The Company's insurance affiliate (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best, an industry rating company, assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. The agreement with FILIC accounts for approximately 66% of the reinsurance receivables as of December 31, 1996.

   As a result of the FILIC coinsurance agreement, effective September 30, 1996, UG received a reinsurance credit in the amount of $28,318,000 in exchange for an equal amount of assets. UG also received $6,375,000 as a commission allowance.

   Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

In selecting a reinsurance company, the Company examines many factors including:

1)   Whether   the   reinsurer  is  licensed  in  the  states   in    which
     reinsurance coverage is being sought;

2)   the  solvency and stability of the company.  One source  utilized   is
     the rating given the reinsurer by the A.M. Best Company, an insurance industry rating company. Another source is the
     statutory   annual statement of the reinsurer;

3)   the history and reputation of the Company;

4) competitive pricing of reinsurance coverage. The Company generally seeks quotes from several reinsurers when considering a new treaty.

INVESTMENTS

   At December 31, 1996, substantially all of the assets of the Company represent investments or receivables in affiliates. The Company does own one mortgage loan as of December 31, 1996. Interest income was derived from mortgage loans and cash and cash equivalents.


COMPETITION

   The insurance business is a highly competitive industry and there are a number of other companies, both stock and mutual, doing business in areas where the Company operates. Many of these competing insurers are larger, have more diversified lines of insurance coverage, have substantially greater financial resources and have a greater number of agents. Other significant competitive factors include policyholder benefits, service to policyholders, and premium rates.

    The insurance industry is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. The products offered (see Products) are similar to those offered by other major companies. The product features are regulated by the states and are subject to extensive competition among major insurance organizations. The Company believes a strong service commitment to policyholders, efficiency and flexibility of operations, timely service to the agency force and the expertise of its key executives help minimize the competitive pressures of the insurance industry.


GOVERNMENT REGULATION

   The Company's insurance affiliates are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. The Company cannot predict the form of any future proposals or regulation. The Company's insurance affiliates, USA, UG, APPL and ALIC are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

   Most states also have insurance holding company statutes which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions. The insurance affiliates are subject to such legislation and are registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure concerning the corporation that controls the registered insurers and all affiliates of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements, and payment of dividends in excess of specified amounts by the insurance affiliate within the holding company system are required.

   The National Association of Insurance Commissioners (NAIC) is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies, however its purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

   Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

   At year end 1996, UG had two ratios outside the normal range. The first ratio compared commission allowances with statutory capital and surplus. The ratio was outside the norm due to the reinsurance agreement with First International Life Insurance Company ("FILIC"). Additional information about the reinsurance agreement with FILIC can be found in the section titled Reinsurance. Management does not believe that this ratio will be outside the normal range in future periods.

  The second ratio is related to the decrease in premium income. The ratio fell outside the normal range the last two years. The decrease in premium income is directly attributable to the change in distribution systems and marketing strategy. The Company changed its focus from primarily a broker agency distribution system to a captive agent system and changed its marketing strategy from traditional whole life insurance products to universal life insurance products. Management is taking a long-term approach to its recent changes to the marketing and distribution systems and believes these changes will provide long-term benefits to the Company.

   The NAIC has adopted Risk Based Capital ("RBC") rules, to evaluate the adequacy of statutory capital and surplus in relation to a company's investment and insurance risks. The RBC formula reflects the level of risk of invested assets and the types of insurance products. The formula classifies company risks into four categories:


1) Asset   risk   -   the   risk  of loss  of principal  due   to   default
   through  creditor bankruptcy or decline  in  market  value  for   assets
   reported  at market.

2) Pricing   inadequacy   -  the  risk  of adverse  mortality,   morbidity,
   and expense experience in relation to pricing assumptions.

3) Asset and liability mismatch - the risk of having to reinvest funds when market yields fall below levels guaranteed to contract holders, and the risk of having to sell assets when market yields are above the levels at which the assets were purchased.

4) General risk - the risk of fraud, mismanagement, and other business risks.

  The RBC formula is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action.


The levels and ratios are as follows:

                                 Ratio of Total Adjusted Capital to
                                     Authorized Control Level RBC
  Regulatory Event                     (Less Than or Equal to)

  Company action level                            2.0*
  Regulatory action level                         1.5
  Authorized control level                        1.0
  Mandatory control level                         0.7

 *    Or, 2.5 with negative trend.

   At December 31, 1996, each of the Company's insurance affiliates has a Ratio that is in excess of 300% of the authorized control level; accordingly the Company's affiliates meet the RBC requirements.

   The NAIC has recently released the Life Illustration Model Regulation. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product which does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product which does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer.

   As states in which the Company does business adopt the regulation or adopt a modified version of the regulation, the Company will be required to comply with this new regulation. The Company may need to modify existing products or sales methods.

   The NAIC has proposed a new Model Investment Law that may affect the statutory carrying values of certain investments; however, the final outcome of that proposal is not certain, nor is it possible to predict what impact the proposal will have or whether the proposal will be adopted in the foreseeable future.


EMPLOYEES

    UII has no employees of its own. There are approximately 100 persons who are employed by the Company's affiliates.


PROPERTIES

   The Company leases approximately 1,951 square feet of office space at 2500 Corporate Exchange Drive, Suite 345, Columbus, Ohio 43231. The lease expires June 30, 1999 with annual lease rent of $23,000 unadjusted for additional rent for the Company's pro rata share of building taxes, operating expenses and management expenses. Under the current lease agreement, the Company will pay a minimum of $59,000 through the remaining term of the lease. The rent expense will be approximately $35,000 for 1997. The lease contains no renewal or purchase option clause. The leased space cannot be sublet without written approval of lessor. Rent expense for 1996, 1995 and 1994 was approximately $61,000, $69,000 and $68,000, respectively.


LEGAL PROCEEDINGS

   The Company and its affiliates are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management and its legal counsel are of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.


BUSINESS OF UTI

The Registrant and its subsidiaries (the "Company") operate principally in the individual life insurance business. The primary business of the Company has been the servicing of existing insurance business in force, the solicitation of new insurance business, and the acquisition of other companies in similar lines of business.

United Trust, Inc., ("UTI") was incorporated December 14, 1984, as an Illinois corporation. During the next two and a half years, UTI was engaged in an intrastate public offering of its securities, raising over $12,000,000 net of offering costs. In 1986, UTI formed a life insurance subsidiary and by 1987 began selling life insurance products.

United Income, Inc. ("UII"), an affiliated company, was incorporated on November 2, 1987, as an Ohio corporation. Between March 1988 and August 1990, UII raised a total of approximately $15,000,000 in an intrastate public offering in Ohio. During 1990, UII formed a life insurance subsidiary and began selling life insurance products.

UTI currently owns 30% of the outstanding common stock of UII and accounts for its investment in UII using the equity method.

On February 20, 1992, UTI and UII, formed a joint venture, United Trust Group, Inc., ("UTG"). On June 16, 1992, UTI contributed $2.7 million in cash, an $840,000 promissory note and 100% of the common stock of its wholly owned life insurance subsidiary. UII contributed $7.6 million in cash and 100% of its life insurance subsidiary to UTG. After the contributions of cash, subsidiaries, and the note, UII owns 47% and UTI owns 53% of UTG.

On June 16, 1992, UTG acquired 67% of the outstanding common stock of the now dissolved Commonwealth Industries Corporation, ("CIC") for a purchase price of $15,567,000. Following the acquisition UTI controlled eleven life insurance subsidiaries. The Company has taken several steps to streamline and simplify the corporate structure following the acquisitions.

On December 28, 1992, Universal Guaranty Life Insurance Company ("UG") was the surviving company of a merger with Roosevelt National Life Insurance Company ("RNLIC"), United Trust Assurance Company ("UTAC"), Cimarron Life Insurance Company ("CIM") and Home Security Life Insurance Company ("HSLIC"). On June 30, 1993, Alliance Life Insurance Company ("ALLI"), a subsidiary of UG, was merged into UG.

On March 30, 1994, Farmers and Ranchers Life Insurance Company ("F&R") was sold to an unrelated third party. F&R was a small life insurance company which did not significantly contribute to the operations of the group. F&R primarily represented a marketing opportunity. The Company determined it would not be able to allocate the time and resources necessary to properly develop the opportunity, due to continued focus and emphasis on certain other agency forces of the Company.

On July 31, 1994, Investors Trust Assurance Company ("ITAC") was merged into Abraham Lincoln Insurance Company ("ALIC").

On August 15, 1995, the shareholders of CIC, Investors Trust, Inc., ("ITI"), and Universal Guaranty Investment Company, ("UGIC"), all intermediate holding companies within the UTI group, voted to voluntarily liquidate each of the companies and distribute the assets to the shareholders (consisting solely of common stock of their respective subsidiary). As a result, the shareholders of the liquidated companies became shareholders of FCC. Following the liquidations, UTG owns 72% of the outstanding common stock of FCC.

PRODUCTS

The Company's portfolio consists of two universal life insurance products. The primary universal life insurance product is referred to as the "Century 2000". This product was introduced to the marketing force in 1993 and has become the cornerstone of current marketing. This product has a minimum face amount of $25,000 and currently credits 6% interest with a guaranteed rate of 4.5% in the first 20 years and 3% in years 21 and greater.
The  policy   values  are  subject  to  a  $4.50  monthly  policy  fee,  an administrative load and a premium load of 6.5% in all years. The administrative load and surrender charge are based on the issue age, sex and rating class of the policy. A surrender charge is effective for the first 14 policy years. In general, the surrender charge is very high in the first couple of years and then declines to zero at the end of 14 years. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan.

The second universal life product referred to as the "UL90A", has a minimum face amount of $25,000. The administrative load is based on the issue age, sex and rating class of the policy. Policy fees vary from $1 per month in the first year to $4 per month in the second and third years and $3 per month each year thereafter. The UL90A currently credits 5.5% interest with a 4.5% guaranteed interest rate. Partial withdrawals, subject to a remaining minimum $500 cash surrender value and a $25 fee, are allowed once a year after the first duration. Policy loans are available at 7% interest in advance. The policy's accumulated fund will be credited the guaranteed interest rate in relation to the amount of the policy loan. Surrender charges are based on a percentage of target premium starting at 120% for years 1-5 then grading downward to zero in year 15. This policy contains a guaranteed interest credit bonus for the long term policyholder. From years 10 through 20, additional interest bonuses are earned with a total in the twentieth year of 1.375%. The bonus is calculated from the policy issue date and is contractually guaranteed.

The Company markets other products, none of which is significant to operations. The Company has a variety of policies in force different from those which are currently being marketed. Approximately 30% of the insurance in force is participating business. The Company's average persistency rate for its policies in force for 1996 and 1995 has been 87.9% and 87.5%, respectively. The Company does not anticipate any material fluctuations in these rates in the future that may result from competition.

The Company's actual experience for earned interest, persistency and mortality vary from the assumptions applied to pricing and for determining premiums. Accordingly, differences between the Company's actual experience and those assumptions applied may impact the profitability of the Company. The minimum interest spread between earned and credited rates is 1% on the "Century 2000" universal life insurance product. The Company monitors investment yields, and when necessary adjusts credited interest rates on its insurance products to preserve targeted interest spreads. Credited rates are reviewed and established by the Board of Directors of the respective life insurance subsidiaries.

The premium rates are competitive with other insurers doing business in the states in which the Company is marketing its products.


MARKETING

The Company markets its products through separate and distinct agency forces. The Company has approximately 60 captive agents and 15 independent agents who actively write new business. No individual sales agent accounted for over 10% of the Company's premium volume in 1996. The Company's sales agents do not have the power to bind the Company.

The change in marketing strategy from traditional life insurance products to universal life insurance products had a significant impact on new business production. As a result of the change in marketing strategy the agency force went through a restructuring and retraining process. Marketing is based on a referral network of community leaders and shareholders of UII and UTI. Recruiting of agents is also based on the same referral network.

New  sales  are  marketed by UG and USA through their agency  forces  using
contemporary   sales  approaches  with  personal  computer   illustrations.
Current marketing efforts are primarily focused on the Midwest region.

Recruiting of agents is based on obtaining people with little or no experience in the life insurance business. These recruits go through an extensive internal training program.

USA is licensed in Illinois, Indiana and Ohio. During 1996, Ohio accounted for 99% of USA's direct premiums collected.

ALIC  is  licensed  in Alabama, Arizona, Illinois, Indiana,  Louisiana  and
Missouri.   During 1996, Illinois and Indiana accounted for  44%  and  36%, respectively of ALIC's direct premiums collected.

APPL is licensed in Alabama, Arizona, Arkansas, Colorado, Georgia, Illinois, Indiana, Kansas, Kentucky, Louisiana, Missouri, Montana, Nebraska, Ohio, Oklahoma, Pennsylvania, Tennessee, Utah, Virginia, West Virginia and Wyoming. During 1996, West Virginia accounted for 95% of APPL's direct premiums collected.

UG is licensed in Alabama, Arizona, Arkansas, Colorado, Delaware, Florida, Georgia, Idaho, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wisconsin. During 1996, Illinois and Ohio accounted for 33% and 15%, respectively, of UG's direct premiums collected. No other states account for more than 7% of UG's direct premiums collected.


UNDERWRITING

The underwriting procedures of the Company's insurance subsidiaries are established by management. Insurance policies are issued by the Company based upon underwriting practices established for each market in which the Company operates. Most policies are individually underwritten. Applications for insurance are reviewed to determine additional information required to make an underwriting decision, which depends on the amount of insurance applied for and the applicant's age and medical history. Additional information may include inspection reports, medical examinations, statements from doctors who have treated the applicant in the past and, where indicated, special medical tests. After reviewing the information collected, the Company either issues the policy as applied for or with an extra premium charge because of unfavorable factors or rejects the application. Substandard risks may be referred to reinsurers for full or partial reinsurance of the substandard risk.

The Company's insurance subsidiaries require blood samples to be drawn with individual insurance applications for coverage over $45,000 (age 46 and above) or $95,000 (ages 16-45). Blood samples are tested for a wide range of chemical values and are screened for antibodies to the HIV virus. Applications also contain questions permitted by law regarding the HIV virus which must be answered by the proposed insureds.


RESERVES

The applicable insurance laws under which the Company's insurance subsidiaries operate require that each insurance company report policy reserves as liabilities to meet future obligations on the policies in force. These reserves are the amounts which, with the additional premiums to be received and interest thereon compounded annually at certain assumed rates, are calculated in accordance with applicable law to be sufficient to meet the various policy and contract obligations as they mature. These laws specify that the reserves shall not be less than reserves calculated using certain mortality tables and interest rates.

The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries' experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C.

Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 5.0% to 6.0% in each of the years 1996, 1995 and 1994.


REINSURANCE

As is customary in the insurance industry, the Company's insurance subsidiaries cede insurance to other insurance companies under reinsurance agreements. Reinsurance agreements are intended to limit a life insurer's maximum loss on a large or unusually hazardous risk or to obtain a greater diversification of risk. The ceding insurance company remains contingently liable with respect to ceded insurance should any reinsurer be unable to meet the obligations assumed by it, however it is the practice of insurers to reduce their financial statement liabilities to the extent that they have been reinsured with other insurance companies. The Company sets a limit on the amount of insurance retained on the life of any one person. The Company will not retain more than $125,000, including accidental death benefits, on any one life. At December 31, 1996, the Company had insurance in force of $3.953 billion of which approximately $1.109 billion was ceded to reinsurers.

The Company's reinsured business is ceded to numerous reinsurers. The Company believes the assuming companies are able to honor all contractual commitments, based on the Company's periodic reviews of their financial statements, insurance industry reports and reports filed with state insurance departments.

The Company's insurance subsidiary ("UG") entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best, an industry rating company, assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. The agreement with FILIC accounts for approximately 66% of the reinsurance receivables as of December 31, 1996.

As a result of the FILIC coinsurance agreement, effective September 30, 1996, UG received a reinsurance credit in the amount of $28,318,000 in exchange for an equal amount of assets. UG also received $6,375,000 as a commission allowance.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company. The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

In selecting a reinsurance company, the Company examines many factors including:

1) Whether   the   reinsurer  is  licensed  in  the  states   in   which
   reinsurance coverage is being sought;

2) the solvency and stability of the company. One source utilized is the rating given the reinsurer by the A.M. Best Company, an insurance industry rating company. Another source is the statutory annual statement of the reinsurer;

3) the history and reputation of the Company;

4) competitive   pricing   of   reinsurance coverage. The Company generally
   seeks  quotes from several reinsurers when considering  a  new  treaty.

The  Company  does not have any short-duration reinsurance contracts.   The
effect of the Company's long-duration reinsurance contracts on premiums earned in 1996, 1995 and 1994 was as follows:

                                  Shown in thousands
                           1996           1995           1994
                         Premiums       Premiums       Premiums
                          Earned         Earned         Earned

         Direct          $ 32,387       $ 35,201       $  38,063

         Assumed                0              0               0

         Ceded             (4,768)        (5,203)         (5,659)

         Net premiums    $ 27,619       $  29,998      $  32,404



INVESTMENTS


The Company retains the services of a registered investment advisor to assist the Company in managing its investment portfolio. The Company may modify its present investment strategy at any time, provided its strategy continues to be in compliance with the limitations of state insurance department regulations.

Investment income represents a significant portion of the Company's total income. Investments are subject to applicable state insurance laws and regulations which limit the concentration of investments in any one category or class and further limit the investment in any one issuer. Generally, these limitations are imposed as a percentage of statutory assets or percentage of statutory capital and surplus of each company.

The  following table reflects net investment income by type of  investment.

                                            December 31,
                             1996               1995               1994
Fixed maturities and
 fixed maturities
 held for sale       $    13,326,312     $    13,190,121     $   12,185,941
Equity securities             88,661              52,445              3,999
Mortgage loans             1,047,461           1,257,189          1,423,474
Real estate                  794,844             975,080            990,857
Policy loans               1,121,538           1,041,900          1,014,723
Short-term investments       515,346             505,637            444,135
Other                        197,188             158,290            221,125
Total   consolidated
 investment  income       17,091,350          17,180,662         16,284,254
Investment  expenses      (1,222,903)         (1,724,438)        (1,915,808)
Consolidated net
 investment  income   $   15,868,447     $    15,456,224     $   14,368,446


At December 31, 1996, the Company had a total of $6,025,000 of investments, which did not produce income during 1996. These investments are comprised of $5,325,000 in real estate including its home office property and $700,000 in equity securities, which did not produce income during 1996.

The following table summarizes the Company's fixed maturities distribution at December 31, 1996 and 1995 by ratings category as issued by Standard and Poor's, a leading ratings analyst.

                               Fixed Maturities
                    Rating              % of Portfolio
                                        1996      1995
                Investment Grade
                  AAA                     30%       27%
                  AA                      13%       14%
                  A                       46%       48%
                  BBB                     10%       11%
                  Below investment grade   1%        0%
                                         100%      100%

The following table summarizes the Company's fixed maturities and fixed maturities held for sale by major classification.

                                                      Carrying Value
                                                  1996             1995
U.S. government and government agencies     $  29,998,240    $  29,492,006
States, municipalities and
 political subdivisions                        14,561,203        7,608,494
Collateralized mortgage obligations            13,246,780       15,428,596
Public utilities                               51,941,647       59,254,524
Corporate                                      72,140,081       82,516,775
                                            $ 181,887,951    $ 194,300,395


The following table shows the composition and average maturity of the Company's investment portfolio at December 31, 1996.


                                    Carrying        Average          Average
Investments                           Value         Maturity          Yield

Fixed maturities and fixed
maturities held for sale          $181,887,951           6 years       7.08%
Equity securities                    1,794,405     not applicable      4.74%
Mortgage loans                      11,022,792     11 years            8.41%
Investment real estate              14,390,436     not applicable      5.01%
Policy loans                        14,438,120     not applicable      6.55%
Short-term investments                 430,983     159 days            4.15%
Total Investments                 $223,964,687                         7.21%


At December 31, 1996, fixed maturities and fixed maturities held for sale have a market value of $183,776,000. Fixed maturities are carried at amortized cost. Management has the ability and intent to hold these securities until maturity. Fixed maturities held for sale are carried at market.

The Company holds approximately $431,000 in short-term investments. Management monitors its investment maturities and in their opinion is sufficient to meet the Company's cash requirements. The following is a summary of other investments maturing in one to five years. Fixed maturities and mortgage loans of $13,362,000 and $1,039,000 respectively, maturing in one year and $75,691,000 and $885,000, respectively, maturing in two to five years.

The Company holds approximately $11,023,000 in mortgage loans which represents 3% of the total assets. All mortgage loans are first position loans. Before a new loan is issued, the applicant is subject to certain criteria set forth by Company management to ensure quality control. These criteria include, but are not limited to, a credit report, personal financial information such as outstanding debt, sources of income, and
personal  equity.   Loans issued are limited to no more  than  80%  of  the
appraised value of the property and must be first position against the collateral.

The Company has $603,000 of mortgage loans, net of a $10,000 reserve allowance, which are in default or in the process of foreclosure. These loans represent approximately 5% of the total portfolio. The Company has one loan of $63,900 which is under a repayment plan. Letters are sent to each mortgagee when the loan becomes 30 days or more delinquent. Loans 90 days or more delinquent are placed on a non-performing status and classified as delinquent loans. Reserves for loan losses are established based on management's analysis of the loan balances compared to the expected realizable value should foreclosure take place. Loans are placed on a non-accrual status based on a quarterly analysis of the likelihood of repayment. All delinquent and troubled loans held by the Company are loans which were held in portfolios by acquired companies at the time of acquisition. Management believes the current internal controls surrounding, the mortgage loan selection process provide a quality portfolio with minimal risk of foreclosure and/or negative financial impact.

The Company has in place a monitoring system to provide management with information regarding potential troubled loans. Management is provided with a monthly listing of loans that are 30 days or more past due along with a brief description of what steps are being taken to resolve the delinquency. Quarterly, coinciding with external financial reporting, the Company determines how each delinquent loan should be classified. All loans 90 days or more past due are classified as delinquent. Each delinquent loan is reviewed to determine the classification and status the loan should be given. Interest accruals are analyzed based on the likelihood of repayment. In no event will interest continue to accrue when accrued interest along with the outstanding principal exceeds the net realizable value of the property. The Company does not utilize a specified number of days delinquent to cause an automatic non-accrual status.

The mortgage loan reserve is established and adjusted based on management's quarterly analysis of the portfolio and any deterioration in value of the underlying property which would reduce the net realizable value of the property below its current carrying value.

In addition, the Company also monitors that current and adequate insurance on the properties are being maintained. The Company requires proof of insurance on each loan and further requires to be shown as a lienholder on the policy so that any change in coverage status is reported to the Company. Proof of payment of real estate taxes is another monitoring technique utilized by the Company. Management believes a change in insurance status or non-payment of real estate taxes are indicators that a loan is potentially troubled. Correspondence with the mortgagee is performed to determine the reasons for either of these events occurring.

The following table shows a distribution of mortgage loans by type.

            Mortgage  Loans         Amount     %  of Total
            FHA/VA               $  676,176          6%
            Commercial            1,878,158         17%
            Residential           8,468,458         77%


The following table shows a geographic distribution of the mortgage loan portfolio and real estate held.

                               Mortgage         Real
                                 Loans         Estate
             Colorado              2%             0%
             Illinois             12%            60%
             Kansas               12%             0%
             Louisiana            14%            12%
             Mississippi           0%            16%
             Missouri              2%             1%
             North Carolina        6%             5%
             Oklahoma              7%             1%
             Virginia              4%             0%
             West Virginia        37%             3%
             Other                 4%             2%
             Total               100%           100%


The following table summarizes delinquent mortgage loan holdings.


      Delinquent
      31 Days or More               1996          1995           1994

      Non-accrual status          $       0     $       0     $       0

      Other                         613,000       628,000       911,000

      Reserve on delinquent
        loans                       (10,000)      (10,000)      (26,000)

      Total Delinquent            $ 603,000     $ 618,000     $ 885,000

      Interest income forgone
        (Delinquent loans)        $  29,000     $  16,000     $   4,000

      In Process of Restructuring $       0     $       0     $       0

      Restructuring on other
        than market terms                 0             0             0

      Other potential problem loans       0             0             0

      Total Problem Loans         $       0     $       0     $       0

      Interest income foregone
        (Restructured loans)      $       0     $       0     $       0


See Item 2, Properties, for description of real estate holdings.


COMPETITION

The insurance business is a highly competitive industry and there are a number of other companies, both stock and mutual, doing business in areas where the Company operates. Many of these competing insurers are larger, have more diversified lines of insurance coverage, have substantially greater financial resources and have a greater number of agents. Other significant competitive factors include policyholder benefits, service to policyholders, and premium rates.

The insurance industry is a mature industry. In recent years, the industry has experienced virtually no growth in life insurance sales, though the aging population has increased the demand for retirement savings products. The products offered (see Products) are similar to those offered by other major companies. The product features are regulated by the states and are subject to extensive competition among major insurance organizations. The Company believes a strong service commitment to policyholders, efficiency and flexibility of operations, timely service to the agency force and the expertise of its key executives help minimize the competitive pressures of the insurance industry.


GOVERNMENT REGULATION

The Company's insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with all aspects of the insurance business, including the power to: (i) grant and revoke licenses to transact business; (ii) regulate and supervise trade practices and market conduct; (iii) establish guaranty associations; (iv) license agents; (v) approve policy forms; (vi) approve premium rates for some lines of business; (vii) establish reserve requirements; (viii) prescribe the form and content of required financial statements and reports; (ix) determine the reasonableness and adequacy of statutory capital and surplus; and (x) regulate the type and amount of permitted investments. Insurance regulation is concerned primarily with the protection of policyholders. The Company cannot predict the form of any future proposals or regulation. The Company's insurance subsidiaries, USA, UG, APPL and ALIC are domiciled in the states of Ohio, Ohio, West Virginia and Illinois, respectively.

Most states also have insurance holding company statutes which require registration and periodic reporting by insurance companies controlled by other corporations licensed to transact business within their respective jurisdictions. The insurance subsidiaries are subject to such legislation and are registered as controlled insurers in those jurisdictions in which such registration is required. Statutes vary from state to state but typically require periodic disclosure concerning the corporation that controls the registered insurers and all subsidiaries of such corporation. In addition, prior notice to, or approval by, the state insurance commission of material intercorporate transfers of assets, reinsurance agreements, management agreements (see Note 9 to Notes to Financial
Statements), and payment of dividends (see Note 2 to Notes to Financial Statements) in excess of specified amounts by the insurance subsidiary within the holding company system are required.

The National Association of Insurance Commissioners ("NAIC") is an association whose membership consists of the insurance commissioners or their designees of the various states. The NAIC has no direct regulatory authority over insurance companies, however its primary purpose is to provide a more consistent method of regulation and reporting from state to state. This is accomplished through the issuance of model regulations, which can be adopted by individual states unmodified, modified to meet the state's own needs or requirements, or dismissed entirely.

Each year the NAIC calculates financial ratio results (commonly referred to as IRIS ratios) for each company. These ratios compare various financial information pertaining to the statutory balance sheet and income statement. The results are then compared to pre-established normal ranges determined by the NAIC. Results outside the range typically require explanation to the domiciliary insurance department.

At year end 1996, UG had two ratios outside the normal range. The first ratio compared commission allowances with statutory capital and surplus. The ratio was outside the norm due to the coinsurance agreement with First International Life Insurance Company ("FILIC"). Additional information about the coinsurance agreement with FILIC can be found in the section titled Reinsurance or in Note 7 of the Notes to the Consolidated Financial Statements. Management does not believe that this ratio will be outside the normal range in future periods.

The second ratio is related to the decrease in premium income. The ratio fell outside the normal range the last two years. The decrease in premium income is directly attributable to the change in distribution systems and marketing strategy. The Company changed its focus from primarily a broker agency distribution system to a captive agent system and changed its marketing strategy from traditional whole life insurance products to universal life insurance products. Management is taking a long-term approach to its recent changes to the marketing and distribution systems and believes these changes will provide long-term benefits to the Company.

The NAIC has adopted Risk Based Capital ("RBC") rules to evaluate the adequacy of statutory capital and surplus in relation to a company's investment and insurance risks. The RBC formula reflects the level of risk of invested assets and the types of insurance products. The formula classifies company risks into four categories:


1) Asset  risk  -   the  risk   of loss of principal due to default through
   creditor bankruptcy or decline in market value for assets reported at market.

2) Pricing   inadequacy  -  the  risk of adverse  mortality, morbidity, and expense experience in relation to pricing assumptions.

3) Asset and liability mismatch - the risk of having to reinvest funds when market yields fall below levels guaranteed to contract holders, and the risk of having to sell assets when market yields are above the levels at which the assets were purchased.

4) General risk - the risk of fraud, mismanagement, and other business risks.

The RBC formula is used by state insurance regulators as an early warning tool to identify, for the purpose of initiating regulatory action, insurance companies that potentially are inadequately capitalized. In addition, the formula defines new minimum capital standards that will supplement the current system of low fixed minimum capital and surplus requirements on a state-by-state basis. Regulatory compliance is determined by a ratio of the insurance company's regulatory total adjusted capital, as defined by the NAIC, to its authorized control level RBC, as defined by the NAIC. Insurance companies below specific trigger points or ratios are classified within certain levels, each of which requires specific corrective action. The levels and ratios are as follows:

                                  Ratio of Total Adjusted Capital to
                                     Authorized Control Level RBC
  Regulatory Event                      (Less Than or Equal to)
   Company action level                            2.0*
   Regulatory action level                         1.5
   Authorized control level                        1.0
   Mandatory control level                         0.7

   * Or, 2.5 with negative trend.

At December 31, 1996, each of the Company's insurance subsidiaries has a Ratio that is in excess of 300% of the authorized control level; accordingly the Company's subsidiaries meet the RBC requirements.

The NAIC has recently released the Life Illustration Model Regulation. This regulation requires products which contain non-guaranteed elements, such as universal life and interest sensitive life, to comply with certain actuarially established tests. These tests are intended to target future performance and profitability of a product under various scenarios. The regulation does not prevent a company from selling a product which does not meet the various tests. The only implication is the way in which the product is marketed to the consumer. A product which does not pass the tests uses guaranteed assumptions rather than current assumptions in presenting future product performance to the consumer.

As states in which the Company does business adopt the regulation or adopt a modified version of the regulation, the Company will be required to comply with this new regulation. The Company may need to modify existing products or sales methods.

The NAIC has proposed a new Model Investment Law that may affect the statutory carrying values of certain investments; however, the final outcome of that proposal is not certain, nor is it possible to predict what impact the proposal will have or whether the proposal will be adopted in the foreseeable future.


EMPLOYEES

There are approximately 100 persons who are employed by the Company and its affiliates.

ITEM 2.  PROPERTIES

The following table shows the distribution of real estate by type.


      Real Estate                  Amount       % of Total
  Home Office                  $ 2,885,908          20%
  Commercial                   $ 2,397,475          17%
  Residential development      $ 5,260,107          36%
  Foreclosed real estate       $ 3,846,946          27%


Real estate holdings represent approximately 4% of the total assets of the Company net of accumulated depreciation of $1,341,000 and $1,050,000 at year end 1996 and 1995 respectively. The Company owns an office complex in Springfield, Illinois, which houses the primary insurance operations. The office buildings contain 57,000 square feet of office and warehouse space. The properties are carried at approximately $2,688,000. In addition, an insurance subsidiary owns a home office building in Huntington, West Virginia. The building has 15,000 square feet and is carried at $198,000. The facilities occupied by the Company are adequate relative to the Company's present operations.

Commercial property consists primarily of former home office buildings of acquired companies no longer used in the operations of the Company. These properties are leased to various unaffiliated companies and organizations. Residential development property is primarily located in Springfield, Illinois, and entails several developments, each targeted for a different segment of the population. These targets include a development primarily for the first time home buyer, an upscale development for existing homeowners looking for a larger home, and duplex condominiums for those who desire maintenance free exteriors and surroundings. The Company's primary focus is on the development and sale of lots, with an occasional home construction to help stimulate interest.

Springfield is the State Capital of Illinois. The City's economy is service oriented with the main employers being the State of Illinois, two major area hospitals and two large insurance companies. This provides for a very stable economy not as dramatically affected by economic conditions in other parts of the United States.

Foreclosed property is carried at the unpaid loan principal balance plus accrued interest on the loan and other costs associated with the foreclosure process. The carrying value of foreclosed property does not exceed management's estimate of net realizable value. Management's estimate of net realizable value is based on significant internal real estate experience, local market experience, independent appraisals and evaluation of existing comparable property sales.


ITEM 3.  LEGAL PROCEEDINGS

The Company and its subsidiaries are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management and its legal counsel are of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.

                            MANAGEMENT OF UTI


THE BOARD OF DIRECTORS

     In the fiscal year ended December 31, 1996, the Board of Directors of the Company met four times. All nominees for director attended at least 75% of all meetings of the Board except for William Cellini.

     The Board of Directors has an Audit Committee consisting of Messrs. Albin, Geary, McKee and Larson. The Audit Committee reviews and acts or reports to the Board with respect to various auditing and accounting matters, the scope of the audit procedures and the results thereof, the internal accounting and control systems of the Company, the nature of services performed for the Company and the fees to be paid to the independent auditors, the performance of the Company's independent and internal auditors and the accounting practices of the Company. The Audit Committee also recommends to the full Board of Directors the auditors to be appointed by the Board. The Audit Committee met once in 1996.

     The Board of Directors has an Executive Committee consisting of Messrs. Melville, Morrow and Ryherd. The Executive Committee has all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, except those powers which, by law, cannot be delegated by the Board of Directors. The Committee must report to the Board of Directors regarding all actions taken by the Committee. The Committee did not meet in 1996.

     The Board of Directors has a Nominating Committee consisting of Messrs. Cook, Lovell and Morrow. The Nominating Committee reviews, evaluates and recommends directors, officers and nominees for the Board of Directors. There is no formal mechanism by which shareholders of the Company can recommend nominees for the Board of Directors, although any recommendations by shareholders of the Company will be considered. Shareholders desiring to make nominations to the Board of Directors should submit their nominations in writing to the Chairman of the Board no later than February 1st of the year in which the nomination is to be made. The Committee did not meet in 1996.

     The Stock Option Committee is composed of Messrs. Cellini, Dowell and Ryherd. The Committee recommends to the Board of Directors the granting of options to purchase shares of the Company's Common Stock to those persons found to be eligible pursuant to the Stock Option criteria. The Committee did not meet in 1996.

     The compensation of the Company's executive officers is determined by the full Board of Directors (see report on Executive Compensation).


DIRECTORS

NAME, AGE            POSITION  WITH  THE  COMPANY,  BUSINESS EXPERIENCE AND
                     OTHER DIRECTORSHIPS

John S. Albin  69    Director of the Company since 1984;  farmer in Douglas
                     and   Edgar  counties, Illinois, since 1951;  Chairman
                     of   the  Board   of Longview State Bank  since  1978;
                     President   of   the Longview Capitol  Corporation,  a
                     bank holding company,  since 1978;  Chairman  of First
                     National  Bank  of  Ogden,   Illinois,  since    1987;
                     Chairman  of the State Bank of  Chrisman  since  1988;
                     Director and Secretary of Illini Community Development
                     Corporation  since 1990; Chairman of Parkland  College
                     Board  of   Trustees since 1990; board member  of  the
                     Fisher National Bank, Fisher, Illinois, since 1993.

William F. Cellini,
62 Director of FCC and certain affiliate companies since 1984; Chairman of the Board of New Frontier Development Group, Chicago, Illinois for more than the past five years; Executive Director of Illinois Asphalt Pavement Association.

Robert E. Cook  71   Director  of  the  Company since  1984;  President  of
                     United  Fidelity,   Inc.  since  1990;   Chairman   of
                     the  Board   of Directors  of  First Fidelity Mortgage
                     Company   since   1991;  President   of   Cook-Witter,
                     Inc.,  a governmental  consulting and  lobbying   firm
                     with  offices  in  Springfield,  Illinois,  from  1985
                     until 1990.

Larry R. Dowell 62   Director  of  the Company since 1984;  cattleman   and
                     farmer   in Stronghurst,  Henderson County,   Illinois
                     since  1956;  member of the Illinois Beef Association;
                     past   Board  and   Executive   Committee  member   of
                     Illinois    Beef   Council;  Chairman   of   Henderson
                     County Board  of  Supervisors  since 1992.

Donald G. Geary 73   Director of FCC and certain affiliate companies  since
                     1984; industrial warehousing developer and founder of Regal 8 Inns for more than the past five years.

Raymond L. Larson 62 Director  of  the  Company  since 1984; cattleman  and farmer since 1953; Director of the Bank of Sugar Grove, Illinois since 1977; Board member of National Livestock and Meat Board since 1983 and currently Treasurer; Board member and past President of Illinois Beef Council; member of National Cattlemen's Association and Illinois Cattlemen's Association.

Dale E. McKee 78     Director  of  the Company  since  1984; pork  producer
                     and  farmer in Rio, Illinois, since 1947; President of
                     McKee   and Flack,  Inc.,  an Iowa corporation engaged
                     in  farming   since  1975;   director   of  St. Mary's
                     Hospital of  Galesburg  since 1984.

James E. Melville    President  and   Chief  Operating   Officer  since July
51                   1997;   Chief  Financial Officer of the Company   since
                     March  1993;   Senior Executive Vice President  of  the
                     Company   since September  1992;  President of  certain
                     Affiliate   Companies  from  May 1989  until  September
                     1991;  Chief  Operating Officer  of   FCC   from   1989
                     until  September  1991;  Chief  Operating  Officer   of
                     certain    Affiliate  Companies   from    1984    until
                     September   1991;  Senior Executive Vice  President  of
                     certain   Affiliate    Companies   from   1984    until
                     September  1989;  Consultant to UTI and UTG from  March
                     1992  through  September 1992;  President   and   Chief
                     Operating    Officer    of   certain   affiliate   life
                     insurance companies and Senior Executive Vice President
                     of      non-insurance    Affiliate    Companies   since
                     September 1992.

Thomas F. Morrow 52  Director   of  certain  affiliate companies since  1992
                     and  Treasurer  since 1993.  Mr. Morrow has served   as
                     Vice  Chairman  and  Director of certain affiliate life
                     insurance companies  since  1992  as  well  as   having
                     held    similar  positions with  other  affiliate  life
                     insurance companies from 1987 to 1992.

Larry E. Ryherd 57  Chairman  of  the Board of Directors and a Director  of
                    the Company since 1984, CEO since 1991; Chairman of the Board of UII since 1987, CEO since 1992 and President since 1993; Chairman, CEO and Director of UTG since 1992; President, CEO and Director of certain affiliate companies since 1992. Mr. Ryherd has served as Chairman of the Board, CEO, President and COO of certain affiliate life insurance companies since 1992 and 1993. He has also been a Director of the National Alliance of Life Companies since 1992 and is the 1994 Membership Committee Chairman; he is a member of the American Council of Life Companies and Advisory Board Member of its Forum 500 since 1992.



Paul D. Lovell, a Director of the Company resigned effective September 23, 1997. Mr. Lovell is retired.

EXECUTIVE OFFICERS OF THE COMPANY

More detailed information on the following officers of the Company appears under "Election of Directors":

    Larry E. Ryherd       Chairman of the Board and Chief Executive Officer
    James E. Melville     President and Chief Operating Officer


Other officers of the company are set forth below:

NAME, AGE           POSITION  WITH  THE  COMPANY, BUSINESS  EXPERIENCE  AND
                    OTHER DIRECTORSHIPS

George E. Francis   Executive Vice  President  since July  1997;  Secretary
53                  of  the  Company  since   February  1993;  Director  of
                    certain Affiliate Companies since  October 1992; Senior
                    Vice President and Chief Administrative   Officer    of
                    certain   Affiliate Companies  since  1989;   Secretary
                    of   certain   Affiliate   Companies  since March 1993;
                    Treasurer   and  Chief  Financial  Officer  of  certain
                    Affiliate Companies from  1984 until September 1992.

Theodore C. Miller  Senior   Vice   President and  Chief  Financial Officer
35                  since  July 1997; Vice President  and  Treasurer  since
                    October 1992;  Vice President and Controller of certain
                    Affiliate Companies from 1984 to 1992.


EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid to or earned by the Company's Chief Executive Officer and each of the three other most highly compensated Executive Officers of the Company during each of the Company's last three fiscal years: Compensation for services provided by the named executive officers to the Company and its affiliates is paid by FCC as set forth in their employment agreements. (See Employment Contracts).

SUMMARY COMPENSATION TABLE

                              Annual Compensation (1)

                                                              Other Annual
Name and                                                     Compensation (2)
Principal Position                              Salary($)           ($)

Larry E. Ryherd                    1996           400,000          17,681
Chairman of the Board              1995           400,000          13,324
Chief Executive Officer            1994           400,000           7,909


Thomas F. Morrow                   1996 (4)       300,000          21,405
President, Chief                   1995           300,000          16,654
Operating Officer                  1994           300,000           9,886


James E. Melville                  1996           237,000          27,537
President, Chief                   1995           237,000          38,206(3)
Operating Officer                  1994           237,000          13,181


George E. Francis                  1996           119,000           7,348
Executive Vice                     1995           119,000           4,441
President, Secretary               1994           119,000           2,636


(1)Compensation deferred at the election of named officers is included in this section.

(2)Other annual compensation consists of interest earned on deferred compensation amounts pursuant to their employment agreements and the Company's matching contribution to the First Commonwealth Corporation Employee Savings Trust 401(k) Plan.

(3)Includes  $16,000  for  the  value of  personal  perquisites  owing  Mr.
Melville.

(4)Mr. Thomas F. Morrow retired effective July 31, 1997.


AGGREGATED OPTION/SAR EXERCISES IN LAST  FISCAL YEAR  AND FY-END OPTION/SAR
VALUES

     The following table summarizes for fiscal year ending, December 31, 1996, the number of shares subject to unexercised options and the value of unexercised options of the Company's common stock held by the named executive officers. The values shown were determined by multiplying the applicable number of unexercised share options by the difference between the per share market price on December 31, 1996 and the applicable per share exercise price. There were no options granted to the named executive officers during 1996.

                       Number of                   Number of Securities
                        Shares                    Underlying Unexercised
                      Acquired on    Value        Options/SARs Money at
                      Exercise(#)  Realized($)            FY-End(#)

Name                                             Exercisable  Unexercisable
Larry E. Ryherd            -            -          13,800            -
Thomas F. Morrow           -            -          17,200            -
James E. Melville        2,500       13,563        30,000            -
George E. Francis          -            -           4,600            -


                                                    Value of Unexercised
                                                   In the Options/SARs at
                                                           FY-End ($)

Larry E. Ryherd                                       -              -
Thomas F. Morrow                                      -              -
James E. Melville                                     -              -
George E. Francis                                     -              -


COMPENSATION OF DIRECTORS

     The Company's standard arrangement for the compensation of directors provide that each director shall receive an annual retainer of $2,400, plus $300 for each meeting attended and reimbursement for reasonable travel expenses. The Company's director compensation policy also provides that directors who are employees or past employees of the Company do not receive any compensation for their services as directors except for reimbursement for reasonable travel expenses for attending each meeting.


EMPLOYMENT CONTRACTS

     On July 31, 1997, Larry E. Ryherd entered into an employment agreement with the Company and FCC. Formerly, Mr. Ryherd had served as Chairman of the Board and Chief Executive Officer of the Company and its affiliates. Pursuant to the agreement, Mr. Ryherd agreed to serve as President and Chief Executive Officer of the Company and in addition, to serve in other positions of the affiliated companies if appointed or elected. The agreement provides for an annual salary of $400,000 as determined by the Board of Directors. The term of the agreement is for a period of five years. Mr. Ryherd has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 in the amount of $240,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Ryherd was granted an option to purchase up to 13,800 of the Company's common stock at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

     The Company and FCC entered into an employment agreement dated July 31, 1997 with James E. Melville pursuant to which Mr. Melville is employed as Senior Executive Vice President and in addition, to serve in other positions of the affiliated companies if appointed or elected at an annual salary of $237,000. The term of the agreement expires July 31, 2002. Mr. Melville has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $400,000 which includes interest at the rate of approximately 8.5% annually. Additionally, Mr. Melville was granted an option to purchase up to 32,500 shares of the Company's common stock at $17.50 per share. The option is immediately exercisable and transferable. The option will expire December 31, 2000.

     FCC entered into an employment agreement with George E. Francis on July 31, 1997. Under the terms of the agreement, Mr. Francis is employed as Executive Vice President of the Company at an annual salary of $119,000. Mr. Francis also agreed to serve in other positions if appointed or elected to such positions without additional compensation. The term of the agreement expires July 31, 2000. Mr. Francis has deferred portions of his income under a plan entitling him to a deferred compensation payment on January 2, 2000 of $80,000 which includes interest at the rate of approximately 8.5% per year. Additionally, Mr. Francis was granted an option to purchase up to 4,600 shares of the Company's Common Stock at $17.50 per share. The option is immediately exercisable and transferable. This option will expire on December 31, 2000.


REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

     The compensation of the Company's executive officers is determined by the full Board of Directors. The Board of Directors strongly believes that the Company's executive officers directly impact the short-term and long-term performance of the Company. With this belief and the corresponding objective of making decisions that are in the best interest of the Company's shareholders, the Board of Directors places significant emphasis on the design and administration of the Company's executive compensation plans.


EXECUTIVE COMPENSATION CONSIDERATIONS

     The purpose of the Company's executive compensation plans is to ensure that the compensation levels provided to the Company's executive officers integrate with the Company's annual and long-term performance objectives, to align the financial interests of the executive officers with the interests of the Company's shareholders, to reward for superior financial performance, and to assist the Company in attracting, retaining and motivating executives with exceptional leadership abilities. Consistent with this purpose, the Board of Directors establishes appropriate compensation elements in each of the executive officers compensation plan to include a base salary, annual bonus, stock options and deferred compensation alternatives. Compensation levels are reviewed annually by the Board of Directors relative to other life insurance companies and companies of similar size in the financial industry ("comparable companies"). Based upon analysis of total compensation paid by comparable companies, total compensation paid to the Company's executive officers were found to be within the same ranges. Accordingly, the Board of Directors feels that the Company is maintaining a competitive position to retain the talent necessary to meet the challenges in the life insurance industry.

EXECUTIVE COMPENSATION PLAN ELEMENTS

BASE SALARY. The Board of Directors establishes base salaries each year at a level intended to be within the competitive market range of comparable companies. In addition to the competitive market range, many factors are considered in determining base salaries, including the responsibilities assumed by the executive, the scope of the executive's position, experience, length of service, individual performance and internal equity considerations. During the last three fiscal years, there were no changes in the base salaries of the named executive officers.

STOCK OPTIONS. One of the Company's priorities is for the executive officers to be significant shareholders so that the interest of the executives are closely aligned with the interests of the Company's other shareholders. The Board of Directors believes that this strategy motivates executives to
remain  focused  on  the overall long-term performance   of   the  Company.
Stock   options are granted at the discretion  of  the  Board  of Directors and  are  intended  to be granted at levels within the  competitive  market
range   of   comparable  companies.  During  1993,  each   of   the   named
executive officers were granted options under their employment agreements for the Company's Common Stock as described in the Employment Contracts
section.   There  were no options granted to the named  executive  officers during the last three fiscal years.

DEFERRED COMPENSATION. A very significant component of overall Executive Compensation Plans is found in the flexibility afforded to participating officers in the receipt of their compensation. The availability, on a voluntary basis, of the deferred compensation arrangements as described in the Employment Contracts section may prove to be critical to certain officers, depending upon their particular financial circumstance.

CHIEF EXECUTIVE OFFICER AND PRESIDENT

During 1996, the Company's most highly compensated executive officers were Larry E. Ryherd, Chief Executive Officer, and Thomas F. Morrow, President and Chief Operating Officer. In deciding Mr. Ryherd's and Mr. Morrow's compensation, the Board of Directors did not affix specific weights or values to the various factors considered in the executive compensation plan elements. The Board of Directors considered the significant progress made in 1994, 1995 and 1996 as it relates to the Company's growth through acquisitions and marketing new business. The Board of Directors also considered key decisions and actions taken to ensure the Company's long term profitability such as the continued restructuring of the Company in response to changes in the industry in order to remain competitive, and the consolidation of operations to achieve cost savings. Mr. Ryherd's cash compensation for 1996 was $400,000. Mr. Morrow's cash compensation for 1996 was $300,000. No stock options were granted to Mr. Ryherd or Mr. Morrow during 1996 and neither exercised any stock options during the year. Mr. Morrow retired effective July 31, 1997.


CONCLUSION

     The Board of Directors believes the mix of structured employment agreements with certain key executives, conservative market based salaries, competitive cash incentives for short-term performance and the potential for equity-based rewards for long term performance represents an appropriate balance. This balanced Executive Compensation Plan provides a competitive and motivational compensation package to the executive officer team necessary to continue to produce the results the Company strives to achieve. The Board of Directors also believes the Executive Compensation Plan addresses both the interests of the shareholders and the executive team.

BOARD OF DIRECTORS

               John S. Albin            Dale E. McKee
               William F. Cellini       James E. Melville
               Robert E. Cook           Thomas F. Morrow
               Larry R. Dowell          Larry E. Ryherd
               Donald G. Geary

     The foregoing Report on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

United Trust, Inc. has a service agreement with its affiliate, UII (equity investee), to perform services and provide personnel and facilities. The services included in the agreement are claim processing, underwriting, processing and servicing of policies, accounting services, agency services, data processing and all other expenses necessary to carry on the business of a life insurance company.

UII's service agreement states that USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII's subcontract agreement with UTI states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above.

USA paid $1,568,000, $2,015,000 and $1,357,000 under their agreement with UII for 1996, 1995 and 1994, respectively. UII paid $941,000, $1,209,000 and $814,000 under their agreement with UTI for 1996, 1995 and 1994, respectively.

The agreements of the insurance companies have been approved by their respective domiciliary insurance departments and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon generally accepted accounting principles. The costs paid by UTI for these services include costs related to the production of new business which are deferred as policy acquisition costs and charged off to the income statement through "Amortization of deferred policy acquisition costs". Also included are costs associated with the maintenance of existing policies which are charged as current period costs and included in "general expenses".



                        POTENTIAL CONFLICTS OF INTEREST

   Because of the existence of minority interest in certain holding companies within the UTI holding company system potential conflicts of interest may arise with respect to intracompany transactions. Such transactions may include mergers and allocation of expenses among the companies in the UTI holding company system.

  UTI has taken a number of steps to reduce potential conflicts of interest by increasing the commonality of ownership interest in the subsidiaries (See "THE UTI HOLDING COMPANY SYSTEM"). One of the reasons for this Merger is to increase the commonality of ownership among UTI and UII. (See "Information REGARDING THE PROPOSED MERGER" - Reasons for the Merger).

                DESCRIPTION OF UTI AND UII CAPITAL STOCK

UTI

   UTI's Articles of Incorporation, as amended authorizes the issuance of 3,500,000 shares of Common Stock, no par value, and 150,000 shares of Preferred Stock, par value $100 per share. As of January 5, 1998, there were 1,655,200 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. While shares of Preferred Stock may be issued from time to time in the future, UTI has no current plans to issue any such shares. The rights of holders of Common Stock may be materially limited or qualified upon issuance of Preferred Stock, as described below under "Preferred Stock."

DESCRIPTION OF COMMON STOCK

  VOTING RIGHTS. All shares of Common Stock have equal voting rights, with one vote per share, on all matters submitted to the shareholders for their consideration. The shares of Common Stock do not have cumulative voting rights.

   DIVIDENDS. Subject to the prior rights of the holders of the Preferred Stock, holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds of the Company legally available therefrom.

   OTHER. Holders of shares of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon any liquidation, dissolution or winding up of the affairs of the Company, holders of the Common Stock are entitled to share ratably in the assets available for distribution to such shareholder after the payment of all liabilities and after the liquidation preference of any Preferred Stock outstanding at the time. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of the Company are fully paid and non-assessable. All shares of Common Stock issuable upon the Merger will likewise be fully paid and non-assessable.

   TRANSFER AGENT AND REGISTRAR. UTI serves as its own registrar and transfer agent for the Common Stock.

DESCRIPTION OF PREFERRED STOCK

   The Board of Directors of UTI is authorized from time to time to issue shares of Preferred Stock in one or more series having such preferences, rights and privileges and subject to such qualifications, restrictions, limitations and voting powers, if any, as the Board of Directors shall determine at the time of issuance without the vote of holders of the Common Stock. Such shares may be convertible into Common Stock, and may be superior to the Common Stock in the payment of dividends, liquidation and other rights, preferences and privileges.

LIQUIDATION

   Upon liquidation, after payment of the liquidation preferences of any outstanding Preferred Stock, the remaining net assets of UTI will be distributed pro rata to the holders of the Common Stock, in cash or in kind.

UII

   UII Articles of incorporation, as amended authorizes the issuance of 2,310,001 shares of Common Stock, no par value, and 150,000 shares of Preferred Stock, par value $100 per share. As of January 5, 1998, there were 1,391,919 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. The rights of holders of Common Stock may be materially limited or qualified upon issuance of Preferred Stock, as described below under "Preferred Stock."

DESCRIPTION OF COMMON STOCK

  VOTING RIGHTS. All shares of Common Stock have equal voting rights, with one vote per share, on all maters submitted to the shareholders for their consideration. The shares of Common Stock do not have cumulative voting rights.

   DIVIDENDS. Subject to the prior rights of the holders of the Preferred Stock, holders of Common Stock are entitled to receive dividends when and if declared by the Board of Directors, out of funds of the Company legally available therefrom.

   OTHER. Holders of shares of Common Stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon any liquidation, dissolution or winding up of the affairs of the Company, holders of the Common Stock are entitled to share ratably in the assets available for distribution to such shareholder after the payment of all liabilities and after the liquidation preference of any Preferred Stock outstanding at the time. There are no sinking fund provisions applicable to the Common Stock. The outstanding shares of the Company are fully paid and non-assessable.

   TRANSFER AGENT AND REGISTRAR. UII serves as its own registrar and transfer agent for the Common Stock.

DESCRIPTION OF PREFERRED STOCK

   The Board of Directors of UII is authorized from time to time to issue shares of Preferred Stock in one or more series having such preferences, rights and privileges and subject to such qualifications, restrictions, limitations and voting powers, if any, as the Board of Directors shall determine at the time of issuance without the vote of holders of the Common Stock. Such shares may be convertible into Common Stock, and may be superior to the Common Stock in the payment of dividends, liquidation and other rights, preferences and privileges.

LIQUIDATION

   Upon liquidation, after payment of the liquidation preferences of any outstanding Preferred Stock, the remaining net assets of UII will be distributed pro rata to the holders of the Common Stock, in cash or in kind.

             PROPOSED INCREASE IN THE AUTHORIZED COMMON STOCK OF UTI

   The Board of Directors of UTI has declared advisable and in the best interests of UTI and its stockholders, and has recommended to the
stockholders,  an  amendment  of  Article  Fourth  of  UTI's  Articles   of
Incorporation (the "Amendment") increasing UTI's authorized Common Stock from 3,500,000 shares to 7,000,000 shares. Appendix D, to this Proxy Statement contains the text of the Amendment. The following discussion of the Amendment is qualified in its entirety by reference to the text of the Amendment set forth in Appendix C.

   At present, UTI's authorized capital stock consists of 3,500,000 shares of Common Stock, no par value and 150,000 shares of Preferred Stock, par value $100 per share. As of the record date there were no shares of the Preferred Stock issued and outstanding. On that date there were 1,912,239 shares of Common Stock issued and outstanding with 257,039 shares being held in UTI's treasury.

   The proposed Amendment increases the number of authorized shares of Common Stock from 3,500,000 shares to 7,000,000 shares. The Amendment has no effect on the present authorization with respect to the Preferred Stock.

   The purpose of the Amendment is to provide UTI with the flexibility to engage in future transactions that UTI's Board of Directors may deem necessary or desirable. For example, the increase in authorized shares of Common Stock would allow UTI to declare and effectuate a stock dividend without further shareholder action or to acquire another company by exchanging shares of Common Stock of UTI for shares of the other company. The Amendment would also enable UTI to grant options to purchase shares of the authorized but unissued Common Stock to certain employees. Other than the Proposed Merger, UTI has committed approximately 360,000 shares of authorized but unissued Common Stock under current agreements.

   The additional shares of authorized Common Stock resulting from the Amendment would be identical in all respects to the existing Common Stock. All outstanding Common Stock would continue to have one vote per share. The authorized but currently unissued Preferred Stock would continue to be issuable by the Board, from time to time, with the voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations, or restrictions, as described at DESCRIPTION OF UTI AND UII CAPITAL STOCK - UTI -Preferred Stock.

   The Board is empowered to issue authorized shares of Common stock in excess of those outstanding without further action by the stockholders, unless such action is required by applicable law or regulatory agencies or by the rules, if UTI shall choose to comply with such rules, of any stock exchange on which UTI's securities may then be listed. Current stockholders have no pre-emptive rights to subscribe to or to purchase any securities of UTI of any kind or class. Additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock. Such shares could also be used to make more difficult a change in control of UTI. Under certain circumstances, the Board of Directors of UTI could create impediments or frustrate persons seeking to effect a takeover or otherwise gain control of UTI, by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board determines is not in the best interests of UTI and its stockholders. In addition, the existence of such shares might have the effect of discouraging an attempt by another person or entity to acquire control of UTI through the acquisition of a substantial amount of Common Stock, since the issuance of such shares could dilute the stock ownership of such person or entity.

   The Board of Directors of UTI recommends to the stockholders of UTI that they vote in favor of the Amendment. The affirmative vote of two thirds of the outstanding shares of UTI Common Stock is required to approve the proposal. Unless otherwise instructed, proxies will be voted in favor of the proposal to adopt the Amendment. If approved, the Amendment will become effective upon filing and recording as required by the Illinois Business Corporation Act.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

   Kerber, Eck and Braeckel LLP served as the Company's independent certified public accounting firm for the fiscal year ended December 31, 1996 and for fiscal year ended December 31, 1995. In serving its primary function as outside auditor for the Company, Kerber, Eck and Braeckel LLP performed the following audit services: examination of annual consolidated financial statements; assistance and consultation on reports filed with the Securities and Exchange Commission and; assistance and consultation on separate financial reports filed with the State insurance regulatory authorities pursuant to certain statutory requirements. The Company does not expect that a representative of Kerber, Eck and Braeckel LLP will be present at the Annual Meeting of Shareholders of the Company. Kerber, Eck and Braeckel LLP has been selected for fiscal year 1997.



                  OTHER MATTERS TO COME BEFORE THE MEETING


   The management does not intend to bring any other business before the meeting of the Company's shareholders and has no reason to believe that any will be presented to the meeting. If, however, any other business should properly be presented to the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgement.

INDEX TO FINANCIAL STATEMENTS


United Trust, Inc.
     Annual Consolidated Financial Statements
       Consolidated Balance Sheets as of December 31, 1996 and 1995 99 Consolidated Statements of Operations Three Years
          Ended December 31, 1996                                    100
       Consolidated Statements of Shareholders' Equity Three Years
        Ended December 31, 1996                                      101
       Consolidated Statements of Cash Flows Three Years
       Ended December 31, 1996                                       102
       Notes to Financial Statements                                 103
     Interim Financial Statements
       Consolidated Balance Sheets as of September 30, 1997 and
        December 31, 1996                                            134
       Consolidated  Statements of Operations Three months and Nine
        Months Ended September 30, 1997 and 1996                     135
       Consolidated  Statements of Cash Flows Nine Months
        Ended  September 30, 1997 and 1996                           136
       Notes to Consolidated Financial Statements                    137

United Income, Inc.
       Consolidated Balance Sheets as of December 31, 1996 and 1995 144 Consolidated Statements of Operations Three Years Ended
          December 31, 1996                                          145
       Consolidated Statements of Shareholders' Equity Three Years
        Ended December 31, 1996                                      146
       Consolidated Statements of Cash Flows Three Years Ended
       December 31, 1996                                             147
       Notes to Financial Statements                                 148
     Interim Financial Statements
       Consolidated Balance Sheets as of September 30, 1997 and
       December 31, 1996                                             155
       Consolidated Statements of Operations Three months and
         Nine Months Ended September 30, 1997 and 1996               156
       Consolidated Statements of Cash Flows Nine Months Ended
        September 30, 1997 and 1996                                  157
       Notes to Consolidated Financial Statements                    158

                             INDEPENDENT AUDITORS' REPORT




BOARD OF DIRECTORS AND SHAREHOLDERS
UNITED TRUST, INC.



     We have audited the accompanying consolidated balance sheets of United Trust, Inc. (an Illinois corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Trust, Inc. and subsidiaries as of December 31, 1996 and 1995, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     We have also audited Schedule I as of December 31, 1996, and Schedules II, IV and V as of December 31, 1996 and 1995, of United Trust, Inc. and subsidiaries and Schedules II, IV and V for each of the three years in the period then ended. In our opinion, these schedules present fairly, in all material respects, the information required to be set forth therein.





                                        KERBER, ECK & BRAECKEL LLP





Springfield, Illinois
March 26, 1997

UNITED TRUST, INC. CONSOLIDATED BALANCE SHEETS
As of December 31, 1996 and 1995

                                ASSETS
                                                   1996            1995
Investments:
Fixed maturities at amortized cost
 (market $181,815,225 and $197,006,257)       $ 179,926,785    $ 191,074,220
Investments held for sale:
Fixed  maturities,  at  market
 (cost $1,984,661  and  $3,224,039)               1,961,166        3,226,175
Equity  securities,  at  market
 (cost $2,086,159  and  $2,086,159)               1,794,405        1,946,481
Mortgage  loans  on real estate
 at amortized cost                               11,022,792       13,891,762
Investment  real  estate, at cost, net
 of accumulated  depreciation                    10,543,490       11,978,575
Real estate acquired in satisfaction of debt,
 at cost, net of accumulated depreciation         3,846,946        5,332,413
Policy   loans                                   14,438,120       16,941,359
Short  term  investments                            430,983          425,000
                                                223,964,687      244,815,985

Cash and cash equivalents                        17,326,235       12,528,025
Investment in affiliates                          4,826,584        5,169,596
Accrued investment income                         3,461,799        3,671,842
Reinsurance receivables:
Future  policy  benefits                         38,745,013       13,540,413
Policy  claims  and other benefits                3,856,124          861,488
Other accounts and notes receivable                 894,321        1,246,367
Cost of insurance acquired                       43,917,280       55,816,934
Deferred policy acquisition costs                11,325,356       11,436,728
Cost in excess of net assets purchased,
net  of  accumulated amortization                 5,496,808        5,661,462
Other assets                                      1,659,455        1,555,986
Total assets                                  $ 355,473,662    $ 356,304,826

            LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
Future policy benefits                        $ 248,879,317    $ 243,044,963
Policy  claims  and benefits payable              3,193,806        3,110,378
Other  policyholder  funds                        2,784,967        3,004,655
Dividend  and  endowment accumulations           13,913,676       12,636,949
Income taxes payable:
Current                                              70,663          215,944
Deferred                                         13,193,431       17,762,408
Notes payable                                    19,573,953       21,447,428
Indebtedness to (from) affiliates, net               31,837          (87,869)
Other liabilities                                 5,975,483        5,009,637
Total liabilities                               307,617,133      306,144,493
Minority interests in
 consolidated subsidiaries                       29,842,672       31,138,077

Shareholders' equity:
Common stock - no par value, stated value
 $.02 per share.  Authorized 35,000,000
 shares - 18,700,935 and 18,675,935 shares
 issued after deducting treasury shares of
 423,840 and 423,840                                374,019          373,519
Additional paid-in capital                       18,301,974       18,288,411
Unrealized depreciation of investments
 held for sale                                      (86,058)          (1,499)
Retained earnings (accumulated deficit)            (576,078)         361,825
Total   shareholders'   equity                   18,013,857       19,022,256
Total liabilities and shareholders' equity    $ 355,473,662    $ 356,304,826

                           See accompanying notes.

UNITED TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Years Ended December 31, 1996

                                      1996            1995            1994

Revenues:

Premium income                    $ 32,386,635    $ 35,200,815    $38,063,186
Reinsurance   premium               (4,767,743)     (5,202,690)    (5,658,697)
Other   considerations               3,504,974       3,280,823      2,969,131
Other  considerations
 paid to reinsurers                   (179,408)       (180,412)      (229,093)
Net   investment  income            15,868,447      15,456,224     14,368,446
Realized  investment  gains
 and (losses), net                    (987,930)       (124,235)    (1,436,521)
Other   income                       1,151,395       1,438,559      1,130,176
                                    46,976,370      49,869,084     49,206,628


Benefits and other expenses:

Benefits, claims and settlement expenses:
Life                                26,568,062      26,680,217     27,479,315
Reinsurance benefits and claims     (2,283,827)     (2,850,228)    (2,766,776)
Annuity                              1,892,489       1,797,475      1,314,384
Dividends to policyholders           4,149,308       4,228,300      3,634,311
Commissions and amortization of
 deferred policy acquisition costs   4,224,885       4,907,653      4,060,425
Amortization  of  cost  of
 insurance acquired                  5,524,815       4,303,237      6,878,074
Amortization  of  agency  force              0         396,852        382,006
Non-recurring write down of
 value of agency force                       0       8,296,974              0
Operating   expenses                11,994,464      11,517,648      9,787,962
Interest   expense                   1,731,309       1,966,776      1,936,324
                                    53,801,505      61,244,904     52,706,025


Loss before income taxes,
 minority interest and equity
 in loss of investees               (6,825,135)    (11,375,820)    (3,499,397)
Credit  for income taxes             4,703,741       4,571,028      1,965,084
Minority interest in loss
of   consolidated  subsidiaries      1,278,883       4,439,496      1,035,831
Equity  in loss of investees           (95,392)       (635,949)    (1,125,118)
Net  loss                         $   (937,903)   $ (3,001,245)  $ (1,623,600)



Net loss per
common share                      $      (0.05)   $      (0.16)  $      (0.09)

Weighted average common
shares   outstanding                18,695,113      18,668,510     18,664,830

                          See accompanying notes

UNITED TRUST, INC.
CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
Three Years Ended December 31, 1996




                                      1996            1995            1994

Common stock
  Balance,  beginning of year   $    373,519    $     373,119    $   373,297
  Issued during year                     500              400              0
  Purchase treasury stock                  0                0           (178)
  Balance,  end of year         $    374,019    $     373,519    $   373,119



Additional paid-in capital
  Balance,  beginning of year   $ 18,288,411    $  18,276,311    $18,066,119
  Issued during year                  13,563           12,100              0
  Public offering of affiliate             0               0         277,559
  Purchase   treasury   stock              0               0         (67,367)
  Balance,  end  of year        $ 18,301,974    $ 18,288,411     $18,276,311



Unrealized depreciation (appreciation) of
 investments held for sale
  Balance,  beginning of year   $     (1,499)   $  (143,405)     $   (23,624)
  Change   during   year             (84,559)       141,906         (119,781)
  Balance,  end of year         $    (86,058)   $    (1,499)     $  (143,405)




Retained earnings (accumulated deficit)
  Balance,  beginning of year   $    361,825    $ 3,363,070      $ 4,986,670
  Net loss                          (937,903)    (3,001,245)      (1,623,600)
  Balance,  end of year         $   (576,078)   $   361,825      $ 3,363,070



Total shareholder's equity,
 end of year                    $ 18,013,857    $19,022,256      $21,869,095


                           See accompanying notes.

UNITED TRUST, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Years Ended December 31, 1996

                                         1996          1995          1994

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
Net loss                            $   (937,903) $ (3,001,245) $ (1,623,600)
Adjustments to reconcile net loss
 to net cash provided by (used in)
 operating activities net of changes
 in assets and liabilities  resulting
 from  the  sales  and  purchases of
 subsidiaries:
  Amortization/accretion of
   fixed maturities                      899,445       803,696     1,173,981
  Realized  investment (gains)
   losses, net                           987,930       124,235     1,436,521
  Policy acquisition costs deferred   (1,276,000)   (2,370,000)   (4,939,000)
  Amortization of deferred
   policy acquisition costs            1,387,372     1,567,748     1,137,923
  Amortization of cost of
   insurance acquired                  5,524,815     4,303,237     6,878,074
  Amortization of value of
   agency force                                0       396,852       382,006
  Non-recurring write down of
   value of agency force                       0     8,296,974             0
  Amortization of costs in excess
   of net assets purchased               185,279       423,192       297,676
  Depreciation                           390,357       720,605       510,459
  Minority interest                   (1,278,883)   (4,439,496)   (1,035,831)
  Equity in loss of investees             95,392       635,949     1,125,118
  Change in accrued investment incom     210,043      (171,257)     (543,476)
  Change in reinsurance receivables       83,871      (482,275)   (1,009,745)
  Change in policy liabilities
   and accruals                        3,326,651     3,581,928     4,487,982
  Charges for mortality and
   administration of universal life
   and annuity products              (10,239,476)   (9,757,354)   (9,178,363)
  Interest credited to account
   balances                            7,075,921     6,644,282     5,931,019
  Change in income taxes payable      (4,714,258)   (4,595,571)   (2,120,009)
  Change in indebtedness (to) from
   affiliates,                           119,706       (20,004)      375,848
  Change in other assets and
   liabilities, net                      944,824    (2,208,660)   (1,142,055)
Net cash provided by
 operating activities                  2,785,086       452,836     2,144,528

Cash flows from investing activities:
Proceeds from investments sold and matured:
  Fixed maturities held for sale       1,152,736       619,612       250,000
  Fixed maturities sold               18,736,612             0             0
  Fixed maturities matured            20,787,782    16,265,140    23,894,954
  Equity securities                        8,990       104,260        49,557
  Mortgage loans                       3,364,427     2,252,423     4,029,630
  Real estate                          3,219,851     1,768,254     2,640,025
  Policy loans                         3,937,471     4,110,744     4,064,602
  Short term                             825,000        25,000     1,103,856
Total proceeds from investments
 sold and matured                     52,032,869    25,145,433    36,032,624

Cost of investments acquired:
  Fixed maturities                   (29,365,111)  (25,112,358)  (52,768,480)
  Equity securities                            0    (1,000,000)     (249,925)
  Mortgage loans                        (503,113)     (322,129)   (5,611,967)
  Real estate                           (841,793)   (1,927,413)   (3,321,599)
  Policy loans                        (4,329,124)   (4,713,471)   (3,886,821)
  Short term                            (830,983)     (100,000)     (650,000)
Total cost of investments acquired   (35,870,124)  (33,175,371)  (66,488,792)

Cash of subsidiary at date of sale             0             0    (3,134,343)
Cash received in sale of subsidiary            0             0     4,995,804
Net cash provided by (used in)
 investing activities                 16,162,745    (8,029,938)  (28,594,707)

Cash flows from financing activities:
 Policyholder contract deposits       22,245,369    25,021,983    23,110,031
 Policyholder contract withdrawals   (15,433,644)  (16,008,462)  (14,893,221)
 Net cash transferred from
  coinsurance ceded                  (19,088,371)            0             0
 Proceeds from notes payable           9,050,000       300,000             0
 Payments of principal on
  notes payable                      (10,923,475)     (905,861)   (2,305,687)
 Purchase of treasury stock                    0             0       (67,545)
 Proceeds from issuance of
  common stock                               500           400             0
Net cash provided by (used in)
 financing activities                (14,149,621)    8,408,060     5,843,578

Net increase (decrease) in cash
 and cash equivalent                   4,798,210       830,958   (20,606,601)
Cash and cash equivalents
 at beginning of year                 12,528,025    11,697,067    32,303,668
Cash and cash equivalents
 at end of year                    $  17,326,235  $ 12,528,025  $ 11,697,067

                                See accompanying notes.

UNITED TRUST, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION - At December 31, 1996, the parent, significant majority-owned subsidiaries and affiliates of United Trust, Inc. were as depicted on the following organizational chart.


                           ORGANIZATIONAL CHART
                          AS OF DECEMBER 31, 1996


United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 30% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 100% of Roosevelt Equity Corporation ("REC") and 72% of First Commonwealth Corporation ("FCC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

       A   summary  of  the  Company's   significant  accounting   policies
consistently    applied   in   the   preparation   of    the   accompanying
consolidated financial statements follows.

B. NATURE OF OPERATIONS - United Trust, Inc. is an insurance holding company that through its insurance subsidiaries sells individual life insurance products. The Company's principal market is the
     midwestern  United States.  The primary  focus of   the   Company  has
     been the servicing of existing insurance business in force, the solicitation of new life insurance products and the acquisition of other companies in similar lines of business.

C. PRINCIPLES OF CONSOLIDATION - The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. Investments in 20% to 50% owned affiliates in which management has the ability to exercise significant influence are included based on the equity method of accounting and the Company's share of such affiliates' operating results is reflected in Equity in loss of investees. Other investments in affiliates are carried at cost. All significant intercompany accounts and transactions have been eliminated.

D. BASIS OF PRESENTATION - The financial statements of United Trust, Inc.'s life insurance subsidiaries have been prepared in accordance with generally accepted accounting principles which differ from statutory accounting practices permitted by insurance regulatory authorities.

E. USE OF ESTIMATES - In preparing financial statements in conformity with generally accepted accounting principles, management is
     required  to  make  estimates  and   assumptions  that   affect    the
     reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F.   INVESTMENTS - Investments  are  shown  on the following bases:

     Fixed maturities -- at cost, adjusted for amortization of premium or discount and other-than-temporary market value declines. The amortized cost of such investments differs from their market values; however, the Company has the ability and intent to hold these investments to maturity, at which time the full face value is expected to be realized.

     Investments  held for sale --  at  current market  value,   unrealized
     appreciation or depreciation is charged directly to shareholders' equity.

     Mortgage   loans  on  real  estate  --  at unpaid  balances,  adjusted for amortization of premium or discount, less allowance for possible losses.

     Real estate -- at cost, less allowances for depreciation and any impairment which would result in a carrying value below net realizable value. Foreclosed real estate is adjusted for any impairment at the foreclosure date. Accumulated depreciation on real estate was $1,340,746 and $1,049,652 as of December 31, 1996 and 1995, respectively.

     Policy    loans   --   at   unpaid   balances  including   accumulated
     interest  but  not  in  excess  of  the   cash surrender value.

     Short-term investments -- at cost, which approximates current market value.

     Realized    gains   and  losses   on   sales   of  investments     are
     recognized  in  net   income   on   the specific identification basis.

G. RECOGNITION OF REVENUES AND RELATED EXPENSES - Premiums for traditional life insurance products, which include those products with fixed and guaranteed premiums and benefits, consist principally of whole life insurance policies, limited-payment life insurance policies, and certain annuities with life contingencies are recognized as revenues when due. Accident and health insurance premiums are recognized as revenue pro rata over the terms of the policies. Benefits and related expenses associated with the premiums earned are charged to expense proportionately over the lives of the policies through a provision for future policy benefit liabilities and through deferral and amortization of deferred policy acquisition costs. For universal life and investment products, generally there is no requirement for payment of premium other than to maintain account values at a level sufficient to pay mortality and expense charges. Consequently, premiums for universal life policies and investment products are not reported as revenue, but as deposits. Policy fee revenue for universal life policies and investment products consists of charges for the cost of insurance, policy administration, and surrenders assessed during the period. Expenses include interest credited to policy account balances and benefit claims incurred in excess of policy account balances.

H. DEFERRED POLICY ACQUISITION COSTS -Commissions and other costs of acquiring life insurance products that vary with and are primarily related to the production of new business have been deferred.
     Traditional life insurance acquisition costs are being amortized over the premium-paying period of the related policies using assumptions consistent with those used in computing policy benefit reserves.

     For universal life insurance and interest sensitive life insurance products, acquisition costs are being amortized generally in proportion to the present value of expected gross profits from surrender charges and investment, mortality, and expense margins. Under SFAS No. 97, "Accounting and Reporting by Insurance Enterprises for Certain Long-Duration Contracts and for Realized Gains and Losses from the Sale of Investments," the Company makes certain assumptions regarding the mortality, persistency, expenses, and interest rates it expects to experience in future periods. These assumptions are to be best estimates and are to be periodically updated whenever actual experience and/or expectations for the future change from initial assumptions. The amortization is adjusted retrospectively when estimates of current or future gross profits to be realized from a group of products are revised.

     The following table summarizes deferred policy acquisition costs and related data for the years shown.

                                    1996           1995            1994
Deferred, beginning of year    $  11,437,000  $  10,634,000  $   7,160,000

Acquisition costs deferred:
  Commissions, net of reinsurance of $0
    $0 and $1,837,000                845,000      1,838,000      3,182,000
  Marketing, salaries and
    other expenses                   431,000        532,000      1,757,000
  Total                            1,276,000      2,370,000      4,939,000

  Interest accretion                 408,000        338,000        181,000
  Amortization charged to income  (1,796,000)    (1,905,000)    (1,319,000)
  Net amortization                (1,388,000)    (1,567,000)    (1,138,000)

  Deferred acquisition costs
    disposed of at sale
    of subsidiary                          0              0       (327,000)
  Change for the year               (112,000)       803,000      3,474,000

Deferred, end of year           $ 11,325,000   $ 11,437,000   $ 10,634,000

     The following table reflects the components of the income statement for the line item Commissions and amortization of deferred policy acquisition costs:


                                      1996           1995           1994
     Net amortization of deferred
       policy acquisition costs   $ 1,388,000    $ 1,567,000    $ 1,138,000
     Commissions                    2,837,000      3,341,000      2,922,000
       Total                      $ 4,225,000    $ 4,908,000    $ 4,060,000


     Estimated net amortization expense of deferred policy acquisition costs for the next five years is as follows:

                                    Interest                        Net
                                    Accretion    Amortization   Amortization

     1997                         $   400,000    $ 1,600,000    $ 1,200,000
     1998                             400,000      1,500,000      1,100,000
     1999                             300,000      1,300,000      1,000,000
     2000                             300,000      1,200,000        900,000
     2001                             300,000      1,000,000        700,000


I. COST OF INSURANCE ACQUIRED - When an insurance company is acquired, the Company assigns a portion of its cost to the right to receive future cash flows from insurance contracts existing at the date of the acquisition. The cost of policies purchased represents the actuarially determined present value of the projected future cash flows from the acquired policies. Cost of Insurance Acquired is amortized with interest in relation to expected future profits, including direct charge-offs for any excess of the unamortized asset over the projected future profits. The interest rates utilized in the amortization calculation are 9% on approximately 24% of the balance and 15% on the remaining balance. The interest rates vary due to differences in the blocks of business.


                                      1996          1995         1994
   Cost of insurance acquired,
     beginning of year            $ 55,817,000 $ 60,120,000 $ 68,995,000
     Additions from acquisitions             0            0            0
     Interest accretion              6,313,000    7,044,000    7,593,000
     Amortization                  (11,838,000) (11,347,000) (14,471,000)
       Net amortization             (5,525,000)  (4,303,000)  (6,878,000)
     Balance attributable to
       coinsurance agreement        (6,375,000)           0            0
     Balance attributable to
       subsidiary at date of sale            0            0   (1,379,000)
     Balance attributable to down-
       stream merger of subsidiary           0            0     (618,000)
     Write-offs  due  to  impairment         0            0            0
    Cost of insurance acquired,
     end of year                  $ 43,917,000 $ 55,817,000 $ 60,120,000


     Estimated net amortization expense of cost of insurance acquired for the next five years is as follows:



                                 Interest                            Net
                                 Accretion     Amortization     Amortization

     1997                     $  5,500,000     $  9,200,000     $  3,700,000
     1998                        5,100,000        8,200,000        3,100,000
     1999                        4,800,000        7,200,000        2,400,000
     2000                        4,600,000        6,700,000        2,100,000
     2001                        4,400,000        6,700,000        2,300,000


J. COST IN EXCESS OF NET ASSETS PURCHASED - Cost in excess of net assets purchased is the excess of the amount paid to acquire a company over the fair value of its net assets. Cost in excess of net assets purchased are amortized over periods not exceeding forty years using the straight-line method. Management reviews the valuation and amortization of goodwill on an annual basis. As part of this review, the Company estimates the value of and the estimated undiscounted future cash flows expected to be generated by the related subsidiaries to determine that no impairment has occurred. Accumulated amortization of cost in excess of net assets purchased was $1,265,146 and $1,079,867 as of December 31, 1996 and 1995,
     respectively.

K. FUTURE POLICY BENEFITS AND EXPENSES - The liabilities for traditional life insurance and accident and health insurance policy benefits are computed using a net level method. These liabilities include assumptions as to investment yields, mortality, withdrawals, and other assumptions based on the life insurance subsidiaries'
     experience adjusted to reflect anticipated trends and to include provisions for possible unfavorable deviations. The Company makes these assumptions at the time the contract is issued or, in the case of contracts acquired by purchase, at the purchase date. Benefit reserves for traditional life insurance policies include certain deferred profits on limited-payment policies that are being recognized in income over the policy term. Policy benefit claims are charged to expense in the period that the claims are incurred. Current mortality rate assumptions are based on 1975-80 select and ultimate tables. Withdrawal rate assumptions are based upon Linton B or Linton C.

     Benefit reserves for universal life insurance and interest sensitive life insurance products are computed under a retrospective deposit method and represent policy account balances before applicable surrender charges. Policy benefits and claims that are charged to expense include benefit claims in excess of related policy account balances. Interest crediting rates for universal life and interest sensitive products range from 5.0% to 6.0% in 1996, 1995 and 1994.

L.   POLICY   AND   CONTRACT   CLAIMS  -  Policy   and   contract   claims
     include provisions for reported claims in process of settlement, valued in accordance with the terms of the policies and contracts, as well as provisions for claims incurred and unreported based
     on   prior experience of the Company.

M. PARTICIPATING INSURANCE - Participating business represents 30% and 34% of the ordinary life insurance in force at December 31, 1996 and 1995, respectively. Premium income from participating business represents 52%, 55%, and 53% of total premiums for the years ended December 31, 1996, 1995 and 1994, respectively.
     The amount of dividends to be paid is determined annually by the respective insurance subsidiary's Board of Directors. Earnings allocable to participating policyholders are based on legal requirements which vary by state.

N. INCOME TAXES - Income taxes are reported under Statement of Financial Accounting Standards Number 109. Deferred income taxes are recorded to reflect the tax consequences on future periods of differences between the tax bases of assets and liabilities and their financial reporting amounts at the end of each such period.

O.   BUSINESS  SEGMENTS  -  The  Company   operates   principally   in  the
     individual life insurance business.

P. EARNINGS PER SHARE - Earnings per share are based on the weighted average number of common shares outstanding during the respective period.

Q. CASH EQUIVALENTS - The Company considers certificates of deposit and other short-term instruments with an original purchased maturity of three months or less cash equivalents.

R. RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform with the 1996 presentation. SuchN reclassifications had no effect on previously reported net income, total assets, or shareholders' equity.

S. REINSURANCE - In the normal course of business, the Company seeks to limit its exposure to loss on any single insured and to recover a portion of benefits paid by ceding reinsurance to other insurance enterprises or reinsurers under excess coverage and coinsurance contracts. The Company retains a maximum of $125,000 of coverage per individual life.

     Amounts paid or deemed to have been paid for reinsurance contracts are recorded as reinsurance receivables. Reinsurance premiums, commissions, expense reimbursements, and reserves on reinsured business are accounted for on a basis consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Expense reimbursements received in connection with reinsurance ceded have been accounted for as a reduction of the related policy acquisition costs or, to the extent such reimbursements exceed the related acquisition costs, as revenue.

     Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company; consequently, allowances are established for amounts deemed uncollectible. The Company evaluates the financial condition of its reinsurers and monitors concentrations of credit risk arising from similar geographic regions, activities, or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies.

2.  SHAREHOLDER DIVIDEND RESTRICTION

At December 31, 1996, substantially all of consolidated shareholders' equity represents net assets of UTI's subsidiaries. The payment of cash dividends to shareholders by UTI or UTG is not legally restricted. UG's dividend limitations are described below.

Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended
December 31, 1996, UG had a statutory gain from operations of $8,006,000. At December 31, 1996, UG's statutory capital and surplus amounted to
$10,227,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.


3.  FEDERAL INCOME TAXES

Until 1984, the insurance companies were taxed under the provisions of the Life Insurance Company Income Tax Act of 1959 as amended by the Tax Equity and Fiscal Responsibility Act of 1982. These laws were superseded by the Deficit Reduction Act of 1984. All of these laws are based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. If any of the life companies pay shareholder dividends in excess of "shareholders' surplus" they will be required to pay taxes on income not taxed under the pre-1984 acts.

The following table summarizes the companies with this situation and the maximum amount of income which has not been taxed in each.

                                Shareholders'      Untaxed
               Company            Surplus          Balance

                 ABE           $  5,242,000      $  1,150,000
                 APPL             4,943,000         1,525,000
                 UG              24,038,000         4,364,000
                 USA                981,000                 0


The payment of taxes on this income is not anticipated; and, accordingly, no deferred taxes have been established.

The life insurance company subsidiaries file a consolidated federal income tax return. The holding companies of the group file separate returns.

Life insurance company taxation is based primarily upon statutory results with certain special deductions and other items available only to life insurance companies. Income tax expense consists of the following components:

                                           1996      1995         1994
Current tax expense (credit)       $  (148,000)  $     3,000  $    51,000
Deferred tax expense (credit)       (4,556,000)   (4,574,000)  (2,016,000)
                                   $(4,704,000)  $(4,571,000) $(1,965,000)

The Companies have net operating loss carryforwards for federal income tax purposes expiring as follows:

                                UTI            UG             FCC
                  2002      $        0     $        0     $  527,000
                  2003          50,000              0        285,000
                  2004         826,000              0        283,000
                  2005         293,000              0        139,000
                  2006         213,000      2,109,000         33,000
                  2007         111,000        783,000        676,000
                  2008               0        940,000          4,000
                  2009               0              0        169,000
                  2010               0              0         19,000
                  TOTAL     $1,493,000     $3,832,000     $2,135,000

The  Company  has  established a deferred tax asset of $2,611,000  for  its
operating  loss  carryforwards  and  has  established  an   allowance    of
$2,088,000.

The following table shows the reconciliation of net income to taxable income of UTI:

                                 1996          1995            1994
   Net income (loss)        $  (938,000)   $ (3,001,000)   $ (1,624,000)
   Federal income tax
     provision (credit)         (60,000)        154,000          40,000
   Loss (earnings)
     of subsidiaries            715,000       2,613,000         341,000
   Loss (earnings) of
     investees                   95,000         636,000       1,125,000
   Write off of investment
     in affiliate               315,000          10,000         212,000
   Write off of note
     receivable                 211,000               0               0
   Depreciation                   1,000           3,000           4,000
   Other                         26,000          22,000          20,000
   Taxable income (loss)    $   365,000     $   437,000    $    118,000


UTI has a net operating loss carryforward of $1,493,000 at December 31, 1996. UTI has averaged $270,000 in taxable income over the past four years and must average taxable income of $136,000 per year to fully realize its net operating loss carryforwards. UTI's operating loss carryforwards do not begin to expire until 2003. Management believes future earnings of UTI will be more than sufficient to fully utilize its net operating loss carryforwards.

The provision or (credit) for income taxes shown in the statements of operations does not bear the normal relationship to pre-tax income as a result of certain permanent differences. The sources and effects of such differences are summarized in the following table:


                                       1996          1995          1994
Tax  computed at standard
 corporate rate                  $ (2,389,000)  $ (3,982,000)  $ (1,225,000)
Changes in taxes due to:
Cost in excess of net
 assets purchased                      65,000         61,000        104,000
Special insurance deductions                0              0        (24,000)
Benefit of prior losses            (2,393,000)      (602,000)      (649,000)
Other                                  13,000        (48,000)      (171,000)
Income tax expense (credit)      $ (4,704,000)  $ (4,571,000)  $ (1,965,000)


The following table summarizes the major components which comprise the deferred tax liability as reflected in the balance sheets:

                                           1996            1995
      Investments                     $  (122,251)    $    (48,918)
      Cost of insurance acquired       16,637,884       20,860,602
      Other assets                       (187,747)               0
      Deferred policy acquisition
        costs                           3,963,875        4,002,855
      Agent balances                      (65,609)         (71,625)
      Furniture and equipment             (37,683)         (82,257)
      Discount of notes                   922,766        1,003,038
      Management/consulting fees         (733,867)        (841,991)
      Future policy benefits           (5,906,087)      (5,039,938)
      Gain on sale of subsidiary        2,312,483        2,312,483
      Net operating loss carryforward    (522,392)        (650,358)
      Other liabilities                (1,151,405)        (818,484)
      Federal tax DAC                  (1,916,536)      (2,862,999)
      Deferred tax liability          $13,193,431     $ 17,762,408


4.  ANALYSIS  OF  INVESTMENTS,  INVESTMENT  INCOME  AND  INVESTMENT GAIN

A.  NET   INVESTMENT INCOME -  The following table reflects net investment income by type of investment:

                                                  December 31,
                                        1996          1995          1994
Fixed maturities and fixed maturities
  held for sale                     $13,326,312  $13,190,121   $12,185,941
Equity securities                        88,661       52,445         3,999
Mortgage loans                        1,047,461    1,257,189     1,423,474
Real estate                             794,844      975,080       990,857
Policy loans                          1,121,538    1,041,900     1,014,723
Short-term investments                  515,346      505,637       444,135
Other                                   197,188      158,290       221,125
Total consolidated investment income 17,091,350   17,180,662    16,284,254
Investment expenses                  (1,222,903)  (1,724,438)   (1,915,808)
Consolidated net investment income  $15,868,447  $15,456,224   $14,368,446


At December 31, 1996, the Company had a total of $6,025,000 of investments, comprised of $5,325,000 in real estate including its home office property and $700,000 in equity securities, which did not produce income during 1996.

The   following table summarizes the Company's fixed maturity holdings  and investments held for sale by major classifications:

                                                 Carrying Value
                                               1996          1995
Investments held for sale:
Fixed maturities                         $   1,961,166   $   3,226,175
Equity securities                            1,794,405       1,946,481
Fixed maturities:
U.S. Government, government agencies
  and authorities                           28,554,631      27,488,188
State, municipalities and
  political subdivisions                    14,421,735       6,785,476
Collateralized mortgage obligations         13,246,781      15,395,913
Public utilities                            51,821,989      59,136,696
All other corporate bonds                   71,881,649      82,267,947
                                         $ 183,682,356   $ 196,246,876

By insurance statute, the majority of the Company's investment portfolio is required to be invested in investment grade securities to provide ample protection for policyholders. The Company does not invest in so called "junk bonds" or derivative investments.

Below investment grade debt securities generally provide higher yields and involve greater risks than investment grade debt securities because their issuers typically are more highly leveraged and more vulnerable to adverse economic conditions than investment grade issuers. In addition, the trading market for these securities is usually more limited than for investment grade debt securities. Debt securities classified as below investment grade are those that receive a Standard & Poor's rating of BB or below.

The   following  table  summarizes by category securities  held  that   are
below investment grade at amortized cost:

       Below Investment
       Grade Investments
                                       1996         1995        1994
State, Municipalities and
  Political Subdivisions            $  10,042    $       0    $   32,370
Public Utilities                      117,609      116,879       168,869
Corporate                             813,717      819,010       848,033
Total                               $ 941,368    $ 935,889    $1,049,272


B.INVESTMENT SECURITIES

The   amortized  cost  and  estimated  market  values  of  investments   in
securities including investments held for sale are as follows:

1996                       Cost or       Gross        Gross       Estimated
                          Amortized    Unrealized   Unrealized      Market
                             Cost        Gains        Losses        Value

Investments Held for Sale:
  U.S. Government and govt.
agencies and authorities    $1,461,068  $        0  $   17,458  $ 1,443,609
  States, municipalities and
    political subdivisions     145,199         665       6,397      139,467
  Collateralized mortgage
    obligations                      0           0           0            0
  Public utilities             119,970         363         675      119,658
  All other corporate bonds    258,424       4,222       4,215      258,432
                             1,984,661       5,250      28,745    1,961,166
  Equity securities          2,086,159      37,000     328,754    1,794,405
Total                       $4,070,820  $   42,250  $  357,499  $ 3,755,571

Held to Maturity Securities:
  U.S. Government and govt.
  agencies and authorities $28,554,631  $  421,523  $  136,410 $ 28,839,744
  States, municipalities and
   political subdivisions   14,421,735     318,682      28,084   14,712,333
  Collateralized mortgage
    Obligations             13,246,780     175,163     157,799   13,264,145
  Public utilities          51,821,990     884,858     381,286   52,325,561
  All other corporate bonds 71,881,649   1,240,230     448,437   72,673,442
    Total                 $179,926,785  $3,040,456  $1,152,016 $181,815,225

                                       114

                              Cost or       Gross       Gross     Estimated
                             Amortized    Unrealized  Unrealized    Market
1995                            Cost         Gains       Losses      Value

Investments Held for Sale:
  U.S. Government and govt.
   agencies and authorities $  2,001,860  $     2,579 $      621 $  2,003,818
  States, municipalities and
political subdivisions            812,454      14,313      3,749      823,018
  Collateralized mortgage
    Obligations                    32,177         506          0       32,683
  Public utilities                119,379         572      2,123      117,828
  All other corporate bonds       258,169         337      9,678      248,828
                                3,224,039      18,307     16,171    3,226,175
  Equity securities             2,086,159      80,721    220,399    1,946,481
  Total                      $  5,310,198  $   99,028 $  236,570  $ 5,172,656

Held to Maturity Securities:
  U.S. Government and govt.
     agencies and authorities$ 27,488,188  $  841,786  $ 76,417   $28,253,557
  States, municipalities and
       political   subdivisions6, 785,476     305,053    10,895     7,079,634
  Collateralized mortgage
    Obligations                15,395,913     295,344    67,472    15,623,785
    Public utilities           59,136,696   2,279,509   134,091    61,282,114
    All other corporate bonds  82,267,947   2,974,553   475,333    84,767,167
  Total                      $191,074,220  $6,696,245  $764,208  $ 197,006,257


The amortized cost of debt securities at December 31, 1996, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

    Fixed Maturities Held for Sale                    Amortized
    Due in one year or less                         $    139,724
    Due after one year through five years              1,569,804
    Due after five years through ten years               115,183
    Due after ten years                                  159,950
                                                    $  1,984,661

     Fixed Maturities Held to Maturity                Amortized
     Due in one year or less                        $ 13,222,084
     Due after one year through five years            74,120,886
     Due after five years through ten years           77,222,430
     Due after ten years                              15,361,385
                                                    $179,926,785

Proceeds from sales, calls and maturities of investments in debt securities during 1996 were $40,677,000. Gross gains of $101,000 and gross losses of $276,000 were realized on those sales, calls and maturities.

Proceeds from sales, calls and maturities of investments in debt securities during 1995 were $16,885,000. Gross gains of $126,000 and gross losses of $246,000 were realized on those sales, calls and maturities.

Proceeds from sales, calls and maturities of investments in debt securities during 1994 were $24,145,000. Gross gains of $84,000 and gross losses of $554,000 were realized on those sales, calls and maturities.

C.INVESTMENTS ON DEPOSIT - At December 31, 1996, investments carried at approximately $18,016,000 were on deposit with various state insurance departments.

D.INVESTMENTS IN AND ADVANCES TO AFFILIATED COMPANIES - The Company's investment in United Income, Inc., a 30% owned affiliate, is carried at an amount equal to the Company's share of the equity of United Income. The Company's equity in United Income, Inc. includes the original investment of $194,304, an increase of $4,359,749 resulting from a public offering of stock and the Company's share of earnings and losses since inception.


5.  DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

The financial statements include various estimated fair value information at December 31, 1996 and 1995, as required by Statement of Financial
Accounting   Standards  107,  Disclosure  about  Fair  Value  of  Financial
Instruments ("SFAS 107"). Such information, which pertains to the Company's financial instruments, is based on the requirements set forth in that Statement and does not purport to represent the aggregate net fair value of the Company.


The following methods and assumptions were used to estimate the fair value of each class of financial instrument required to be valued by SFAS 107 for which it is practicable to estimate that value:

(a)  Cash and Cash equivalents

The carrying amount in the financial statements approximates fair value because of the relatively short period of time between the origination of the instruments and their expected realization.

(b)  Fixed maturities and investments held for sale

Quoted market prices, if available, are used to determine the fair value. If quoted market prices are not available, management estimates the fair value based on the quoted market price of a financial instrument with similar characteristics.

(c)  Mortgage loans on real estate

An estimate of fair value is based on management's review of the portfolio in relation to market prices of similar loans with similar credit ratings, interest rates, and maturity dates. Management conservatively estimates fair value of the portfolio is equal to the carrying value.

(d) Investment real estate and real estate acquired in satisfaction of debt

An estimate of fair value is based on management's review of the individual real estate holdings. Management utilizes sales of surrounding properties, current market conditions and geographic considerations. Management conservatively estimates the fair value of the portfolio is equal to the carrying value.

(e)  Policy loans

It is not practicable to estimate the fair value of policy loans as they have no stated maturity and their rates are set at a fixed spread to related policy liability rates. Policy loans are carried at the aggregate unpaid principal balances in the consolidated balance sheets, and earn interest at rates ranging from 4% to 8%. Individual policy liabilities in all cases equal or exceed outstanding policy loan balances.

(f)  Short-term investments

For short-term instruments, the carrying amount is a reasonable estimate of fair value. All short-term instruments represent certificates of deposit with various banks and all are protected under FDIC.

(g)  Notes and accounts receivable and uncollected premiums

The Company holds a $840,000 note receivable for which the determination of fair value is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. Accounts receivable and uncollected premiums are primarily insurance contract related receivables which are determined based upon the underlying insurance liabilities and added reinsurance amounts, and thus are excluded for the purpose of fair value disclosure by paragraph 8(c) of SFAS 107.

(h)  Notes payable

For borrowings under the senior loan agreement, which is subject to floating rates of interest, carrying value is a reasonable estimate of fair value. For subordinated borrowings fair value was determined based on the borrowing rates currently available to the Company for loans with similar terms and average maturities.

The estimated fair values of the Company's financial instruments required to be valued by SFAS 107 are as follows as of December 31:

                                1996                 1995
                                        Estimated                 Estimated
                          Carrying        Fair       Carrying       Fair
                           Amount         Value       Amount        Value

Fixed  maturities      $179,926,785  $181,815,225  $191,074,220  $197,006,257
Fixed maturities
  held for sale           1,961,166     1,961,166     3,226,175     3,226,175
Equity securities         1,794,405     1,794,405     1,946,481     1,946,481
Mortgage loans on
  real estate            11,022,792    11,022,792    13,891,762    13,891,762
Policy loans             14,438,120    14,438,120    16,941,359    16,941,359
Short-term
  investments               430,983       430,983       425,000       425,000
Investment in real
  estate                 10,543,490    10,543,490    11,978,575    11,978,575
Real estate
  acquired in
  satisfaction of debt    3,846,946     3,846,946     5,332,413     5,332,413
Notes receivable            840,066       783,310       840,066       775,399

Liabilities
Notes payable            19,573,953    18,937,055    21,447,428    20,747,991

                                     117

6.  STATUTORY EQUITY AND GAIN FROM OPERATIONS

The Company's insurance subsidiaries are domiciled in Ohio, Illinois and West Virginia and prepare their statutory-based financial statements in accordance with accounting practices prescribed or permitted by the respective insurance department. These principles differ significantly from generally accepted accounting principles. "Prescribed" statutory accounting practices include state laws, regulations, and general administrative rules, as well as a variety of publications of the National Association of Insurance Commissioners ("NAIC"). "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, from company to company within a state, and may change in the future. The NAIC currently is in the process of codifying statutory accounting practices, the result of which is expected to constitute the only source of "prescribed" statutory accounting practices. Accordingly, that project, which is expected to be completed in 1997, will likely change prescribed statutory accounting practices and may result in changes to the accounting practices that insurance enterprises use to prepare their statutory financial statements. UG's total statutory shareholders' equity was $10,227,000 and $7,274,000 at December 31, 1996 and 1995, respectively. The Company's insurance subsidiaries reported combined statutory gain from operations (exclusive of intercompany dividends) was $10,692,000, $4,076,000 and $3,071,000 for 1996, 1995 and 1994, respectively.


7.  REINSURANCE

The Company assumes risks from, and reinsures certain parts of its risks with other insurers under yearly renewable term and coinsurance agreements which are accounted for by passing a portion of the risk to the reinsurer. Generally, the reinsurer receives a proportionate part of the premiums less commissions and is liable for a corresponding part of all benefit payments. While the amount retained on an individual life will vary based upon age and mortality prospects of the risk, the Company generally will not carry more than $125,000 individual life insurance on a single risk.

The Company has reinsured approximately $1.109 billion, $1.088 billion and $1.217 billion in face amount of life insurance risks with other insurers for 1996, 1995 and 1994, respectively. Reinsurance receivables for future policy benefits were $38,745,000 and $13,540,000 at December 31, 1996 and 1995, respectively, for estimated recoveries under reinsurance treaties. Should any of the reinsurers be unable to meet its obligation at the time of the claim, obligation to pay such claim would remain with the Company.

The Company's insurance subsidiary (UG) entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. Under the terms of the agreement, UG ceded to FILIC substantially all of its paid-up life insurance policies. Paid-up life insurance generally refers to non-premium paying life insurance policies. A.M. Best, an industry rating company, assigned a Best's Rating of A++ (Superior) to The Guardian Life Insurance Company of America ("Guardian"), parent of FILIC, based on the consolidated financial condition and operating performance of the company and its life/health subsidiaries. The agreement with FILIC accounts for approximately 66% of the reinsurance receivables as of December 31, 1996.

As a result of the FILIC coinsurance agreement, effective September 30, 1996, UG received a reinsurance credit in the amount of $28,318,000 in exchange for an equal amount of assets. UG also received $6,375,000 as a commission allowance.

Currently, the Company is utilizing reinsurance agreements with Business Men's Assurance Company, ("BMA") and Life Reassurance Corporation, ("LIFE RE") for new business. BMA and LIFE RE each hold an "A+" (Superior) rating from A.M. Best, an industry rating company. The reinsurance agreements were effective December 1, 1993, and cover all new business of the Company.

The agreements are a yearly renewable term ("YRT") treaty where the Company cedes amounts above its retention limit of $100,000 with a minimum cession of $25,000.

The   Company does not have any short-duration reinsurance  contracts.  The effect of the Company's long-duration reinsurance contracts on premiums earned in 1996, 1995 and 1994 was as follows:

                                        Shown in thousands
                                   1996           1995           1994
                                 Premiums       Premiums       Premiums
                                  Earned         Earned         Earned

            Direct             $   32,387      $  35,201      $  38,063
            Assumed                     0              0              0
            Ceded                  (4,768)        (5,203)        (5,659)
            Net premiums       $   27,619      $  29,998      $  32,404


8.  COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Some of the lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages in these circumstances.

Under insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements.

The Company and its subsidiaries are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management and its legal counsel are of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.


9.  RELATED PARTY TRANSACTIONS

United Trust, Inc. has a service agreement with its affiliate, UII (equity investee), to perform services and provide personnel and facilities. The services included in the agreement are claim processing, underwriting, processing and servicing of policies, accounting services, agency services, data processing and all other expenses necessary to carry on the business of a life insurance company.

UII's service agreement states that USA is to pay UII monthly fees equal to 22% of the amount of collected first year premiums, 20% in second year and 6% of the renewal premiums in years three and after. UII's subcontract agreement with UTI states that UII is to pay UTI monthly fees equal to 60% of collected service fees from USA as stated above.

USA paid $1,568,000, $2,015,000 and $1,357,000 under their agreement with UII for 1996, 1995 and 1994, respectively. UII paid $941,000, $1,209,000 and $814,000 under their agreement with UTI for 1996, 1995 and 1994, respectively.

The agreements of the insurance companies have been approved by their respective domiciliary insurance departments and it is Management's opinion that where applicable, costs have been allocated fairly and such allocations are based upon generally accepted accounting principles. The costs paid by UTI for these services include costs related to the production of new business which are deferred as policy acquisition costs and charged off to the income statement through "Amortization of deferred policy acquisition costs". Also included are costs associated with the maintenance of existing policies which are charged as current period costs and included in "general expenses".

10.   CAPITAL STOCK TRANSACTIONS

A.   PUBLIC OFFERING OF AFFILIATE STOCK

  During 1991, an affiliated company, United Fidelity, Inc., ("UFI") began a stock offering in the State of Illinois. UFI was offering 400,000 units, each unit consisting of one share of no par value common stock and one share of Class A Preferred Stock, $15 par value per share, 9% non-cumulative convertible. The units were being offered to the public at $30 per unit. Due to large losses reported by UFI, the sale of stock units to the public was stopped on June 2, 1994. The Board of Directors of UFI voted to voluntarily terminate the offering on August 18, 1994.

  The Company accounted for the investment in UFI using the equity method. At December 31, 1994, the Company charged off its remaining investment in UFI of $212,247. The Company determined any material recoverability of its investment to be unlikely due to continuing losses and limited capital of UFI. On May 26, 1995, pursuant to a plan of restructure of UFI's subsidiary, First Fidelity Mortgage Company (FFMC), UTI surrendered its common stock holdings of UFI for no value. Additionally, as a part of the FFMC restructure, UTI invested $615,000 in preferred stock of FFMC, representing 100% of the outstanding preferred stock of FFMC, and $10,000 in common stock of FFMC, representing approximately 14% of the outstanding common stock. Due to continued losses by FFMC, UTI realized losses of $315,000 and $10,000 from writedowns of their investment in FFMC at December 31, 1996 and 1995, respectively.

B. STOCK OPTION PLAN

  In 1985, the Company initiated a nonqualified stock option plan for employees, agents and directors of the Company under which options to purchase up to 440,000 shares of the company's common stock are granted at $.02 per share. Through December 31, 1996 options for 424,375 shares were granted and exercised. Options for 15,625 shares remain available for grant.

  During 1996, the Company adopted Statement of Financial Accounting Standards No. 123, accounting for stock-based compensation. The adoption of this standard did not have a material impact on the Company's financial statements.

  Following is a summary of stock option transactions for the three   years
  ended December 31, 1996:

                                          1996         1995        1994
     Option Shares exercised             25,000       20,000           0
     Compensation expense charged
        to operations                  $ 13,563     $ 12,100     $     0
     Approximate percent of market value
       at which options were granted       3.6%          3.2%          0%

C.   DEFERRED COMPENSATION PLAN

  UTI and FCC established a deferred compensation plan during 1993 pursuant to which an officer or agent of FCC, UTI or affiliates of UTI, could defer a portion of their income over the next two and one-half years in return for a deferred compensation payment payable at the end of seven years in the amount equal to the total income deferred plus interest at a rate of approximately 8.5% per annum and a stock option to purchase shares of common stock of UTI. An officer or agent received an immediately exercisable option to purchase 23,000 shares of UTI common stock at $1.75 per share for each $25,000 ($10,000 per year for two and one-half years) of total income deferred. The option expires on
  December 31, 2000. A total of 1,050,000 options were granted in 1993 under this plan. As of December 31, 1996 no options were exercised. At December 31, 1996 and 1995, the Company held a liability of $1,268,000 and $1,167,000, respectively, relating to this plan.

11.  NOTES PAYABLE

At December 31, 1996, the Company has $19,574,000 in long term debt outstanding. The debt is comprised of the following components:

                                       1996             1995
     Senior debt                  $ 8,400,000       $10,400,000
     Subordinated 10 yr. notes      6,209,000         6,209,000
     Subordinated 20 yr. notes      3,815,000         3,815,000
     Other notes payable            1,150,000         1,000,000
     Encumbrance on real estate             0            23,000
                                  $19,574,000       $21,447,000


On May 8, 1996, FCC refinanced its senior debt of $8,900,000. The refinancing was completed through First of America Bank - NA and is subject to a credit agreement. The refinanced debt bears interest to a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate". The base rate at issuance of the loan was 8.25%, and has remained unchanged through March 1, 1997. Interest is paid quarterly. Principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1996, the Company prepaid $500,000 of the May 8, 1997 principal payment.

The credit agreement contains certain covenants with which the Company must comply. The covenants contain provisions common to a loan of this type and include such items as: a minimum consolidated net worth of FCC to be no less than 400% of the outstanding balance of the debt, Statutory capital and surplus of Universal Guaranty Life Insurance Company be maintained at no less than $6,500,000; an earnings covenant requiring the sum of the pre tax earnings plus non-cash charges of FCC (based on parent only GAAP practices) shall not be less than two hundred percent (200%) of the Company's interest expense on all of its debt service. The Company is current and in compliance with all of the terms on all of its outstanding debt and does not foresee any problem in maintaining compliance in the future.

United Income, Inc. ("UII") and First Fidelity Mortgage Company through an assignment from United Trust, Inc. owned a participating interest of $700,000 and $300,000 respectively of the senior debt. At the date of the refinance, these obligations were converted from participations of senior debt to promissory notes. These notes bear interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006. In February 1996, FCC borrowed an additional $150,000 from UII to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999.

The subordinated debt was incurred June 16, 1992 as a part of an acquisition. The 10 year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning June 16, 1997, with a final payment due June 16, 2002. During 1995, the Company refinanced $300,695 of 10 year notes to 20 year notes bearing interest at the rate of 8.75%. The repayment terms of these notes are similar to the original 20 year notes. The 20 year notes bear interest at the rate of 8 1/2% per annum, payable semi-annually beginning December 16, 1992, with a lump sum principal payment due June 16, 2012. The Company's subordinated debt consists of $4,495,000 and $3,532,000 of ten year and twenty year notes, respectively, owed to current officers and directors of the Company or its affiliates.

Scheduled principal reductions on the Company's debt for the next five years is as follows:

              Year      Amount
              1997   $ 1,037,000
              1998     1,537,000
              1999     1,687,000
              2000     1,537,000
              2001     1,537,000


12.  OTHER CASH FLOW DISCLOSURE

The Company recognized an increase in its paid-in capital of $0, $0 and $277,559 for the years 1996, 1995 and 1994 respectively, from its equity investment in UFI from the offering price per share of UFI exceeding UTI's carrying amount per share.

On  a cash basis, the Company paid $1,700,973, $1,934,326 and $1,937,123 in interest expense for the years 1996, 1995 and 1994, respectively. The Company paid $17,634, $25,821 and $190 in federal income tax for 1996, 1995 and 1994, respectively.

The Company's insurance subsidiary ("UG") entered into a coinsurance agreement with First International Life Insurance Company ("FILIC") as of September 30, 1996. At closing of the transaction, UG received a coinsurance credit of $28,318,000 for policy liabilities covered under the agreement. UG transferred assets equal to the credit received. This transfer included policy loans of $2,855,000 associated with policies under the agreement and a net cash transfer of $19,088,000 after deducting the ceding commission due UG of $6,375,000.

13.  NON-RECURRING WRITE DOWN OF VALUE OF AGENCY FORCE ACQUIRED

The Company recognized a non-recurring write down of $8,297,000 on its value of agency force acquired for the year ended December 31, 1995. The write down released $2,904,000 of the deferred tax liability and $3,327,000 was attributed to minority interest in loss of consolidated subsidiaries. In addition, equity loss of investees was negatively impacted by $542,000. The effect of this write down resulted in an increase in the net loss of $2,608,000. This write down is directly related to the Company's change in distribution systems. Due to the broker agency force not meeting management's expectations and lack of production, the Company has changed its focus from a primarily broker agency distribution system to a captive agent system. With the change in focus, most of the broker agents were terminated and therefore, management re-evaluated the value of the agency force carried on the balance sheet. For purposes of the write-down, the broker agency force has no future expected cash flows and therefore warranted a write-off of the value. The write down is reported as a separate line item "non-recurring write down of value of agency force acquired" and the release of the deferred tax liability is reported in the credit for income taxes payable in the Statement of Operations. In addition, the impact to minority interest in loss of consolidated subsidiaries and equity loss of investees is in the Statement of Operations.

14.  CONCENTRATION OF CREDIT RISK

The Company maintains cash balances in financial institutions which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.


15.  PENDING CHANGE IN CONTROL OF UNITED TRUST, INC.

On September 23, 1996, UTI and UII entered into a stock purchase agreement with LaSalle Group, Inc., a Delaware corporation ("LaSalle"), whereby LaSalle will acquire 12,000,000 shares of authorized but unissued shares of UTI for $1.00 per share and 10,000,000 shares of authorized but unissued shares of UII for $0.70 per share. Additionally, LaSalle intends, contemporaneously with the closing of the above transaction, to purchase in privately negotiated transactions additional shares of UTI and UII so that LaSalle will own not less than 51% of the outstanding common stock of UTI and indirectly control 51% of UII.

The agreement requires and is pending approval of the Commissioner of Insurance of the State of Ohio, Illinois and West Virginia, (the states of domicile of the insurance subsidiaries). It is anticipated the transaction will be completed during the second quarter of 1997.

16.   SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)
                                                1996
                               1st          2nd          3rd          4th
Premium income and
other considerations, net  $ 8,481,511  $ 8,514,175  $ 7,348,199  $ 6,600,573
Net investment income        3,973,349    3,890,127    4,038,831    3,966,140
Total revenues              12,870,140   12,455,875   11,636,614   10,013,741
Policy benefits including
  Dividends                  6,528,760    7,083,803    8,378,710    8,334,759
Commissions and
  Amortization of DAC        1,161,850      924,174      703,196    1,435,665
Operating expenses           3,447,329    2,851,752    3,422,654    2,272,729
Operating income               (71,615)    (137,198)  (2,346,452)  (4,269,870)
Net income (loss)              304,737        9,038     (892,761)    (358,917)
Net income (loss) per
  Share                           0.02         0.00        (0.05)       (0.02)

                                                  1995
                                 1st          2nd          3rd         4th
Premium income and
other considerations, net  $ 9,445,222  $ 8,765,804  $ 7,868,803  $ 7,018,707
Net investment income        3,850,161    3,843,518    3,747,069    4,015,476
Total revenues              13,694,471   12,933,370   11,829,921   11,411,322
Policy benefits including
  Dividends                  8,097,830    9,113,933    5,978,795    6,665,206
Commissions and
Amortization of DAC          1,556,526    1,960,458    1,350,662       40,007
Operating expenses           3,204,217    2,492,689    2,232,938    3,587,804
Operating income              (495,966)  (1,939,361)     120,393   (9,060,886)
Net income (loss)              179,044     (689,602)     198,464   (2,689,151)
Net income (loss) per
  Share                           0.01        (0.04)        0.01        (0.14)

                                                   1994
                                 1st          2nd          3rd         4th
Premium income and
other considerations, net  $ 9,042,475  $10,011,855  $ 7,913,497  $ 8,176,700
Net investment income        3,366,995    3,556,633    3,633,334    3,811,484
Total revenues              12,245,881   14,052,428   10,900,385   12,007,934
Policy benefits including
  Dividends                  6,927,743    7,496,765    7,483,568    7,753,158
Commissions and
Amortization of DAC          1,685,682    4,099,100    3,086,901    2,448,822
Operating expenses           2,366,726    1,898,048    2,328,443    3,194,745
Operating income               801,718       67,387   (2,477,301)  (1,891,201)
Net income (loss)             (404,022)    (117,149)    (515,134)    (587,295)
Net income (loss) per Share      (0.02)       (0.01)       (0.03)       (0.03)

                                        124

UNITED TRUST, INC.                                                 Schedule I
SUMMARY OF INVESTMENTS - OTHER THAN
INVESTMENTS IN RELATED PARTIES
As of December 31, 1996




              Column A             Column B         Column C       Column D
                                                                   Amount at
                                                                  Which Shown
                                                                  in Balance
                                     Cost             Value           Sheet
Fixed maturities:
United States Goverment and
 government agencies and
 authorities                   $   28,554,631   $   28,839,743  $  28,554,631
State, municipalities, and political
subdivisions                       14,421,735       14,712,334     14,421,735
Collateralized  mortgage
 obligations                       13,246,780       13,264,145     13,246,780
Public utilities                   51,821,990       52,325,561     51,821,990
All  other  corporate bonds        71,881,649       72,673,442     71,881,649
   Total fixed maturities         179,926,785   $  181,815,225    179,926,785

Investments held for sale: Fixed maturities:
United States Goverment and
 government agencies and
 authorities                        1,461,068   $    1,443,609      1,443,609
State, municipalities, and political
subdivisions                          145,199          139,467        139,467
Public   utilities                    119,970          119,658        119,658
All   other  corporate  bonds         258,424          258,432        258,432
                                    1,984,661    $   1,961,166      1,961,166

Equity securities:
Public   utilities                     82,073    $      56,053         56,053
All   other  corporate  securities  2,004,086        1,738,352      1,738,352
                                    2,086,159    $   1,794,405      1,794,405




Mortgage loans on real estate      11,022,792                      11,022,792
Investment real estate             10,543,490                      10,543,090
Real estate acquired in
 satisfaction of debt               3,846,946                       3,846,946
Policy loans                       14,438,120                      14,438,120
Short term investments                430,983                         430,983
   Total investments            $ 224,279,936                   $ 223,964,687

                                      125

UNITED TRUST, INC.
CONDENSED FINANCIAL INFORMATION OF REGISTRAN                  Schedule II
NOTES TO CONDENSED FINANCIAL INFORMATION


(a) The condensed financial information should be read in conjunction with the consolidated financial statements and notes of United Trust, Inc. and Consolidated Subsidiaries.

UNITED TRUST, INC.
CONDENSED FINANCIAL INFORMATION OF
REGISTRANT  PARENT  ONLY BALANCE SHEETS
As of December 31,  1996  and  1995                              Schedule II


                                                 1996            1995

ASSETS

  Investment in affiliates                  $  19,475,431     $  20,494,198
  Cash  and  cash equivalents                     422,446           503,357
  Notes  receivable  from affiliate               265,900            15,900
  Indebtedness  from (to) affiliates, net          30,247           (74,519)
  Accrued  interest  income                         2,051            16,273
  Other   assets                                  262,927           572,716
     Total assets                           $  20,459,002     $  21,527,925





LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities:
  Notes payable to affiliate                $    840,000      $     840,000
  Deferred  income  taxes                      1,602,345          1,662,869
  Other   liabilities                              2,800              2,800
     Total liabilities                         2,445,145          2,505,669




Shareholders' equity:
  Common   stock                                 374,019            373,519
  Additional  paid-in  capital                18,301,974         18,288,411
  Unrealized depreciation of
   investments  held  for  sale
   of  affiliates                                (86,058)            (1,499)
  Retained  earnings (accumulated deficit)      (576,078)           361,825
     Total shareholders' equity               18,013,857         19,022,256
     Total liabilities and
       shareholders' equity                 $ 20,459,002       $ 21,527,925

                                  127

UNITED TRUST, INC.
CONDENSED FINANCIAL INFORMATION OF
REGISTRANT PARENT ONLY STATEMENTS OF OPERATIONS
Three Years Ended December 31, 1996                              Schedule II






                                      1996             1995            1994

Revenues:

 Management fees from affiliates     $  940,734   $ 1,209,196   $   835,284
 Other  income  from affiliates         115,235       113,869       130,437
 Interest  income from affiliates        21,264        13,583        65,560
 Interest  income                        29,340        21,678        53,509
 Realized investment losses            (207,051)            0             0
 Loss  from write down of investee     (315,000)      (10,000)     (212,247)
                                        584,522     1,348,326       872,543


Expenses:

 Management  fee  to affiliate          575,000       800,000       850,000
 Interest  expense to affiliates         63,000        63,000        63,175
 Operating  expenses                    133,897        83,312        76,271
                                        771,897       946,312       989,446

 Operating  income  (loss)             (187,375)      402,014      (116,903)

 Credit  (provision) for income taxes    59,780      (153,764)      (40,123)
 Equity in loss of investees            (95,392)     (635,949)   (1,125,118)
 Equity in loss of subsidiaries        (714,916)   (2,613,546)     (341,456)
     Net loss                       $  (937,903)  $(3,001,245)  $(1,623,600)



UNITED TRUST, INC.
CONDENSED FINANCIAL INFORMATION OF REGISTRANT
PARENT  ONLY STATEMENTS OF CASH FLOWS
Three Years Ended December  31,  1996                             Schedule II


                                          1996          1995         1994

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
 Net loss                              $  (937,903) $(3,001,245) $(1,623,600)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
   Equity  in  loss  of  subsidiaries      714,916    2,613,546      341,456
   Equity  in  loss  of  investees          95,392      635,949    1,125,118
   Compensation expense through
    stock option                            13,563       12,100            0
   Change  in  accrued  interest  income    14,222        2,260       29,424
   Depreciation                             18,366       26,412       44,246
   Realized   investment  losses           207,051            0            0
   Loss  from  writedown  of  investee     315,000       10,000      212,247
   Change  in  deferred  income  taxes     (60,524)     153,764       40,123
   Change  in  indebtedness
   (to) from affiliates, net              (104,766)     (23,027)     217,242
   Change in other assets and liabilities     (728)    (274,167)      75,737
Net cash provided by operating activities  274,589      155,592      461,993

Cash flows from investing activities:
 Purchase  of stock of affiliates                0     (325,000)  (1,350,410)
 Change  in  notes receivable
  from affiliate                          (250,000)     300,000      175,000
 Capital contribution to affiliate        (106,000)     (53,000)           0
Net cash used in investing activities     (356,000)     (78,000)  (1,175,410)

Cash flows from financing activities:
 Purchase  of treasury stock                     0            0      (67,545)
 Proceeds  from issuance of common stock       500          400            0
Net cash provided by (used in)
 financing activities                           50          400      (67,545)

Net increase (decrease) in cash
 and cash equivalents                      (80,911)      77,992     (780,962)
Cash and cash equivalents at
 beginning of year                         503,357      425,365    1,206,327
Cash and cash equivalents
 at end of year                        $   422,446  $   503,357  $   425,365


UNITED TRUST, INC.
REINSURANCE
As of December 31, 1996 and the year ended December 31, 1996      Schedule IV






Column  A      Column B     Column C    Column  D     Column  E     Column F


                                                                    Percentage
                             Ceded to      Assumed                  of amount
                              other       from other                assumed to
             Gross amount    companies    companies*    Net amount      net






Life insurance
in force  $3,952,958,000 $1,108,534,000 $1,271,766,000 $4,116,190,000  30.9%



Premiums:

Life
insurance $   31,983,728 $    4,572,958 $            0 $   27,410,770   0.0%

Accident and health
insurance        258,377         50,255              0        208,122   0.0%

          $   32,242,105 $    4,623,213 $            0 $   27,618,892   0.0%



* All assumed business represents the Company's participation in the Servicemen's Group Life Insurance Program (SGLI).

UNITED TRUST, INC.
REINSURANCE
As of December 31, 1995 and the year ended December 31, 1995      Schedule IV






Column A        Column B       Column C     Column D      Column E    Column F


                                                                    Percentage
                               Ceded to     Assumed                 of amount
                                other      from other               assumed to
              Gross amount     companies   companies*    Net amount    net





Life insurance
in force   $4,207,695,000 $1,087,774,000 $1,039,517,000 $4,159,438,000  25.0%



Premiums:

Life
insurance  $   34,952,367 $    5,149,939 $            0 $   29,802,428   0.0%

Accident and health
insurance         248,448         52,751              0        195,697   0.0%

           $   35,200,815 $    5,202,690 $            0 $   29,998,125   0.0%



* All assumed business represents the Company's participation in the Servicemens' Group Life Insurance Program (SGLI).

UNITED TRUST, INC.
REINSURANCE
As of December 31, 1994 and the year ended December 31, 1994       Schedule IV





Column A      Column B      Column C      Column D      Column E      Column F

                                                                    Percentage
                            Ceded to      Assumed                    of amount
                             other       from other                 assumed to
            Gross amount    companies    companies*    Net amount        net



Life insurance
in force  $4,543,746,000 $1,217,119,000 $1,077,413,000 $4,404,040,000   24.5%



Life
insurance $   37,800,871 $    5,597,512 $            0 $   32,203,359    0.0%

Accident and health
insurance        262,315         61,185              0        201,130    0.0%

          $   38,063,186 $    5,658,697 $            0 $   32,404,489    0.0%


* All assumed business represents the Company's participation in the Servicemens' Group Life Insurance Program (SGLI).

UNITED TRUST, INC.
VALUATION AND QUALIFYING ACCOUNTS
For the years ended December 31, 1996, 1995 and 1994               Schedule V


                            Balance at    Additions                 Balances
                            Beginning      Charges                   at End
Description                 Of Period   and Expenses  Deductions    of Period

December 31, 1996
Allowance for doubtful accounts -
mortgage loans              $   10,000   $        0   $        0   $   10,000
Accumulated depreciation on
 property and equipment and
 EDP conversion cost           619,817       99,263            0      719,080
Accumulated amortization of
 costs in excess of net
 assets purchased            1,079,867      185,279            0    1,265,146
Accumulated depreciation
 on real estate              1,049,652      291,094            0    1,340,746
     Total                  $2,759,336   $  575,636   $        0   $3,334,972

December 31, 1995
Allowance for doubtful accounts -
 mortgage loans             $   26,000   $        0   $   16,000   $   10,000
Accumulated depreciation on
 property and equipment and
 EDP conversion costs          949,608      420,209      750,000      619,817
Accumulated amortization of
 costs in excess of net
 assets purchased              656,675      423,192            0    1,079,867
Accumulated depreciation on
real estate                    802,476      300,396       53,220    1,049,652
     Total                  $2,434,759   $1,143,797   $  819,220   $2,759,336

December 31, 1994
Allowance for doubtful accounts -
 mortgage loans             $  300,000   $        0   $  274,000   $   26,000
Accumulated depreciation on
 property and equipment and
 EDP conversion costs          740,292      209,316            0      949,608
Accumulated amortization of
 costs in excess of net
 assets purchased              426,999      297,676       68,000      656,675
Accumulated depreciation on
 real estate                   501,333      301,143            0      802,476
     Total                  $1,968,624   $  808,135   $  342,000   $2,434,759


                        PART 1.  FINANCIAL INFORMATION
                        Item 1.  Financial Statements


                     UNITED TRUST, INC. AND SUBSIDIARIES
                          Consolidated Balance Sheets

                                                                  Restated
                                                September 30,   December 31,
        ASSETS                                      1997            1996
Investments:
Fixed maturities at amortized cost
 (market $188,585,275 and $181,815,225)        $ 185,691,622   $ 179,926,785
Investments held for sale:
Fixed maturities, at market
 (cost $1,836,015 and $1,984,661)                  1,834,388       1,961,166
Equity securities, at market
 (cost $2,741,632 and $2,086,159)                  2,783,623       1,794,405
Mortgage loans on real estate at amortized cost   10,010,243      11,022,792
Investment real estate, at cost, net
 of accumulated depreciation                      10,635,617      10,543,490
Real estate acquired in satisfaction of debt,
 at cost,net of accumulated depreciation           3,856,946       3,846,946
Policy loans                                      14,211,585      14,438,120
Short term investments                               425,458         430,983
                                                 229,449,482     223,964,687

Cash and cash equivalents                         13,089,285      17,326,235
Investment in affiliates                           4,996,199       4,826,584
Accrued investment income                          4,094,360       3,461,799
Reinsurance receivables:
  Future policy benefits                          38,414,086      38,745,013
  Policy claims and other benefits                 3,200,091       3,856,124
Other accounts and notes receivable                1,032,444         894,321
Cost of insurance acquired                        42,254,048      43,917,280
Deferred policy acquisition costs                 10,897,379      11,325,356
Costs in excess of net assets purchased,
 net of accumulated amortization                   2,782,883       5,496,808
Other assets                                       1,443,155       1,659,455
     Total assets                              $ 351,653,412   $ 355,473,662

            LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities and accruals:
Future policy benefits                         $ 249,367,949   $ 248,879,317
Policy claims and benefits payable                 2,236,479       3,193,806
Other policyholder funds                           2,552,358       2,784,967
Dividend and endowment accumulations              14,687,638      13,913,676
Income taxes payable:
  Current                                              1,101          70,663
  Deferred                                        13,473,857      13,193,431
Notes payable                                     22,566,713      19,573,953
Indebtedness to affiliates, net                           17          31,837
Other liabilities                                  4,392,866       5,975,483
     Total liabilities                           309,278,978     307,617,133
Minority interests in
 consolidated subsidiaries                        26,666,108      29,842,672

Shareholders' equity:
Common stock - no par value, stated value
 $.02 per share Authorized 3,500,000 shares -
 1,634,779 and 1,870,093 shares issued
 after deducting treasury shares of 277,460
 and 42,384                                           32,695         37,402
Additional paid-in capital                        16,488,376     18,638,591
Unrealized  appreciation (depreciation)
 of investments held for sale                        138,936        (86,058)
Accumulated deficit                                 (951,681)      (576,078)
     Total shareholders' equity                   15,708,326     18,013,857
     Total liabilities and
       shareholders' equity                    $ 351,653,412  $ 355,473,662


                                   134

                              UNITED TRUST, INC.
                              AND SUBSIDIARIES
                   Consolidated Statements of Operations

                              Three Months Ended          Nine Months Ended
                        September 30, September 30, September 30, September 30,
                            1997          1996          1997          1996

Revenues:

Premium income         $  7,217,037  $  7,836,950  $ 23,360,291   $ 25,514,821
Reinsurance premium      (1,384,230)   (1,303,035)   (3,511,544)    (3,666,681)
Other considerations        862,654       866,137     2,677,994      2,628,275
Other considerations
paid to reinsurers          (56,067)      (51,853)     (152,179)      (132,530)
Net investment income     3,686,861     4,038,831    11,357,217     11,902,307
Realized investment gains
 and(losses), net          (114,436)      (37,858)     (143,015)      (320,805)
Other income                142,314       287,442       602,893      1,037,242
                         10,354,133    11,636,614    34,191,657     36,962,629


Benefits and other expenses:

Benefits, claims and settlement expenses:
  Life                    5,615,588     8,319,522    18,242,132     19,541,163
  Reinsurance benefits
    and claims             (481,468)   (1,294,964)   (1,447,716)    (2,071,008)
  Annuity                   411,395       398,034     1,178,807      1,286,981
  Dividends to
   policyholders            922,224       956,118     3,074,230      3,234,137
Commissions and amortization
 of deferred policy
 acquisition costs        1,083,006       703,196     2,747,329      2,789,220
Amortization of cost of
 insurance acquired         612,007       996,672     1,724,294      3,680,224
Operating expenses        2,378,618     3,422,654     7,745,203      9,721,735
Interest expense            492,258       481,834     1,316,892      1,335,442
                         11,033,628    13,983,066    34,581,171     39,517,894

Loss before income taxes, minority
 interest and equity in earnings
 (loss) of investees        679,495)   (2,346,452)     (389,514)    (2,555,265)
Credit (provision) for
 income taxes              (157,919)      317,751      (285,126)       990,411
Minority interest in loss of
consolidated subsidiaries   353,893     1,310,454       297,943      1,074,797
Equity in earnings (loss)
 of investees               (40,920)     (174,514)        1,094        (88,929)

Net loss               $   (524,441)  $  (892,761)  $  (375,603)  $   (578,986)


Net loss per
 common share          $      (0.30)  $     (0.48)  $     (0.21)  $      (0.31)

Weighted  average common
shares outstanding        1,719,806     1,870,093     1,819,398      1,869,315


                              UNITED TRUST, INC.
                               AND SUBSIDIARIES

                   Consolidated Statements of Cash Flows

                                                 September 30,   September 30,
                                                     1997            1996
Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
Net loss                                         $   (375,603)  $    (578,986)
Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities net
 of changes in assets and liabilities resulting
 from the sales and purchases of subsidiaries:
   Amortization/accretion of fixed maturities         505,440         703,110
   Realized investment (gains) losses, net            143,015         320,805
   Policy acquisition costs deferred                 (557,000)     (1,477,000)
   Amortization of deferred policy acquisition costs  984,977       1,940,471
   Amortization of cost of insurance acquired       1,724,294       3,680,224
   Amortization of costs in excess of net
    assets purchased                                  116,250         124,405
   Depreciation                                       333,653         392,018
   Minority interest                                 (297,943)     (1,074,797)
   Equity in loss (earnings) of investees              (1,094)         88,929
   Change in accrued investment income               (632,561)       (673,945)
   Change in reinsurance receivables                  986,960          46,135
   Change in policy liabilities and accruals         (153,240)      2,454,616
   Charges for mortality and administration of
     universal life and annuity products           (7,996,086)     (7,681,478)
   Interest credited to account balances            5,432,922       5,423,499
   Change in income taxes payable                     210,864      (1,013,116)
   Change in indebtedness (to) from affiliates, net   (31,820)        (99,141)
   Change  in other assets and liabilities, net    (1,688,706)       (331,586)
Net cash provided by (used in)
 operating activities                              (1,295,678)      2,244,163

Cash flows from investing activities:
 Proceeds from investments sold and matured:
  Fixed maturities held for sale                            0         704,583
  Fixed maturities sold                                     0               0
  Fixed maturities matured                          8,186,791      19,168,548
  Equity securities                                   105,261           8,990
  Mortgage loans                                    1,146,863       1,858,246
  Real estate                                         510,806       2,886,187
  Policy loans                                      3,799,553       2,985,381
  Short term                                          410,000         400,000
 Total proceeds from investments
   sold and matured                                14,159,274      28,011,935

 Cost of investments acquired:
  Fixed maturities held for sale                            0               0
  Fixed maturities                                (14,301,690)    (26,559,403)
  Equity securities                                  (710,387)              0
  Mortgage loans                                     (134,314)       (488,188)
  Real estate                                        (937,268)       (837,866)
  Policy loans                                     (3,573,018)     (3,334,865)
  Short term                                         (404,475)       (300,000)
 Total cost of investments acquired               (20,061,152)    (31,520,322)
Net cash used in investing activities              (5,901,878)     (3,508,387)

Cash flows from financing activities:
  Policyholder contract deposits                   14,069,987      17,339,900
  Policyholder contract withdrawals               (11,280,925)    (12,033,894)
  Payment for fractional shares from
   reverse stock split                                 (2,381)              0
  Payment for fractional shares from
   reverse stock split of subsidiary                 (535,851)              0
  Purchase of treasury stock                         (926,599)              0
  Purchase of additional shares of equity investee   (165,374)              0
  Proceeds from issuance of notes payable           2,560,000         400,000
  Payments of principal on notes payable             (758,251)     (1,773,475)
Net cash provided by financing activities           2,960,606       3,932,531
Net increase (decrease) in cash
  and cash equivalents                             (4,236,950)      2,668,307
Cash and cash equivalents at beginning of period   17,326,235      12,528,025
Cash and cash equivalents at end of period       $ 13,089,285    $ 15,196,332

UNITED TRUST, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements


1.   BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared by United Trust Inc. ("UTI") and its consolidated subsidiaries ("Company") pursuant to the rules and regulations of the Securities and Exchange Commission. Although the Company believes the disclosures are adequate to make the information presented not be misleading, it is suggested that these consolidated financial statements be read in conjunction with the consolidated financial statements and the notes thereto presented in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1996.

The information furnished reflects, in the opinion of the Company, all adjustments (which include only normal and recurring accruals) necessary for a fair presentation of the results of operations for the periods presented. Operating results for interim periods are not necessarily indicative of operating results to be expected for the year or of the Company's future financial condition.

At September 30, 1997, the parent, significant subsidiaries and affiliates of United Trust Inc. were as depicted on the following organizational chart.


                            ORGANIZATIONAL CHART
                           AS OF SEPTEMBER 30, 1997


United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 33.3% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79.4% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 83.9% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

2.   FIXED MATURITIES

As of September 30, 1997, fixed maturities and fixed maturities held for sale represented 82% of total invested assets. As prescribed by the various state insurance department statutes and regulations, the insurance companies' investment portfolio is required to be invested primarily in investment grade securities to provide ample protection for policyholders. The Company does not invest in so-called "junk bonds" or derivative investments. The liabilities of the insurance companies are predominantly long term in nature and therefore, the companies invest primarily in long term fixed maturity investments. The Company has analyzed its fixed maturity portfolio and reclassified those securities expected to be sold prior to maturity as investments held for sale. The investments held for sale are carried at market. Management has the intent and ability to hold its fixed maturity portfolio to maturity and as such carries these securities at amortized cost. As of September 30, 1997, the carrying value of fixed maturity securities in default as to principal or interest was immaterial in the context of consolidated assets or shareholders' equity.


3.   MORTGAGE LOANS AND REAL ESTATE

The Company holds approximately $10,010,000 in mortgage loans and $14,493,000 in real estate holdings, including real estate acquired in satisfaction of debt, which represent 4% and 6% of total invested assets of the Company, respectively. All mortgage loans held by the Company are first position loans. The Company has $343,000 in mortgage loans net of a $10,000 reserve allowance, which are in default or in the process of foreclosure representing approximately 3% of the total portfolio.

Letters are sent to each mortgagee when the loan becomes 30 or more day's delinquent. Loans 90 days or more delinquent are placed on a non performing status and classified as delinquent loans. Reserves for loan losses on delinquent loans are established based on management's analysis of the loan balances and what is believed to be the realizable value of the property should foreclosure take place. Loans are placed on a non-accrual status based on a quarterly case by case analysis of the likelihood of repayment.

The following tables show the distribution of mortgage loans and real estate by type.

           Mortgage loans             Amount           % of Total
           FHA/VA                  $   295,499             3%
           Commercial              $ 1,594,734            16%
           Residential             $ 8,120,010            81%


           Real Estate                Amount           % of Total
           Home Office             $ 2,944,138            20%
           Commercial              $ 2,279,630            16%
           Residential development $ 5,042,643            37%
           Foreclosed real estate  $ 3,856,945            27%

4.    NOTES PAYABLE

At September 30, 1997, the Company has $22,567,000 in notes payable. Notes payable is comprised of the following components:

      Senior debt                   $ 7,900,000
      Subordinated 10 yr. Notes       5,731,000
      Subordinated 20 yr. Notes       4,035,000
      Convertible notes               2,560,000
      Other notes payable             2,341,000
                                    $22,567,000

The senior debt is through First of America Bank - Illinois NA and is subject to a credit agreement. The debt bears interest at a rate equal to the "base rate" plus nine-sixteenths of one percent. The Base rate is defined as the floating daily, variable rate of interest determined and announced by First of America Bank from time to time as its "base lending rate." The base rate at September 30, 1997 was 8.5%. Interest is paid quarterly. Principal payments of $1,000,000 are due in May of each year beginning in 1997, with a final payment due May 8, 2005. On November 8, 1997, the Company prepaid the May 1998 principal payment.

The credit agreement contains certain covenants with which the Company must comply. These covenants contain provisions common to a loan of this type and include such items as; a minimum consolidated net worth of FCC to be no less than 400% of the outstanding balance of the debt; Statutory capital and surplus of Universal Guaranty Life Insurance Company be maintained at no less than $6,500,000; an earnings covenant requiring the sum of the pre tax earnings of Universal Guaranty Life Insurance Company and its subsidiaries (based on Statutory Accounting Practices) and the after-tax earnings plus non-cash charges of FCC (based on parent only GAAP practices) shall not be less than two hundred percent (200%) of the Company's interest expense on all of its debt service. The Company is in compliance with all of the covenants of the agreement and does not foresee any problem in maintaining compliance in the future.

United Income, Inc. holds a promissory note receivable of $700,000 due from FCC. This note bears interest at the rate of 1% above the variable per annum rate of interest most recently published by the Wall Street Journal as the prime rate. Interest is payable quarterly with principal due at maturity on May 8, 2006.

In February 1996, FCC borrowed $150,000 from an affiliate to provide additional cash for liquidity. The note bears interest at the rate of 1% over prime as published in the Wall Street Journal, with interest payments due quarterly and principal due upon maturity of the note on June 1, 1999.

The subordinated debt was incurred June 16, 1992 as a part of an acquisition. The 10-year notes bear interest at the rate of 7 1/2% per annum, payable semi-annually beginning December 16, 1992. These notes except for one $840,000 note, provide for principal payments equal to 1/20th of the principal balance due with each interest installment beginning December 16, 1997, with a final payment due June 16, 2002. The $840,000 note provides for a lump sum principal payment due June 16, 2002. In June 1997, the Company refinanced $204,267 of its subordinated 10-year notes to subordinated 20-year notes bearing interest at the rate of 8.75%. The repayment terms of these notes are the same as the original subordinated 20 year notes. The 20-year notes bear interest at the rate of 8 1/2% per annum on $3,530,000 and 8.75% per annum on $505,000, payable semi-annually with a lump sum principal payment due June 16, 2012.

On July 31, 1997, United Trust Inc. issued convertible notes for cash in the amount of $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years.

As partial proceeds in the acquisition of common stock from certain officers and directors in the third quarter of 1997, the Company issued unsecured promissory notes. These notes bear interest at 1% over prime with interest payments due quarterly. Principal comes due at varying times with $150,000 maturing on January 31, 1999, $1,655,000 maturing on July 31, 2005 and one note of $70,000 requiring annual principal reductions of $10,000 until maturity on September 23, 2004. The interest rates were deemed favorable to UTI and as a result, the Company has discounted the notes to reflect a 15% effective rate of interest for financial statement purposes. The notes have a total face maturity value of $1,875,000 and a discounted value at September 30, 1997 of $1,491,000.

Scheduled principal reductions on the Company's debt for the next five years are as follows:

                       Year          Amount
                       1997        $        0
                       1998         1,527,000
                       1999         1,827,000
                       2000         1,527,000
                       2001         1,527,000


5.   COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Some of the lawsuits have resulted in the award of substantial judgments against the insurer, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages in these circumstances.

Under insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Those mandatory assessments may be partially recovered through reduction in future premium taxes in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements.

The Company and its subsidiaries are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. Those actions have been considered in establishing the Company's liabilities. Management and its legal counsel are of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.

6. TERMINATION OF AGREEMENT REGARDING PENDING CHANGE IN CONTROL OF UNITED TRUST, INC.

On April 14, 1997, United Trust, Inc. and United Income, Inc. formally terminated their stock purchase agreement contract with LaSalle Group, Inc. ("LaSalle"), whereby LaSalle was to acquire certain authorized but unissued shares of UTI and UII and additional outstanding shares in privately negotiated transactions so that LaSalle would own not less than 51% of the outstanding common stock of UTI and indirectly control 51% of UII.

LaSalle had not performed its obligations under the terms of the contract, and the Company felt it should be free to negotiate with other interested parties in becoming an equity partner.

7.   REVERSE STOCK SPLIT

On May 13, 1997, the Company effected a 1 for 10 reverse stock split. Fractional shares received a cash payment on the basis of $1.00 for each old share. The reverse split was completed to enable the Company to meet new NASDAQ requirements regarding market value of stock to remain listed on the NASDAQ market and to increase the market value per share to a level where more brokers will look at the Company and its stock. Prior period numbers have been restated to give effect of the reverse split.


8.   REVERSE STOCK SPLIT OF FCC

On May 13, 1997, FCC effected a 1 for 400 reverse stock split. Fractional shares received a cash payment on the basis of $.25 for each old share. The Company maintained a significant number of shareholder accounts with less than $100 of market value of stock. The reverse stock split enabled these smaller shareholders to receive cash for their shares without incurring broker costs and will save the Company administrative costs associated with maintaining these accounts.


9.  RELATED PARTY TRANSACTIONS

On July 31, 1997, United Trust Inc. issued convertible notes for cash received totaling $2,560,000 to seven individuals, all officers or employees of United Trust Inc. The notes bear interest at a rate of 1% over prime, with interest payments due quarterly and principal due upon maturity of July 31, 2004. The conversion price of the notes are graded from $12.50 per share for the first three years, increasing to $15.00 per share for the next two years and increasing to $20.00 per share for the last two years. Conditional upon the seven individuals placing the funds with the Company were the acquisition by UTI of a portion of the holdings of UTI owned by Larry E. Ryherd and his family and the acquisition of common stock of UTI and UII held by Thomas F. Morrow and his family and the simultaneous retirement of Mr. Morrow. Neither Mr. Morrow nor Mr. Ryherd were a party to the convertible notes.

Approximately $1,048,000 of the cash was used to acquire stock holdings of United Trust Inc. and United Income, Inc. of a retiring executive officer of the Company and to acquire a portion of the United Trust Inc. holdings of Larry E. Ryherd and his family. The remaining cash received will be used by the Company to provide additional operating liquidity and for future acquisitions of life insurance companies.

On July 31, 1997, the Company acquired a total of 126,921 shares of United Trust Inc. common stock and 47,250 shares of United Income, Inc. common stock from Thomas F. Morrow and his family. Mr. Morrow simultaneously retired as an executive officer of the Company. Mr. Morrow will remain as a member of the Board of Directors. In exchange for his stock, Mr. Morrow and his family received approximately $348,000 in cash, promissory notes valued at $140,000 due in eighteen months, and promissory notes valued at $1,030,000 due January 31, 2005. These notes bear interest at a rate of 1% over prime, with interest due quarterly and principal due upon maturity. The notes do not contain any conversion privileges.

Additionally, on July 31, 1997, the Company acquired a total of 97,499 shares of United Trust Inc. common stock from Larry E. Ryherd and his family. Mr. Ryherd and his family received approximately $700,000 in cash and a promissory note valued at $251,000 due January 31, 2005. The acquisition of approximately 16% of Mr. Ryherd's stock holdings in United Trust Inc. was completed as a prerequisite to the convertible notes placed by other management personnel to reduce the total holdings of Mr. Ryherd and his family in the Company to make the stock more attractive to the investment community. Following the transaction, Mr. Ryherd and his family own approximately 31% of the outstanding common stock of United Trust Inc.

On September 23, 1997, the Company acquired 10,056 shares of UTI common stock from Paul Lovell, a director, for $35,000 and a promissory note valued at $61,000 due September 23, 2004. The note bears interest at a rate of 1% over prime, with interest due quarterly and principal reductions of $10,000 annually until maturity. Simultaneous with the stock purchase, Mr. Lovell resigned his position on the UTI board.

10.  OTHER CASH FLOW DISCLOSURE

As partial proceeds for the acquisition of common stock of UTI and UII, the Company issued promissory notes of $140,000 due in eighteen months, $61,000 due in seven years and $1,281,000 due in seven and one-half years. See note 9.

                       INDEPENDENT AUDITORS' REPORT




BOARD OF DIRECTORS AND SHAREHOLDERS
UNITED INCOME, INC.



     We have audited the accompanying consolidated balance sheets of United Income, Inc. (an Ohio corporation) and subsidiaries as of December 31, 1996 and 1995, and the related statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Income, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.





                                   KERBER, ECK & BRAECKEL LLP



Springfield, Illinois
March 26, 1997

UNITED INCOME, INC.
BALANCE SHEET
As of December 31, 1996 and 1995


                            ASSETS

                                                1996            1995

Cash and cash equivalents                   $    439,676    $    364,370
Mortgage loans                                   122,853         182,206
Notes receivable from affiliate                  864,100         714,100
Accrued interest income                           11,784           7,040
Property and equipment (net of accumulated
 depreciation  $92,140  and  $102,208)             2,578          12,058
Investment in affiliates                      11,324,947      11,985,958
Receivable from (Indebtedness to) affiliate       31,837         (87,869)
Other assets (net of accumulated
 amortization  $146,011 and $108,995)             83,274         120,290
     Total assets                          $  12,881,049    $ 13,298,153



                   LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities and accruals:
  Convertible debentures                   $     902,300    $    902,300
Other liabilities                                  1,273          40,722
     Total liabilities                           903,573         943,022




Shareholders' equity:
Common stock - no par value, stated value
$0.033 per share.  33,000,000 shares
authorized, 22,424,572 issued in 1996,
and 22,423,572 issued in  1995                  740,010          739,977
Additional paid-in capital                   14,634,122       14,633,455
Unrealized depreciation of investments
 held for sale of affiliate                     (59,508)            (236)
Accumulated deficit                          (3,253,427)      (2,934,344)
                                             12,061,197       12,438,852
Common stock in treasury, at cost
 (2,537,000 shares)                             (83,721)         (83,721)
     Total shareholders' equity              11,977,476       12,355,131
     Total liabilities and
       shareholders' equity               $  12,881,049    $  13,298,153


                            See accompanying notes.

UNITED INCOME, INC.
STATEMENTS OF OPERATIONS
Three Years Ended December 31, 1996



                                       1996             1995            1994


Revenues:

Interest income                    $     13,099    $    16,516    $    26,520
Interest income from affiliates          79,433         71,646         71,811
Service agreement income
 from affiliates                      1,567,891      2,015,325      1,392,141
Other income from affiliates            127,922        129,627        171,682
Realized investment gains                 2,599            905              0
Other income                                  3            130          5,192
                                      1,790,947      2,234,149      1,667,346


Expenses:

Management  fee  to affiliate         1,240,735      1,809,195      1,210,284
Operating  expenses                      89,529         78,505        358,074
Interest  expense                        84,027         88,538         58,630
                                      1,414,291      1,976,238      1,626,988


Income before provision for income taxes
 and equity in loss of investees        376,656        257,911         40,358

Provision for income taxes                    0              0              0
Equity in loss of investees            (695,739)    (2,405,813)      (384,395)
Net  loss                          $   (319,083)   $(2,147,902)   $  (344,037)



Net loss per
 common share                      $      (0.02)   $     (0.11)   $     (0.02)

Weighted average common
 shares outstanding                  19,886,920     19,886,572    $19,838,931



                              See accompanying notes.

UNITED INCOME, INC.
STATEMENTS OF SHAREHOLDERS' EQUITY
Three Years Ended December 31, 1996




                                         1996            1995            1994

Common stock
  Balance,  beginning of year    $      739,977   $     739,977  $     738,047
  Exercise of stock options                  33               0          1,930
  Balance,  end of year          $      740,010   $     739,977  $     739,977


Additional paid-in capital
  Balance,  beginning of year    $   14,633,455   $  14,633,455  $  14,541,786
  Exercise of stock options                 667               0         91,669
  Balance,  end of year          $   14,634,122   $  14,633,455  $  14,633,455


Unrealized appreciation (depreciation) of
 investments held for sale of affiliate
  Balance,  beginning of year    $         (236)  $     (99,907)  $    (16,435)
  Change   during   year                (59,272)         99,671        (83,472)
  Balance,  end of year          $      (59,508)  $        (236)  $    (99,907)


Accumulated deficit
  Balance,  beginning of year    $   (2,934,344)  $    (786,442)  $    442,405)
  Net    loss                          (319,083)     (2,147,902)      (344,037)
  Balance,  end of year          $   (3,253,427)  $  (2,934,344)  $   (786,442)


Treasury stock                   $      (83,721)  $     (83,721) $     (83,721)

Total shareholders' equity,
  end of year                    $   11,977,476   $  12,355,131  $  14,403,362


                           See accompanying notes.

UNITED INCOME, INC.
STATEMENTS OF CASH FLOWS
Three Years Ended December 31, 1996


                                     1996            1995            1994

Increase (decrease) in cash and cash equivalents
Cash flows from operating activities:
 Net  loss                        $  (319,083)    $(2,147,902)  $  (344,037)
 Adjustments to reconcile net loss to net
  cash provided by operating activities:
   Depreciation   and  amortization    45,331          52,169        53,642
   Gain on payoff of mortgage loan     (2,599)              0             0
   Accretion of discount on
     mortgage loans                      (481)         (1,591)            0
   Compensation  expense  through
     stock  option                        667               0        91,227
   Equity  in  loss  of  investees    695,739       2,405,813       384,395
   Changes in assets and liabilities:
   Change  in  accrued  interest
     income                            (4,744)         (1,713)        1,181
   Change  in  indebtedness  of
     affiliates                      (119,706)         25,598      (105,249)
   Change  in  deposits and
     other  assets                          0               0       (85,471)
   Change  in  other  liabilities     (39,449)         (5,469)       31,559
Net cash provided by
  operating activities                255,675         326,905        27,247

Cash flows from investing activities:
   Change  in  notes  receivable
     from  affiliate                 (150,000)              0       300,000
   Purchase of investments in
     affiliates                             0         (26,091)   (1,050,651)
   Capital contribution to investee   (94,000)        (47,000)            0
   Sale of investments in affiliates        0           1,810             0
   Payments of principal on
     mortgage loans                    62,434           4,480             0
   Purchase of mortgage loan                0        (126,000)      (60,000)
   Proceeds from sale of
    property and equipment              1,164               0             0
Net cash used in investing
 activities                          (180,402)       (192,801)     (810,651)

Cash flows from financing activities:
   Proceeds from sale of debentures         0               0       902,300
   Proceeds from sale of common stock      33               0         2,371
Net cash provided by financing
 activities                                33               0       904,671

Net increase in cash and
 cash equivalents                      75,306         134,104       121,267
Cash and cash equivalents at
 beginning of year                    364,370         230,266       108,999
Cash and cash equivalents at
 end of year                      $   439,676    $    364,370    $  230,266


                            See accompanying notes.

UNITED INCOME, INC.
NOTES TO FINANCIAL STATEMENTS

1.  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. ORGANIZATION - At December 31, 1996, the affiliates of United Income, Inc. were as depicted on the following organizational chart.


                                ORGANIZATIONAL CHART
                              AS OF DECEMBER 31, 1996



United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 30% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 72% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 84% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

   A summary of the Company's significant accounting policies consistently applied in the preparation of the accompanying consolidated financial statements follows.


B. NATURE OF OPERATIONS - United Income, Inc. ("UII"), referred to as the ("Company"), was incorporated November 2, 1987, and commenced its activities January 20, 1988. UII is an insurance holding company that through its insurance affiliates sells individual life insurance products. UII is an affiliate of UTI, an Illinois insurance holding company. UTI owns 29.7% of UII.

C. MORTGAGE   LOANS   -  at  unpaid balances, adjusted  for  amortization
   premium or discount, less allowance for possible losses.

   Realized gains and losses on sales of mortgage loans are recognized in net income on a specific identification basis.

D. PROPERTY AND EQUIPMENT - Property and equipment is recorded at cost. Depreciation is provided using both straight-line and accelerated methods. Accumulated depreciation was $92,140 in 1996 and $102,208 in 1995. Depreciation expense for the years ended December 1996, 1995, and 1994 was $8,315, $11,265, and $17,080 respectively.

E. CASH AND CASH EQUIVALENTS - The Company considers certificates of deposit and other short-term investment instruments with an original purchased maturity of three months or less as cash equivalents.

F. EARNINGS   PER   SHARE  -  Earnings  per  share  are  based   upon   the
   weighted  average  number  of  common  shares  outstanding  during   the
   respective period.

G. OF ESTIMATES - In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and
   liabilities   at   the  date   of   the financial  statements,  and  the
   reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

H. RECLASSIFICATIONS - Certain prior year amounts have been reclassified to conform with the current year presentation. Such reclassifications had no effect on previously reported net income, total assets, or shareholders' equity.


2.   DISCLOSURES ABOUT FAIR VALUES OF FINANCIAL INSTRUMENTS

   The following methods and assumptions were used to estimate the fair value of each class of financial instrument required to be valued by SFAS 107 for which it is practicable to estimate that value:

(a)  Mortgage loans

   Mortgage loans are carried at the unpaid principal balances net of unamortized purchase discounts. Yields on these loans exceed current mortgage loan rates in the market. Therefore, management believes the market value of these loans is at least equal to carrying value.

(b)  Notes receivable from affiliate

   For notes receivable from affiliate, which is subject to a floating rate of interest, carrying value is a reasonable estimate of fair value.

(c)   Convertible debentures

   For the convertible debentures, which are subject to a floating rate of interest, carrying value is a reasonable estimate of fair value.


3.   RELATED PARTY TRANSACTIONS

   Effective November 8, 1989, United Security Assurance Company ("USA") entered into a service agreement with its then direct parent, UII, for certain administrative services. The Company recognized service agreement income of $1,568,000, $2,015,000 and $1,392,000 in 1996, 1995 and 1994,
respectively.

  Effective September 1, 1990, the Company entered into a service agreement with United Trust, Inc. (UTI) for certain administrative services. Through its personnel, UTI performs such services as may be mutually agreed upon between the parties. In compensation for its services, the Company pays UTI a contractually established fee. The Company incurred expenses of approximately $941,000, $1,209,000 and $835,000 during 1996, 1995 and 1994, respectively, pursuant to the terms of the service agreement with UTI. In addition, the Company incurred $300,000, $600,000 and $375,000 during 1996, 1995 and 1994, respectively, as reimbursement for services performed on its behalf by FCC.

   At December 31, 1996, the Company owns a $864,000 note receivable from affiliate. In December 1993, the Company acquired $1,000,000 of FCC, an affiliate, senior debt from outside third parties. The notes carry interest at a rate of 1% above prime. Interest is received quarterly. During 1994, the Company sold $300,000 of the debt to UTI for cash.


4.   STOCK OPTION PLANS

   The Company has a stock option plan under which certain directors, officers and employees may be issued options to purchase up to 450,000 shares of common stock at $.915 per share. Options become exercisable at 25% annually beginning one year after date of grant and expire generally in five years. In November 1992, 149,100 option shares were granted. At December 31, 1996, options for 155,550 shares were exercisable and options for 293,950 shares were available for grant. No options were exercised during 1996.

   On January 15, 1991, the Company adopted an additional Non-Qualified Stock Option Plan under which certain employees and sales personnel may be granted options. The plan provides for the granting of up to 600,000 options at an exercise price of $.033 per share. The options generally expire five years from the date of grant. Options for 146,000 shares of common stock were granted in 1991, options for 19,000 shares were granted in 1993 and options for 4,300 shares were granted in 1995. A total of 166,000 option shares have been exercised as of December 31, 1996. At December 31, 1996, 3,300 options have been granted and are exercisable. Options for 1,000 and 0 shares were exercised during 1996 and 1995, respectively.

   During 1996, the Company adopted Statement of Financial Accounting Standards No. 123, accounting for stock-based compensation. The adoption of this standard did not have a material impact on the Company's financial statements.

5.   FEDERAL INCOME TAXES

   The Company has net operating loss carryforwards for federal income tax purposes expiring as follows:

                                              UII
                            2006         $   319,000
                            2007             532,000
                            TOTAL        $   851,000

   The Company has established a deferred tax asset of $298,000 for its operating loss carryforwards and has established an allowance of $298,000 against this asset. The Company has no other deferred tax components which would be reflected in the consolidated balance sheets.

  The provision for income taxes shown in the statements of operations does not bear the normal relationship to pre-tax income as a result of certain permanent differences. The sources and effects of such differences are summarized in the following table:


                                              1996         1995       1994

Income tax at statutory rate of
   35%  of income before income taxes     $  132,000   $   90,000  $  14,000
Dividends   received   deduction                   0            0     (3,000)
Amortization of start up costs                     0            0    (11,000)
Utilization of net operating loss
  carryforward                              (134,000)     (92,000)         0
Depreciation                                   2,000        2,000          0
Provision for income taxes                $        0   $        0  $       0



6.  SUMMARIZED FINANCIAL INFORMATION OF UNITED TRUST GROUP, INC.

The following provides summarized financial information for the Company's 50% or less owned affiliate:

                                                December 31,      December 31,
                   ASSETS                           1996              1995

Total investments                             $  223,964,687   $  244,815,985
Cash and cash equivalents                         16,903,789       12,024,668
Cost of insurance acquired                        41,362,973       59,601,720
Other assets                                      72,768,173       38,831,261
     Total assets                             $  354,999,622   $  355,273,634


       LIABILITIES AND SHAREHOLDERS' EQUITY
Policy liabilities                            $  268,771,766   $  261,796,945
Notes payable                                     19,839,853       21,463,328
Deferred taxes                                    11,591,086       16,100,283
Other liabilities                                  6,335,866        5,315,613
     Total liabilities                           306,538,571      304,676,169
Minority interests in
 consolidated subsidiaries                        13,332,034       13,881,640

Shareholders' equity
Common stock no par value
Authorized 10,000 shares - 100 issued             45,926,705       45,726,705
Unrealized  depreciation  of
 investment in stocks                               (126,612)            (501)
Accumulated deficit                              (10,671,076)      (9,010,379)
     Total shareholders' equity                   35,129,017       36,715,825
     Total liabilities and
      shareholders' equity                    $  354,999,622   $  355,273,634


                                       1996           1995             1994
Premiums, net of reinsurance    $  27,618,892   $  29,998,125   $  32,404,489
Net investment income              15,902,107      15,497,547      14,325,243
Other                               2,955,112       3,101,648       1,678,268
                                   46,476,111      48,597,320      48,408,000

Benefits, claims and
 settlement expenses               30,326,032      29,855,764      29,661,234
Other expenses                     22,953,093      30,725,908      22,379,433
                                   53,279,125      60,581,672      52,040,667
Loss before income tax and
  minority interest                (6,803,014)    (11,984,352)     (3,632,667)
Income tax credit (provision)       4,643,961       4,724,792       2,005,207
Minority interest in loss of
  consolidated subsidiaries           498,356       1,938,684         511,178
Net loss                        $  (1,660,697)  $  (5,320,876)  $  (1,116,282)

7.   SHAREHOLDER DIVIDEND RESTRICTION

   At December 31, 1996, substantially all of consolidated shareholders' equity represents investment in affiliates. The payment of cash dividends to shareholders by UII and UTG is not legally restricted. UG's dividend limitations are described below.

   Ohio domiciled insurance companies require five days prior notification to the insurance commissioner for the payment of an ordinary dividend. Ordinary dividends are defined as the greater of: a) prior year statutory earnings or b) 10% of statutory capital and surplus. For the year ended
December 31, 1996, UG had a statutory gain from operations of $8,006,000. At December 31, 1996, UG statutory capital and surplus amounted to
$10,227,000. Extraordinary dividends (amounts in excess of ordinary dividend limitations) require prior approval of the insurance commissioner and are not restricted to a specific calculation.


8.   CONVERTIBLE DEBENTURES

    In early 1994, UII received $902,300 from the sale of Debentures. The Debentures were issued pursuant to an indenture between the Company and First of America Bank - Southeast Michigan, N.A., as trustee. The Debentures are general unsecured obligations of UII, subordinate in right of payment to any existing or future senior debt of UII. The Debentures are exchangeable and transferable, and are convertible at any time prior to March 31, 1999 into UII's Common Stock at a conversion price of $1.75 per share, subject to adjustment in certain events. The Debentures bear interest from March 31, 1994, payable quarterly, at a variable rate equal to one percentage point above the prime rate published in the Wall Street Journal from time to time. On or after March 31, 1999, the Debentures will be redeemable at UII's option, in whole or in part, at redemption prices declining from 103% of their principal amount. No sinking fund will be established to redeem Debentures. The Debentures will mature on March 31, 2004. The Debentures are not listed on any national securities exchange or the NASDAQ National Market System.

9.   PENDING CHANGE IN CONTROL OF UNITED INCOME, INC.

   On September 23, 1996, UII and UTI entered into a stock purchase agreement with LaSalle Group, Inc., a Delaware corporation ("LaSalle"), whereby LaSalle will acquire 12,000,000 shares of authorized but unissued shares of UTI for $1.00 per share and 10,000,000 shares of authorized but unissued shares of UII for $0.70 per share. Additionally, LaSalle intends, contemporaneously with the closing of the above transaction, to purchase in privately negotiated transactions additional shares of UTI and UII so that LaSalle will own not less than 51% of the outstanding common stock of UTI and indirectly control 51% of UII.

   The agreement requires and is pending approval of the Commissioner of Insurance of the State of Ohio, Illinois and West Virginia, (the states of domicile of the insurance affiliates). It is anticipated the transaction will be completed during the second quarter of 1997.

10.   SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                     1996
                                 1st        2nd          3rd          4th

Net investment income        $   3,673   $   3,793    $   2,893    $    2,740
Interest income/affil.          18,078      20,717       20,249        20,389
Service agreement income       536,604     459,454      406,952       164,881
Total revenues                 583,627     535,094      456,715       215,511
Management fee                 421,963     425,672      294,170        98,930
Operating expenses              51,804      14,514       12,045        11,166
Interest expense                21,430      20,865       20,866        20,866
Operating income                88,430      74,043      129,634        84,549
Net income (loss)              235,469      50,795     (583,728)      (21,619)
Net income (loss) per share       0.17        0.04        (0.42)         0.02

                                                  1995
                                  1st         2nd         3rd         4th
Net investment income       $    1,431   $   7,283    $   4,064    $    3,738
Interest income/affil.          22,111      13,830       17,778        17,927
Service agreement income       505,118     529,411      494,867       485,929
Total revenues                 570,284     587,002      540,031       536,832
Management fee                 437,041     483,677      452,935       435,542
Operating expenses              46,264      23,951       12,243        (3,953)
Interest expense                21,485      22,676       22,384        21,993
Operating income                65,494      56,698       52,469        83,250
Net income (loss)              137,752    (530,781)     132,804    (1,887,677)
Net income (loss) per share       0.10       (0.38)        0.10         (1.36)


                                                   1994
                                  1st          2nd        3rd           4th
Net investment income       $    3,567   $  16,569    $   4,901    $    1,483
Investment income/affil.        17,994      19,890       17,574        16,353
Service agreement income       313,531     369,475      330,001       379,134
Total revenues                 371,022     463,826      415,056       417,442
Management fee                 288,119     321,685      295,999       304,481
Operating expenses              75,334      65,305      108,768       108,667
Interest expense                 1,281      35,282        2,314        19,753
Operating income (loss)          6,288      41,554        7,975       (15,459)
Net income (loss)              280,796     (73,133)    (393,095)     (158,605)
Net income (loss) per share       0.20       (0.05)       (0.28)        (0.11)


                      PART 1.  FINANCIAL INFORMATION
                       Item 1.  Financial Statements

                            UNITED INCOME, INC.

                               Balance Sheet


                                                                Restated
                                              September 30,    December 31,
                                                  1997            1996
                      ASSETS

Cash and cash equivalents                    $     654,097    $     439,676
Mortgage  loan                                     121,865          122,853
Notes  receivable from affiliate                   864,100          864,100
Accrued  interest income                            12,308           11,784
Property and equipment (net of accumulated
depreciation  $93,273 and $92,140)                   1,445            2,578
Investment  in affiliates                       11,323,300       11,324,947
Receivable from (indebtedness to)
 affiliate, net                                      6,630           31,837
Other assets (net of accumulated
amortization  $129,556 and $101,794)                55,512           83,274
     Total assets                            $  13,039,257    $  12,881,049


                 LIABILITIES AND SHAREHOLDERS' EQUITY

Liabilities and accruals:
  Convertible debentures                     $     902,300    $     902,300
  Other  liabilities                                   221            1,273
     Total liabilities                             902,521          903,573


Shareholders' equity:
Common stock - no par value, stated value
 $.033 per share.  Authorized 2,310,001 shares -
 1,391,919 and 1,392,130 shares issued after
 deducting treasury shares of 177,590
 and 177,590                                        45,934           45,940
Additional  paid-in capital                     15,242,365       15,244,471
Unrealized  appreciation (depreciation)
 of investments held for sale of affiliate          98,203          (59,508)
Accumulated  deficit                            (3,249,766)      (3,253,427)
     Total  shareholders' equity                12,136,736       11,977,476
     Total liabilities and
       shareholders' equity                  $  13,039,257    $  12,881,049


                            UNITED INCOME, INC.
                          Statement of Operations




                            Three Months Ended          Nine Months Ended
                      September 30,  September 30, September 30,  September 30,
                          1997           1996           1997          1996
Revenues:
 Interest income      $    10,806    $      2,893  $     16,145   $     10,359
 Interest income
  from affiliates          21,521          20,249        61,648         59,044
 Service agreement income
  from affiliates         213,518         406,952       795,209      1,403,010
 Realized investment
  gains                         0           2,599             0          2,599
 Other income from
  affiliates               20,971          24,022        70,132        100,424
                          266,816         456,715       943,134      1,575,436



Expenses:

 Management fee to
  affiliate               153,111         294,170       627,126      1,141,805
 Operating expenses         9,912          12,045        69,912         78,363
 Interest expense          21,429          20,866        63,725         63,161
                          184,452         327,081       760,763      1,283,329

Income before provision for
 income taxes and equity
 income of investees       82,364         129,634       182,371        292,107
Provision for income
 taxes                          0               0             0              0
Equity in loss of
 investees               (219,216)       (713,362)     (178,710)       589,571)
Net income (loss)     $  (136,852)    $  (583,728)   $    3,661     $ (297,464)



Net income (loss)
 per common share     $     (0.10)    $     (0.42)   $     0.00     $    (0.21)

Weighted average common
 shares outstanding     1,391,919       1,392,130     1,392,022      1,392,130



                             UNITED INCOME, INC.


                           Statement of Cash Flows




                                                September 30,   September 30,
                                                    1997            1996




Increase (decrease) in cash and cash equivalents
 Cash flows from operating activities:
  Net income (loss)                            $       3,661   $     (297,464)
 Adjustments to reconcile net income (loss) to net
  cash provided by operating activities:
  Depreciation  and amortization                      28,895           34,285
  Gain  on payoff of mortgage loan                         0           (2,599)
  Accretion of discount on mortgage loan                (200)            (415)
  Equity  in  loss of investees                      178,710          589,571
  Changes in assets and liabilities:
  Change in accrued interest income                     (524)          (4,984)
  Change  in indebtedness of affiliates               25,207          (99,141)
  Change  in other liabilities                        (1,051)         (40,110)
Net  cash provided by operating activities           234,698          179,143


Cash flows from investing activities:
  Capital  contribution to investee                        0          (47,000)
  Purchase  of investments in affiliates             (19,353)               0
  Issuance  of notes receivable from affiliate             0         (150,000)
  Payments  received on mortgage loans                 1,188           62,053
  Proceeds  from sale of property and equipment            0            1,165
Net  cash used in investing activities               (18,165)        (133,782)


Cash flows from financing activities:
  Proceeds from sale of common  stock                      0              700
  Payment  for fractional shares from
   reverse stock split                                (2,112)               0
Net cash provided by (used in)
 financing activities                                 (2,112)             700


Net increase (decrease) in cash and
 cash equivalents                                    214,421           46,061
Cash and cash equivalents at beginning of period     439,676          364,370
Cash and cash equivalents at end of period      $    654,097     $    410,431



UNITED INCOME, INC.
Notes to Financial Statements


1.   BASIS OF PRESENTATION

The accompanying financial statements have been prepared by United Income, Inc. (the "Company") pursuant to the rules and regulations of the
Securities and Exchange Commission. Although the Company believes the disclosures are adequate to make the information presented not be misleading, it is suggested that these financial statements be read in conjunction with the financial statements and the notes thereto presented in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1996.

The information furnished reflects, in the opinion of the Company, all adjustments (which include only normal and recurring accruals) necessary for a fair presentation of the results of operations for the periods presented. Operating results for interim periods are not necessarily indicative of operating results to be expected for the year or of the Company's future financial condition.

At September 30, 1997, the affiliates of United Income, Inc., were as depicted on the following organizational chart.



                           ORGANIZATIONAL CHART
                         AS OF SEPTEMBER 30, 1997



United Trust, Inc. ("UTI") is the ultimate controlling company. UTI owns 53% of United Trust Group ("UTG") and 33.3% of United Income, Inc. ("UII"). UII owns 47% of UTG. UTG owns 79.4% of First Commonwealth Corporation ("FCC") and 100% of Roosevelt Equity Corporation ("REC"). FCC owns 100% of Universal Guaranty Life Insurance Company ("UG"). UG owns 100% of United Security Assurance Company ("USA"). USA owns 83.9% of Appalachian Life Insurance Company ("APPL") and APPL owns 100% of Abraham Lincoln Insurance Company ("ABE").

2.  STOCK OPTION PLANS

The Company has a stock option plan under which certain directors, officers and employees may be issued options to purchase up to 31,500 shares of common stock at $13.07 per share. Options become exercisable at 25% annually beginning one year after date of grant and expire generally in five years. At September 30, 1997, options for 10,850 shares were exercisable and options for 20,576 shares were available for grant. No options have been exercised during 1997.

On January 15, 1991, the Company adopted an additional Non-Qualified Stock Option Plan under which certain employees and sales personnel may be granted options. The plan provides for the granting of up to 42,000 options at an exercise price of $.47 per share. The options generally expire five years from the date of grant. A total of 11,620 option shares have been granted and exercised as of September 30, 1997. At September 30, 1997, 231 options have been granted and are exercisable. No options have been exercised during 1997.


3.  COMMITMENTS AND CONTINGENCIES

The insurance industry has experienced a number of civil jury verdicts which have been returned against life and health insurers in the jurisdictions in which the Company does business involving the insurers' sales practices, alleged agent misconduct, failure to properly supervise agents, and other matters. Some of the lawsuits have resulted in the award of substantial judgements against the insurer, including material amounts of punitive damages. In some states, juries have substantial discretion in awarding punitive damages in these circumstances.

Under insurance guaranty fund laws in most states, insurance companies doing business in a participating state can be assessed up to prescribed limits for policyholder losses incurred by insolvent or failed insurance companies. Although the Company cannot predict the amount of any future assessments, most insurance guaranty fund laws currently provide that an assessment may be excused or deferred if it would threaten an insurer's financial strength. Those mandatory assessments may be partially recovered through a reduction in future premium taxes in some states. The Company does not believe such assessments will be materially different from amounts already provided for in the financial statements.

The Company and its affiliates are named as defendants in a number of legal actions arising primarily from claims made under insurance policies. These actions have been considered in establishing the Company's liabilities. Management and its legal counsel are of the opinion that the settlement of those actions will not have a material adverse effect on the Company's financial position or results of operations.


4. TERMINATION OF AGREEMENT REGARDING PENDING CHANGE IN CONTROL OF UNITED INCOME, INC.

On April 14, 1997, United Trust, Inc. and United Income, Inc. formally terminated their stock purchase agreement contract with LaSalle Group, Inc. ("LaSalle"), whereby LaSalle was to acquire certain authorized but unissued shares of UTI and UII and additional outstanding shares in privately negotiated transactions so that LaSalle would own not less than 51% of the outstanding common stock of UTI and indirectly control 51% of UII.

LaSalle had not performed its obligations under the terms of the contract, and the Company felt it should be free to negotiate with other interested parties in becoming an equity partner.

5.   REVERSE STOCK SPLIT

On May 13, 1997, the Company effected a 1 for 14.2857 reverse stock split. Fractional shares received a cash payment on the basis of $.70 for each old share. Prior period numbers have been restated to give effect of the reverse split.

6.   SUMMARIZED FINANCIAL INFORMATION OF UNITED TRUST GROUP, INC.

The following provides summarized financial information for the Company's 47% owned affiliate:

                         UNITED TRUST GROUP, INC.
                             AND SUBSIDIARIES
                  Condensed Consolidated Balance Sheet

           ASSETS                             September 30,     December 31,
                                                   1997             1996

Total investment                             $  229,449,482    $  223,964,687
Cash and cash equivalents                        11,073,530        16,903,789
Reinsurance receivables                          41,614,177        42,601,137
Cost of insurance acquired                       45,772,916        47,536,812
Deferred policy acquisition costs                10,897,379        11,325,356
Other assets                                     10,351,202        12,667,841
     Total assets                            $  349,158,686    $  354,999,622


        LIABILITIES AND SHAREHOLDERS' EQUITY

Policy liabilities                           $  268,844,424    $  268,771,766
Notes payable                                    19,081,603        19,839,853
Deferred income taxes                            11,472,715        11,591,086
Other liabilities                                 4,567,201         6,335,866
     Total liabilities                          303,965,943       306,538,571
Minority interests in consolidated subsidiaries  10,236,828        13,332,034

Shareholders' equity:
Common stock no par value.
Authorized 10,000 shares - 100 shares issued     45,926,705        45,926,705
Unrealized appreciation (depreciation)
 of investments held for sale                       208,944          (126,612)
Accumulated deficit                             (11,179,734)      (10,671,076)
     Total shareholders' equity                  34,955,915        35,129,017
     Total  liabilities and
      shareholders' equity                   $  349,158,686    $  354,999,622


                          UNITED TRUST GROUP, INC.
                              AND SUBSIDIARIES
            Condensed Consolidated Statements of Operations
                            Three Months  Ended         Nine Months Ended
                                September 30,               September 30,
                             1997          1996          1997           1996
Premium and other
 considerations         $  6,639,394  $  7,348,199  $ 22,374,562  $ 24,343,885
Net investment income      3,691,584     4,002,258    11,390,978    11,907,152
Other                       (114,869)      (19,174)      (79,666)     (217,985)
                          10,216,109    11,331,283    33,685,874    36,033,052

Benefits, claims and settlement
    Expenses               6,467,739     8,378,710    21,047,453    21,991,273
Commissions, DAC, and cost
 of insurance acquired
 amortizations             1,727,317     1,734,048     4,572,287     6,600,518
Operating and interest
 expenses                  2,778,435     3,685,600     8,747,337    10,374,795
                          10,973,491    13,798,358    34,367,077    38,966,586
Net income (loss) before
 income taxes and
 minority interest          (757,382)   (2,467,075)     (681,203)   (2,933,534)
Credit (provision) for
 income taxes                131,893       327,798       113,671     1,122,683
Minority interest in
 (income) loss of
 consolidated subsidiaries   113,045       575,460        58,874       422,069
Net income (loss)      $    (512,444) $ (1,563,817) $   (508,658) $ (1,083,240)


                                                               APPENDIX  A
AGREEMENT AND PLAN OF REORGANIZATION

     AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated December 1, 1997, by and between United Income, Inc., an Ohio corporation ("UII"), and United Trust, Inc., an Illinois corporation ("UTI").

WITNESSETH:

      UTI and UII have reached an agreement to combine their companies through a merger (the "Merger") of UII into UTI. UTI and UII jointly own 100% of the outstanding capital stock of United Trust Group, Inc., an Illinois corporation ("UTG"). Simultaneously at closing, UTG shall be liquidated and UTI's name will be changed to United Trust Group, Inc. UTI and UII now wish to enter into a definitive agreement setting forth the terms and conditions of the Merger.

      Accordingly, in consideration of the foregoing and of the covenants, agreements, representations and warranties hereinafter contained, UTI and UII hereby agree as follows:

     1.REPRESENTATIONS AND WARRANTIES OF UTI. UTI hereby represents and warrants to UII as follows:

       1.1 Organization and Standing. UTI is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. Copies of the certificate of incorporation and bylaws of UTI have been delivered to UII, and such copies are complete and correct and in full force and effect on the date hereof.

       1.2 Capitalization. UTI's entire authorized capital stock consists of 3,500,000 shares of Common Stock, no par value and 150,000 shares of Preferred Stock, par value $100 per share. As of November 24, 1997, there were 1,655,200 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

           1.3   Financial Statements.  UTI has delivered to UII copies  of
  UTI's   audited                                  consolidated   financial
  statements for the fiscal years ended December 31, 1995, 1996 and unaudited financial statements for the nine month periods ended September 30, 1996 and September 30, 1997. These financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such statements (except as may be stated in the notes to such statements), and present fairly the consolidated financial position and consolidated results of operations of UTI and its subsidiaries at the dates of and for the periods covered thereby. UTI also has delivered to UII copies of UTI's Form 10-K's, Form 10-Q's, Form 8K's and proxy statements filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") in respect of or during the three years ended December 31, 1996 and thereafter through the date hereof. All such reports were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange
  Act  and  the   rules and regulations promulgated thereunder.

           1.4 Absence of Certain Changes, Events or Conditions. Since September 30, 1997, there has not been any change in UTI's consolidated financial position, results of operations, assets, liabilities, net worth or business, other than as described in a schedule heretofore delivered to UII referring to this Section 1.4 and changes in the ordinary course of business which have not been materially adverse.

           1.5 Litigation, etc. Except as described in a schedule heretofore delivered to UII referring to this Section 1.5, there is no pending litigation or other claim or matter against or relating toUTI, its properties or business, or the transactions
  contemplated by  this Agreement,   which,  under  Statement No. 5 of  the
  Financial Accounting Standards Board, would require disclosure in footnotes to, or accrual in, the consolidated financial statements of UTI.

           1.6 Information for Proxy Statement. The information and data provided and to be provided by UTI for use in the Registration Statement and the Proxy Statement referred to in Section 5, when such Registration Statement becomes effective and at the time of mailing of the Prospectus and Proxy Statement included therein to UTI and UII stockholders pursuant to Section 5, will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         1.7 No Conflict With Other Documents. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any material violation, termination or modification of, or conflict with, any terms of any material contract or other instrument to which UTI is a party, or of any material judgment, decree or order applicable to UTI.

            1.8 Authority. The execution, delivery and performance of this Agreement by UTI have been authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of UTI subject to the discretion of a court of equity and subject to bankruptcy insolvency and similar laws affecting the rights of creditors generally.

         1.9 Validity of Common Stock to Be Issued. Subject to the approval by the stockholders of UTI, the shares of UTI Common Stock to be issued by UTI in connection with the Merger have been duly authorized by UTI's board of directors for issue and will, when issued and delivered as provided in this Agreement, be duly and validly issued, fully paid and non-assessable.

     2. REPRESENTATIONS AND WARRANTIES OF UII. UII hereby represents and warrants to UTI as follows:

        2.1 Organization and Standing. UII is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has full corporate power to carry on its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. UII has delivered to UTI a true and complete schedule referring to Section 2.1 and listing all of its (i) corporate officers ("Officers"), (ii) members of the board of directors ("Directors") and (iii) subsidiaries of which 20% or more of the common stock is directly or indirectly owned by UII.

       2.2 Capitalization. UII's entire authorized capital stock consists of 2,310,001 shares of Common Stock, no par value and 150,000 shares of Preferred Stock, par value $100 per share. As of November 24, 1997, there were 1,391,919 shares of Common Stock outstanding and no shares of Preferred Stock outstanding.

       2.3 Financial Statements. UII has delivered to UTI copies of the following: UII's audited consolidated financial statements for the fiscal years ended December 31, 1994, 1995 and 1996 and unaudited financial statements for the nine month periods ended September 30, 1996 and September 30, 1997. These financial statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods covered by such statements (except as may be stated in the explanatory notes to such statements), and, at the dates of and for the periods covered thereby, present fairly the consolidated financial position and results of operations of UII and its subsidiaries. UII also has delivered to UTI copies of UII's Form 10 K's, Form 10-Q's, Form 8-K's and proxy statements filed with the Securities and Exchange Commission pursuant to the Exchange Act in respect of or during the three years ended December 31, 1996 and thereafter through the date hereof. All such reports were filed in a timely manner and complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.

       2.4  No  Undisclosed  Liabilities.  Except  as  and  to  the  extent reflected or reserved against in the consolidated balance sheets included within UII's financial statements referred to in Section 2.3, at the date of such statements UII had no material liabilities or obligations (whether accrued, absolute or contingent), of the character which, under generally accepted accounting principles, should be shown, disclosed or indicated in a balance sheet or explanatory notes or information supplementary thereto, including, without limitation, any liabilities resulting from failure to comply with any law or any federal, state or local tax liabilities due or to become due whether (a) incurred in respect of or measured by income for any period prior to the close of business on such dates, or (b) arising out of transactions entered into, or any state of facts existing, prior thereto.

       2.5 Absence of Certain Changes, Events or Conditions. Since December 31, 1996, there has not been any change in UII's financial position, results of operations, assets, liabilities, net worth or business, other than as described in a schedule heretofore delivered to UTI referring to this Section 2.5 and changes in the ordinary course of business which have not been materially adverse.

       2.6 Litigation, etc. Except as described on a schedule heretofore delivered to UTI and referring to this Section 2.6, there is no
  litigation,   proceeding   or  governmental  investigation   pending   or
  threatened, and, so far as is known to UII, there is no such litigation, proceeding or governmental investigation which is probable of assertion in the reasonable opinion of UII's officers, against or relating to UII, its properties or business, or the transactions contemplated by this Agreement. UII is not subject to any order of any court, regulatory commission, board or administrative body entered in any proceeding to which they are a party or of which they have knowledge.

       2.7 Compliance. UII has all licensed, permits, approvals and other authorizations, and have made all filings and registrations, necessary in order to enable them to conduct their businesses in all material respects. UII has heretofore delivered a schedule to UTI referring to this Section 2.7 which fairly and accurately summarizes or lists all licenses, permits, approvals, authorizations and regulatory matters relating to UII.

      UII has complied with all applicable laws, regulations and ordinances to the extent material to their businesses. The schedule referred to in this Section 2.7 fairly and accurately describes all instances, known to the Officers or Directors of UII, in which UII is not currently in compliance with any applicable law, regulation or ordinance.

       2.8 Information for Proxy Statement. The information and data provided and to be provided by UII for use in the Registration Statement and the Proxy Statement referred to in Section 5, when such Registration Statement becomes effective and at the time of mailing of the Prospectus and Proxy Statement included therein to UTI and UII stockholders, will not contain any untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

      2.9 No Conflict With Other Documents. Except as described in a schedule heretofore delivered to UTI and referring to this Section 2.9, neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of, or be in conflict with, any term of any contract or other instrument to which UII is a party, or of any judgment, decree or order applicable to UII, or result in the creation of any lien, charge or encumbrance upon any of
  the   properties or assets of UII.

       2.10 Authority. The execution, delivery and performance of this Agreement by UII have been authorized by its Board of Directors, and this Agreement is a valid, legally binding and enforceable obligation of
UII subject to the discretion of a court of equity and subject to bankruptcy, insolvency and similar laws affecting the rights ofcreditors generally.

       2.11 Contracts. Except as shown on a schedule delivered to UTI and referring to this Section 2.11, UII is not a party to or subject to: (a) any employment contract with any officer, consultant, director or employee; (b) any plan or contract or arrangement providing for bonuses, pensions, options, deferred compensation, retirement payments, profit sharing, or the like; (c) any contract or agreement with any labor union; (d) any lease of real or personal property with a remaining term in excess of one year (except for normal office equipment); (e) any instrument creating a lien or evidencing or related to indebtedness for borrowed money; (f) any contract containing covenants not to enter into or consummate the transactions contemplated hereby or which will be terminated or modified by the carrying out of such transactions; or (g) any other contract or agreement with a value exceeding $25,000 not of the type covered by any of the other specific items of this Section
2.11. Each of the instruments described in such schedule is valid and in full force and effect, and a true and complete copy thereof has heretofore been delivered to UTI. UII is not in default, or alleged to be in default, under any agreement, instrument or obligation to which it is a party or by which it is bound, in any material respect, nor, in the reasonable opinion of UII's Officers, is any such agreement, instrument or obligation unduly burdensome. Except as shown on such schedule, the consummation of the Merger and the transactions contemplated by this Agreement will not cause a default under any such agreement or provide any right of termination to any party thereto other than UII. No party with whom UII has an agreement which is of any material importance to UII is in default thereunder in any material respect. Except as set forth in the schedule referred to in this Section 2.11, since September 30, 1997 UII has not taken any action which would have violated Section
4.1 had this Agreement been dated September 30, 1997.

       2.12 Tax Matters. The provisions made for taxes on the December 31, 1996 and September 30, 1997 consolidated balance sheets referred to in Section 2.3 are sufficient for the payment of all unpaid taxes of the entities included therein, whether or not disputed. The United States federal income tax returns of UII have been audited by the Internal Revenue Service (or are no longer subject to audit) for all years to and including December 31, 1993. Except as described on a schedule heretofore delivered to UTI and referring to this Section 2.12, with respect to UII, there are no proposed additional taxes, interest or penalties with respect to any year examined or not yet examined, and except as set forth in said schedule none of such entities has entered into any agreements extending the statute of limitations with respect to any federal or state taxes. UII has provided to UTI true and complete copies of the federal and state income tax returns of UII for the three years ended December 31, 1996, together with true and complete copies of all reports of any taxing authority relating to examinations thereof which have been delivered to UII.

       2.13 Title to Properties; Absence of Liens and Encumbrances, etc. UII has good and marketable title to all their properties and assets, real and personal (including those reflected in the consolidated balance sheets contained in the financial statements referred to in Section 2.3, except as sold or otherwise disposed of in the ordinary course of business from the date thereof), in each case free and clear of all liens and encumbrances, except those shown in such financial statements, the lien of current taxes not yet in default or payable and such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent, and do not materially detract from the value, or interfere with the present or currently planned business use, of the properties subject thereto or affected thereby, or impair business operations.


        3.  COVENANTS  OF  UTI.   UTI covenants  to  UII  that,  except  as
otherwise consented to in writing by UII after the date of this Agreement:

           3.1 Authorized Stock Increase and Reservation. UTI will solicit and will use its best efforts to cause its stockholders to increase the authorized Common Stock of UTI from 3,500,000 shares to 7,000,000 shares. If such increase is obtained, UTI
    will   keep   available   a  sufficient  number   of   shares   of  UTI
    Common Stock for issuance and delivery to the stockholders of UII between the date hereof and the closing of the transactions contemplated by this Agreement.

           3.2 Consents. UTI will take all necessary corporate or other action, and use its best efforts to obtain all consents and approvals, required for consummation of the transactions contemplated by this Agreement.

            3.3   Meeting   of   Stockholders.  UTI  will  duly  call   and
    convene a meeting of its stockholders to act upon the Merger, the increase in authorized Common Stock of UTI and the other transactions contemplated by this Agreement as soon as practicable, and the Board of Directors of UTI will recommend a favorable vote thereon. UTI will solicit the proxies of its stockholders to vote on the transactions contemplated by this Agreement.

            3.4   Conditions  to  be  Satisfied.  UTI  will  use  its  best
    efforts to cause all of the conditions described in Sections 7 and 8 of this Agreement to be satisfied and to cause the officers and directors to UTI to cooperate to that end.


     4. COVENANTS OF UII. UII covenants to UTI that, except as otherwise consented to in writing by UTI after the date of this Agreement:

             4.1 Conduct of Business. After the date of this Agreement, with respect to UII (a) its business will be conducted only in the ordinary course; (b) it will not enter into or amend any employment contract with any officer, consultant, or employee; (c) there shall be no change in any of its pension, retirement or similar benefits nor any increase in salaries of any of its executive officers except for ordinary increases in accordance with UII's established practice; (d) it shall not incur any liability for borrowed money, encumber any of its assets or enter into any agreement relating to the incurrence of additional debt (other than in connection with purchases or leases of equipment which would not have been required to be listed on the schedule provided under Section 2.11 or short term bank credit, entered into in the ordinary course of operations);
     (e) it will use its best efforts to preserve its business organization intact, to keep available the service of its officers and employees and to preserve the good will of its independent agents; (f) no change shall be made in its charter documents or bylaws; (g) no change shall be made in the number of shares or terms of its authorized, issued or outstanding capital stock and, it shall not enter into any options, calls, contracts or commitments of any character relating to any issued or unissued capital stock; and (h) no dividend or other distribution or payment shall be declared or paid in respect of the UII Common Stock or the UII Preferred Stock.

             4.2 Information. UII will give to UTI and UTI's officers, accountants, counsel and other representatives reasonable access, during normal business hours throughout the period prior to the closing of the transactions contemplated by this Agreement, to the properties, books, contracts, commitments and records of UII.
     UII will furnish to UTI during such period all such information concerning UII and its business and properties as UTI may reasonably request.

             4.3 Meeting of Stockholders. UII will duly call and convene a meeting of its stockholders to act upon the transactions contemplated by this Agreement as soon as practicable, and the Board of Directors of UII will recommend a favorable vote thereon. UII will solicit the proxies of its stockholders to vote on the transactions contemplated by this Agreement.

             4.4 Consents. UII will take all necessary corporate or other action and use its best efforts to obtain all consents and approvals required for consummation of the transactions contemplated by this Agreement.

             4.5 Conditions To Be Satisfied. UII will use its best efforts to cause all of the conditions described in Articles 7 and 8 of this Agreement to be satisfied and to cause the Officers and Directors of UII to cooperate to that end.

      5. S-4 REGISTRATION STATEMENT AND PROXY STATEMENT. As promptly as practical, each of UTI and UII will file proxy materials under the Exchange Act, and UTI will file a registration statement on Form S-4 under the Securities Act of 1933, with the Securities and Exchange Commission, to permit the solicitation of proxies under the Exchange Act and the offering and delivery of shares of UTI Common Stock to the stockholders of UII in connection with the Merger. Each of UTI and UII will exert its best efforts to cause such registration statement to become effective as soon as practicable, and UTI and UII agree to cooperate in such efforts. The registration statement and the proxy statement in the form in which they exist when the proxy statement is actually first mailed to the stockholders of UTI and UII are herein referred to as the "Registration Statement" and the "Proxy Statement". Upon the effectiveness of the Registration Statement, each of UTI and UII will cause the Proxy Statement to be delivered to its stockholders entitled to vote on the Merger at least 20 days prior to the date of the meeting of its stockholders that is called to act upon the Merger in accordance with applicable law.

     6. MERGER OF UII AND UTI. Subject to the terms and conditions of this Agreement, UTI and UII agree to effect the following transactions at the Closing (as defined in Section 6.10):

             6.1  Conditions.   UTI  and  UII will  each  deliver  to   the
     other reasonably appropriate evidence of the satisfaction of the conditions, contained in Sections 7 and 8, to their
     respective   obligations hereunder.

              6.2 Increase in Authorized UTI Common Stock. The certificate of incorporation of UTI shall have been amended to
     increase the  number of                                     authorized
     shares of UTI Common Stock from 3,500,000 to 7,000,000.

            6.3  Merger.   At  the time of Closing UII will be merged  with
     and into UTI (the "Merger") pursuant to the provisions and with the effect provided in the Illinois Business Corporation Act and the Ohio General Corporation Law, and in the Agreement of Merger, including without limitation the liquidation of UTG and the assumption by UTI of all liabilities and obligations of UII. The Agreement of Merger shall be filed with the Secretary of State of each Illinois and Ohio on the date of Closing. UTI will be the surviving corporation in the Merger and its corporate name will be changed to United Trust Group, Inc. ("UTG").

            6.4  Conversion  of Shares.  The manner and basis of converting the UII Common Stock into shares of UTG Common Stock are as follows. Each (one) share of UII Common Stock issued and outstanding immediately prior to the Merger (excluding shares held by UII as treasury stock, if any, which shares shall be cancelled and extinguished), and all rights in respect thereof, shall by virtue of the Merger, without any action by the holder thereof, be converted into one share of UTG Common Stock (subject to adjustment for any stock split, reverse stock split and stock dividend with respect to UTI Common Stock from the date hereof to the Closing). From and after the Closing, each certificate converted pursuant to this Section 6.3 which theretofore represented shares of UII Common Stock shall evidence ownership of shares of UTG Common Stock on the basis herein above set forth, and the conversion shall be complete and effective at the effective time of the Merger.

            6.5 Surrender of Certificates. As soon as practicable after the Closing of the Merger, UTI will mail to each UII shareholder a form letter of transmittal and instructions for surrendering certificates representing their share of UII Common Stock and for receiving shares of UTG Common Stock pursuant to the Merger.

            6.6  Procedure.   UTI  shall  have the  right  to  make  rules,
     not  inconsistent  with  the terms of this Agreement,  governing   any
     of  the  foregoing procedures contemplated by this Section 6.

             6.7   UII  Transfer Books Closed and Stock Delisted.   On  the
     date of the Closing, the stock transfer books of UII shall be deemed closed, and no transfer of shares of UII shall be made thereafter. UII shall notify the National Association of Securities Dealers, and each transfer agent and registrar for the shares of UII capital stock, at least 10 calendar days before the anticipated date of the Closing, that no transfer of shares will be made after that date. In anticipation of the date of Closing, UII shall do all such things necessary to cause its shares to be delisted from the NASDAQ System simultaneously with the date of Closing.

              6.8 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement shall take place at the executive offices of UII beginning at 2:00 p.m. on the first business day following the day upon which the UTI and UII stockholders meetings to approve the Merger were held, or at such other time and place as may be agreed upon by UTI and UII; provided, that if all of the conditions specified in this Agreement have not been satisfied or waived as of such date, the Closing shall be postponed until two business days following the satisfaction or waiver of all of the conditions of this Agreement. In accordance with Section 13, this Agreement may be terminated at the election of either party if Closing does not occur on or before December 31, 1998.

     7. CONDITIONS TO UTI'S OBLIGATIONS. Unless waived by UTI in writing at its sole discretion, all obligations of UTI under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

              7.1    Representations,  Warranties   and   Covenants.    The
     representations and warranties of UII contained in Section 2 of this Agreement shall be true at and as of the date of the Closing and, except as otherwise clearly contemplated hereby, shall be deemed made again at and as of such date and be true as so made again; UII shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing. UTI shall have received from UII a certificate or certificates in such reasonable detail as UTI may reasonably request, signed by the President or a Vice President of UII and dated the date of Closing, to the effect stated in this
     Section 7.1 and with respect to the fulfillment of the conditions set forth in Sections 7.2 through 7.7.

             7.2 Approval of Stockholders. The transactions shall have been duly approved by (i) a favorable vote of the holders of at least two thirds of the issued and outstanding shares of each of the UTI Common Stock entitled to vote thereon, and (ii) a favorable vote of the holders of a majority of the issued and outstanding UII Common Stock entitled to vote thereon.

              7.3     Approvals    of   Governmental   Authorities.     All
     governmental   approvals  necessary  to  consummate  the  transactions
     contemplated  by  this  Agreement shall have been received.

            7.4  Accuracy of Prospectus and Proxy Statement.  On and as  of
     the dates of the meetings of stockholders of UTI and UII at which action is to be taken on the transactions contemplated hereby, the Proxy Statement and the Registration Statement shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

             7.5 No Adverse Proceedings or Events. No suit, action or other proceedings against UTI or UII or their officers and directors shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement
     or   the   transactions contemplated hereby.


             7.6 Consents and Actions; Contracts. All requisite consents of any third parties and other actions which UII has covenanted to use its best efforts to obtain and take under Section 4.4 hereof shall have been obtained and completed.

              7.7 Increase in Authorized UTI Common Stock. The certificate of incorporation of UTI shall have been amended to increase the number of authorized shares of UTI Common Stock from 3,500,000 to 7,000,000 and its corporate name changed to United Trust Group, Inc.


     8. CONDITIONS TO UII'S OBLIGATIONS. Unless waived by UII in writing at its sole discretion, all obligations of UII under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

              8.1 Representations, Warranties and Covenants. The representations and warranties of UTI contained in Section 1 shall be true at and as of the date of the Closing and, except as otherwise clearly contemplated hereby, shall be deemed made again at and as of such date and be true as so made again; UTI shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it on or prior to the Closing; and UII shall have received from UTI a certificate or certificates in such reasonable detail as UII may reasonably request, signed by the President or a Vice President of UTI and dated the date of Closing, to the effect stated in this
     Section 8.1 and with respect to the fulfillment of the conditions set forth in Sections 8.2 through 8.7.

               8.2 Approval of Stockholders. The transactions contemplated by this Agreement shall have been duly approved by (i) a favorable vote of the holders of at least two-thirds of the issued and outstanding shares of UTI Common Stock entitled to vote thereon, and (ii) a favorable vote of the holders of a majority of the issued and outstanding shares of UII Common Stock entitled to vote thereon.

              8.3     Approvals    of   Governmental   Authorities.     All
     governmental   approvals  necessary  to  consummate  the  transactions
     contemplated  by  this Agreement shall have been received.

            8.4  Accuracy of Prospectus and Proxy Statement.  On and as  of
     the dates of the meetings of stockholders of UTI and UII at which action is to be taken on the transactions contemplated hereby, the Proxy Statement and the Registration Statement shall contain no statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements made therein not misleading.

             8.5 No Adverse Proceedings or Events. No suit, action or other proceeding against UTI or UII or their officers and directors, or the consummation of the transactions contemplated by this Agreement, shall have been instituted and resulted in the entry of a court order (which has not been subsequently dismissed, terminated or vacated) enjoining, either temporarily or permanently, the consummation of the transactions contemplated by this Agreement.

             8.6  Consents  and  Actions.  All requisite consents  of   any
     third parties or other actions which UTI has covenanted to use its best efforts to obtain and take under Section 3.2 shall have been obtained and completed.

              8.7 Increase in Authorized UTI Common Stock. The certificate of incorporation of UTI shall have been amended to increase the number of authorized shares of UTI Common Stock from 3,500,000 to 7,000,000.

     9. BROKERS AND ADVISORS. Each of UTI and UII represents and warrants to the other that the transactions contemplated by this Agreement have been negotiated directly between them and their respective counsel, without the intervention of any person which might give rise to a valid claim against any of them for a brokerage commission, finder's fee, counseling or advisory fee, or like payment, and each agrees to indemnify the other against any such liability.

     10. UPDATING OF CERTAIN CONDITIONS. The requirement for the continuing accuracy of the representations and warranties set forth in
Section 7.1 and 8.1 shall be subject to the following provisions. Each of UTI and UII will promptly furnish to the other any information which, either before or after the time of the mailing of the Proxy Statement and Prospectus included in the Registration Statement, shall be necessary in order to make the representations and warranties in Section 1.6 and 2.8 true as of the time of the meetings of the UTI and UII stockholders, the Closing and any earlier date subsequent to the mailing of the Proxy Statement. In the event that any such information would or might, in the absence of any other action, cause the non-fulfillment of the conditions of this Agreement due to a possible material adverse change or otherwise, a determination shall be made by the Board of Directors of UTI in the case of information pertaining to UII and by the Board of Directors of UII in the case of information pertaining to UTI whether or not to continue the transaction; and, if the transaction is continued, UTI and UII shall each take such action as may be necessary to amend or supplement the Proxy Statement and Registration Statement. If action is taken to continue the transaction and so to amend or supplement the Proxy Statement or Registration Statement, the supplemental or amended information included therein shall be deemed to modify the requirements for the continuing accuracy of any previous information, and shall be deemed part of the Proxy Statement and Registration Statement.

     11. EXPENSES. Each party to this Agreement shall pay all of its expenses relating hereto, including fees and disbursements of its counsel, accountants and financial advisors, whether or not the transactions hereunder are consummated. Expenses of printing this Agreement, the Proxy Statement and Registration Statement and any other documents used in the transactions contemplated hereunder shall be divided equally between UTI and UII. The fee for registration under the Securities Act of 1933 of the shares of UTI Common Stock to be issued upon conversion of shares of UII capital stock shall be paid by UTI.

     12. NOTICES. All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing, and, shall be addressed to each company's principal executive offices as shown on the cover page of the most recent SEC report delivered by such company pursuant to Section 1.3 or 2.3 of this Agreement, as the case may be.

     All such notices, requests, demands or communication shall be mailed postage prepaid, first class mail, or delivered personally, and shall be sufficient and effective when delivered to or received at the address so specified. Any party may change the address at which it is to receive notice by like written notice to the other.

     13. AMENDMENTS AND TERMINATION. UTI and UII by mutual consent of their respective Boards of Directors or authorized committees or officers may amend this Agreement in such manner as may be agreed upon only by a written instrument executed by UTI and UII, whether before or after the meetings of the stockholders of UTI and UII, at which action upon the transactions contemplated hereby is to be taken; provided, however, that after the requisite approval of the stockholders has been obtained, neither UTI nor UII shall consent to any amendment or modification which would change the provisions with respect to the transactions contemplated by this Agreement in any manner which would materially and adversely affect the rights of UTI's or UII's stockholders. UTI and UII, by mutual consent of their Boards of Directors, may terminate this Agreement at any time prior to the Closing and, unless otherwise specifically provided in such consent, any such termination shall be without liability on the part of UTI or UII except as provided in Section 11.

     UTI or UII may at its election terminate this Agreement and the Merger in the event that any condition for it to close has not been met or waived by it in its sole discretion, or if for any reason the Merger shall not have become effective on or before December 31, 1998.

     Any Such termination shall be without liability to UTI or UII except as provided in Section 11 and except to the extent that such termination was caused by the knowing or intentional material breach of covenants, representations, or warranties contained in this Agreement.

     14. ENTIRE AGREEMENT. This Agreement (including the exhibits hereto and the lists, schedules and documents delivered pursuant hereto, which are a part hereof) is intended by the parties to and does constitute the entire agreement of the parties with respect to the transactions contemplated by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the parties, and this Agreement may not be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by an authorized executive officer of the party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

     15. GENERAL. The paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but nothing herein, express or implied, is intended to or shall confer any rights, remedies or benefits upon any person other than the parties hereto. This Agreement may not be assigned by any party hereto. It is understood, recognized, and agreed that the validity of this Agreement and the enforceability of any provision hereof, whether before or after the Closing, are subject to bankruptcy and insolvency laws affecting the rights of creditors generally.

     16. SURVIVAL. The respective representations, certifications and warranties of the parties hereto, including those made in or resulting from any certificates, instruments or other documents delivered pursuant to this Agreement, shall expire with and be terminated and extinguished by the Closing hereunder, and thereafter no party hereto shall be under any liability whatsoever with respect to any such representation, certification or warranty, it being intended that the sole remedy of any party for a breach of any such representation, certification or warranty shall be to elect not to proceed with the Closing hereunder if such breach has resulted in a condition to such party's obligations hereunder not being satisfied. The foregoing shall not be applicable to any knowing or intentional breach of this Agreement or to any knowing or intentional misrepresentation, certification or warranty, as to each of which, all legal remedies of the party adversely affected may be enforced and shall survive the Closing hereunder.

     IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be duly executed by its undersigned officer thereunto duly authorized on the date first above written.



ATTEST:                             UNITED TRUST, INC.



George E. Francis                   Larry E. Ryherd

George E. Francis                   By:
Secretary                           Larry E. Ryherd,
                                    Chief Executive Officer



[CORPORATE SEAL]





ATTEST:                            UNITED INCOME, INC.



George E. Francis                  James E. Melville

George E. Francis                  By:
Secretary                          James E. Melville
                                   President


[CORPORATE SEAL]

                                                                  Exhibit A
                                                      To Agreement and Plan
                                                          Of Reorganization


                       AGREEMENT AND ARTICLES OF MERGER

                           Merging UNITED INCOME, INC.

                       a corporation of the State of Ohio

                                  With and Into

                                 UNITED TRUST INC.

                     a corporation of the State of Illinois


      Agreement and Articles of Merger, dated March 2, 1998, by and between United Trust, Inc., an Illinois corporation ("UTI"), and United Income, Inc., an Ohio corporation ("UII"), said corporations being together hereinafter sometimes referred to as the "constituent Corporations".

      Whereas, UTI is a corporation duly organized and existing under the laws of the State of Illinois and has authorized capital stock of 3,500,000 shares of Common Stock, no par value, of which 1,912,239 shares are issued and outstanding with 257,039 shares being held in the treasury and 150,000 shares of Preferred Stock, par value $100 per share of which no shares are outstanding.

      Whereas, UII is a corporation duly organized and existing under the laws of the State of Ohio and has authorized capital stock of 2,310,001 shares of Common Stock, no par value, of which 1,569,509 shares are issued and outstanding with 177,590 shares being held in the treasury and 150,000 shares of Preferred Stock, par value $100 per share of which no shares are outstanding.

        Whereas, the Board of Directors of each of the Constituent Corporations has adopted resolutions declaring advisable and to the best interests of the Constituent Corporations and their respective stockholders that UII be merged with and into UTI, and that simultaneously UTI will change its name to United Trust Group, Inc. (the "Surviving Corporation"), under and pursuant to the Illinois Business Corporation Act and the Ohio General Corporation Law, and on the terms and conditions herein contained (the "Merger").


                                  ARTICLE I

      1.1 UTI and UII agree to effect the Merger of UII with and into UTI. UTI and UII jointly own 100% of the outstanding capital stock of United Trust Group, Inc., an Illinois corporation ("UTG"). At the time of Merger UTI and UII agree to dissolve UTG. UTI will change its name to UTG and shall be the Surviving Corporation and shall continue to be governed by the laws of the State of Illinois. The name of the Surviving Corporation shall be "United Trust Group, Inc". The terms and conditions of the Merger and the manner of carrying the same into effect are as set forth in this Agreement and Articles of Merger (hereinafter referred to as this "Agreement").

        1.2 The Certificate of Incorporation of UTI, as in effect immediately prior to the Effective Date, until further amended, shall be and constitute the Certificate of Incorporation of the Surviving Corporation, and an amendment to said Certificate of Incorporation shall be effected as a result of the Merger to reflect its name change to United Trust Group, Inc.

        1.3  The  Bylaws  of  UTI, as in effect immediately  prior  to  the
Effective  Date,   until   further amended, shall  be  and  constitute  the
Bylaws  of  the Surviving Corporation.

      1.4 The Board of Directors of UTI shall not be changed as a result of the Merger.

     1.5 The officers of UTI shall not be changed as a result of the Merger.


                                ARTICLE II

          2.1  The  existence of UII shall cease on the Effective  Date  of the Merger, and the existence of UTI shall continue unaffected and unimpaired by the Merger. On the Effective Date of the Merger, in addition to the general powers of corporations, UTI shall enjoy the rights, franchises and privileges possessed by each of the Constituent Corporations, subject to the restrictions, liabilities, duties and provisions of a corporation organized under the Illinois Business
Corporation Act; and all the rights, privileges, franchises and interest of each of the Constituent Corporation, and all the property, real, personal and mixed, and all the debts due on whatever account to either of them, as well as all stock subscriptions, securities and other things in action belonging to either of them, shall be taken and deemed to be transferred to and vested in the Surviving Corporation, without further act or deed; and all claims, demands, property and every interest shall be the property of the Surviving Corporation as they were of the Constituent Corporations, and the title to all real estate, taken by deed or otherwise vested in any of the Constituent Corporation, shall not be deemed to revert or deemed to be in any way impaired by reason of the Merger, but shall be vested in the Surviving Corporation; provided, however, that rights of creditors and all liens upon any property of any of the Constituent Corporations shall not in any manner be impaired, nor shall any liability or obligation due or to become due, or any claim or demand for any cause existing against any such corporation be released or impaired by such Merger; but the Surviving Corporation shall be deemed to have assumed and shall be liable for liabilities and obligations of either of the Constituent Corporations, in the same manner as if the Surviving Corporations, in the same manner as if the Surviving Corporation had itself incurred such liabilities or obligations.

           2.2 The Surviving Corporation may be served with process in the State of Ohio in any proceeding therein for enforcement of any obligation of UII as well as for enforcement of any obligation UII or the Surviving Corporation arising from the Merger, and the Surviving Corporation does hereby irrevocably appoint the Secretary of State of Ohio as its agent to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed to said agent is c/o United Trust Group, Inc., 5250 South Sixth Street Road, Springfield, Illinois 62703, until UTG shall have hereafter designated in writing to the said agent a different address for such purpose. Service of such process may be made by personally delivering to and leaving with said agent duplicate copies of such process, one of which copies the agent shall forthwith send by registered mail to UTG at the above address.

           2.3 The Surviving Corporation will promptly pay to dissenting stockholders of UII the amount, if any, to which they are entitled under the relevant provisions of the Ohio General Corporation Law.

           2.4 Subject to the terms and conditions herein provided, this Agreement shall be certified, executed and acknowledged to comply with applicable filing and recording requirements of the Illinois Business Corporation Act and the Ohio General Corporation Law on the closing date referred to in Section 6.8 of that certain Agreement and Plan of Reorganization, dated December 1, 1997, between the Constituent Corporations (the "Acquisition Agreement"), (the date of such certification, execution and acknowledgment being herein referred to as the "Closing Date"). On the Closing Date or as soon thereafter as practicable, a certified Agreement and Articles of Merger incorporating this Agreement shall be filed pursuant to Illinois Business Corporation Act and the Ohio General Corporation Law with the Secretary of State of Illinois and Ohio, respectively, and a certified copy thereof shall be recorded in the Office of the Recorder of the appropriate county or counties in Illinois and Ohio, respectively. This Agreement shall become effective in the State of Illinois at the close of business on the day on which such filing is completed, and shall become effective in the State of Ohio upon the issuance by the Secretary of State of Ohio of a Certificate of Merger (the latter of which dates is herein referred to as the "Effective Date").

                               ARTICLE III

      3.1 The manner of converting or exchanging the shares of UII into shares of UTI shall be as hereinafter set forth in this Article III.

      3.2   Each   share   of  UTI  Common  Stock  issued  and  outstanding
immediately prior to the Effective Date shall continue to be an issued and outstanding share of UTI, fully paid and non-assessable.

       3.3   Each   share  of  UII  Common  Stock  issued  and  outstanding
immediately prior to the Effective Date (excluding shares of UII Common Stock held by UII as treasury stock, which shares shall be cancelled and extinguished at the Effective Date) and all rights in respect thereof shall, upon the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, be exchanged for and converted into one share of UTI Common Stock.

      3.4 Each share of UTI Common Stock issued pursuant to this Article III shall be fully paid and non-assessable. From and after the Effective Date, each certificate which theretofore represented shares of UII Common Stock shall evidence ownership of shares of the UTI Common Stock on the basis hereinabove set forth, and the exchange and conversion shall be complete and effective on the Effective Date without regard to the date or dates on which outstanding UII Common Stock shall be cancelled.

      3.5 On the Effective Date, UTI will deliver to the Exchange Agent certificates representing the number of shares of UTI Common Stock that will be required for delivery to the stockholders of UII pursuant to the Merger, and will take such further action as may be necessary in order that certificates for shares of the UTI Common Stock may be delivered to the stockholders of UII. Dividends or other distributions payable after the Effective Date to holder of record in respect of such shares of the UTI Common Stock issued in exchange for UII Common Stock shall not be paid to holders thereof until certificates evidencing the UII Common Stock are surrendered for exchange as aforesaid.

                               ARTICLE IV

      4.1 The obligations of UTI and UII to effect the Merger shall be subject to all of the terms and conditions of the Acquisition Agreement.

      4.2   This   Agreement  may be terminated or  amended  prior  to  the
Effective Date in the manner and upon the conditions set forth in the Acquisition Agreement.

      4.3   This   Agreement may be executed in any number of counterparts,
each  of   which  shall  be  deemed and original but all of which  together shall constitute but one instrument.

      IN WITNESS WHEREOF, each of the Constituent Corporations has caused this Agreement to be duly executed by its duly authorized officer, attested to by its Secretary and its corporate seal, all as of the date first above written.


                                     UNITED TRUST, INC.

ATTEST:


George E. Francis                    Larry E. Ryherd


George E. Francis                    Larry E. Ryherd
     Secretary                       Chief Executive Officer


[CORPORATE SEAL]

                                     UNITED INCOME, INC.

ATTEST:


George E. Francis                    James E. Melville


George E. Francis                    James E. Melville
  Secretary                          President



[CORPORATE SEAL]

      THE UNDERSIGNED, Chief Executive Officer of United Trust Inc. who executed on behalf of said corporation the foregoing Agreement and Articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name of and on behalf of said corporation, the foregoing Agreement and Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                         Larry E. Ryherd


                                         Larry E. Ryherd
                                     Chief Executive Officer


     THE UNDERSIGNED, President of United Income, Inc. who executed on behalf of said corporation the foregoing Agreement and articles of Merger, of which this Certificate is made a part, hereby acknowledges, in the name of and on behalf of said corporation, the foregoing Agreement and articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                          James E. Melville


                                          James E. Melville
                                              President

                            UNITED INCOME, INC.

                         Secretary's Certificate

      I, George E. Francis, Secretary of United Income, Inc., an Ohio corporation ("UII"), do hereby certify, in accordance with the provisions of the Ohio General Corporation Law, that the foregoing Agreement and Articles of Merger, having been duly authorized and adopted by the Board of Directors of UII and signed under its corporate seal by officers of UII
thereunto   duly  authorized,  was  duly  approved  and  adopted    by  the
Stockholders of UII on the 2nd day of March, 1998 at a Special Meeting of the shareholders of UII, that at the time of said meeting UII had outstanding 1,391,919 shares of its common stock, and no other shares of capital stock; that at said meeting ______ shares of UII common stock were voted in favor of, and ______ shares of UII common stock were voted against, the plan of merger.

     Witness my hand and the seal of UII this 2nd day of March, 1998.


                                        George E. Francis

                                        George E. Francis,
                                             Secretary

[CORPORATE SEAL]

                             UNITED TRUST, INC.

                          Secretary's Certificate

      I, George E. Francis, Secretary of United Trust, Inc., an Illinois corporation ("UTI"), do hereby certify, in accordance with the provisions of the Illinois Business Corporation Act, that the foregoing Agreement and Articles of Merger, having been duly authorized and adopted by the Board of Directors of UTI and signed under its corporate seal by officers of UTI
thereunto   duly  authorized,  was  duly  approved  and  adopted   by   the
Stockholders of UTI on the 2nd day of March, 1998 at a Special Meeting of the shareholders of UTI, that at the time of said meeting UTI had outstanding 1,655,200 shares of its Common Stock, and no other shares of capital stock; that at said meeting ______ shares of UTI Common Stock were voted in favor of, and _____ shares of UTI Common Stock were voted against, the plan of the Agreement of Merger.

  Witness my hand and the seal of UTI this 2nd day of March, 1998.


                                            George E. Francis


                                            George E. Francis,
                                                 Secretary


[CORPORATE SEAL]

                        CERTIFICATE OF EXECUTION

       The foregoing Agreement of Merger, having been duly entered into and signed by United Trust Inc., an Illinois corporation ("UTI") and United Income, Inc., an Ohio corporation ("UII"), and having been duly adopted by the stockholders of UTI and the stockholders of UII, all in accordance with the provisions of the Illinois Business Corporation Act and the Ohio General Corporation Law; the Chief Executive Officer of UTI and the Senior Executive Vice President of UII do now hereby re-execute said Agreement of Merger under the respective corporate seals of UTI and UII, attested by the respective secretaries of UTI and UII, by authority of and as the act, deed and agreement of UTI and UII, respectively, on this 2nd day of March, 1998.


                                        UNITED TRUST, INC.
ATTEST:

George E. Francis                       Larry E. Ryherd

George E. Francis                       Larry E. Ryherd
  Secretary                             Chief Executive Officer



[CORPORATE SEAL]

                                        UNITED INCOME, INC.



ATTEST:


George E. Francis                       James E. Melville


George E. Francis                       James E. Melville
  Secretary                             President


[CORPORATE SEAL]

                                                                 APPENDIX B
                       Sections 1701.84 and 1701.85
                       Ohio General Corporation Law

                    RIGHTS OF DISSENTING STOCKHOLDERS OF
                             UNITED INCOME, INC.

     1701.84 Persons entitled to relief as dissenting shareholders.

The  following  are  entitled  to relief as dissenting  shareholders  under section 1701.85 of the Revised Code;

     (A) Shareholders of a domestic corporation that is being merged or consolidated into a surviving or new entity, domestic or foreign, pursuant to section 1701.78, 1701.781 [1701.78.1], 1701.79, 1701.791 [1701.79.1], or
1701.801 [1701.80.1] of the Revised Code;

     (B) In the case of a merger into a domestic corporation, shareholders of the surviving corporation who under section 1071.78 or 1701.781 [1701.78.1] of the Revised Code are entitled to vote on the adoption of an agreement of merger, but only as to the shares so entitling them to vote;

     (C) Shareholders, other than the parent corporation, of a domestic subsidiary corporation that is being merged into the domestic or foreign parent corporation pursuant to section 1701.80 of the Revised Code;

     (D) In the case of a combination or a majority share acquisition, shareholders of the acquiring corporation who under section 1701.83 of the Revised Code are entitled to vote on such transaction, but only as to the shares so entitling them to vote;

      (E) Shareholders of a domestic subsidiary corporation into which one or more domestic or foreign corporations are being merged pursuant to section 1701.801 [1701.80.1] of the Revised Code.

      (F) Dissenting shareholder's demand for fair cash value of shares.

      1701.85 Dissenting shareholder's demand for fair cash value of shares.

      (A)(1) A shareholder of a domestic corporation is entitled to relief as a dissenting shareholder in respect to the proposals described in sections 1701.74, 1701.76, and 1701.84 of the Revised Code, only in compliance with this section.

      (2) If the proposal must be submitted to the shareholders of the corporation involved, the dissenting shareholder shall be a record holder of the shares of the corporation as to which he seeks relief as of the date fixed for the determination of shareholders entitled to notice of a meeting of the shareholders at which the proposal is to be submitted, and such shares shall not have been voted in favor of the proposal. Not later than ten days after the date on which the vote on the proposal was taken at the meeting of the shareholders, the dissenting shareholder shall deliver to the corporation a written demand for payment to him of the fair cash value of the shares as to which he seeks relief, which demand shall state his address, the number and class of such shares, and the amount claimed by him as the fair cash value of the shares.

      (3) The dissenting shareholder entitled to relief under division (C) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.80 of the Revised Code and a dissenting shareholder entitled to relief under division (E) of section 1701.84 of the Revised Code in the case of a merger pursuant to section 1701.801 [1701.80.1] of the Revised Code shall be a record holder of the shares of the corporation as to which he seeks relief as of the date on which the agreement of merger was adopted by the directors of that corporation. Within twenty days after he has been sent the notice provided in section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, the dissenting shareholder shall deliver to the corporation a written demand for payment with the same information as that provided for in division (A)(2) of this section.

      (4) In the case of a merger or consolidation, a demand served on the constituent corporation involved constitutes service on the surviving or the new entity, whether the demand is served before, on, or after the effective date of the merger or consolidation.

      (5) If the corporation sends to the dissenting shareholder, at the address specified in his demand, a request for the certificates representing the shares as to which he seeks relief, the dissenting shareholder, within fifteen days from the date of the sending of such request, shall deliver to the corporation the certificates requested so that the corporation may forthwith endorse on them a legend to the effect that demand for the fair cash value of such shares has been made. The corporation promptly shall return such endorsed certificates to the dissenting shareholder. A dissenting shareholder's failure to deliver such certificates terminates his rights as a dissenting shareholder, at the option of the corporation, exercised by written notice sent to the dissenting shareholder within twenty days after the lapse of the fifteen day period, unless a court for good cause shown otherwise directs. If shares represented by a certificate on which such a legend has been endorsed are transferred, each new certificate issued for them shall bear a similar legend, together with the name of the original dissenting holder of such shares. Upon receiving a demand for payment from a dissenting shareholder who is the record holder of uncertificated securities, the corporation shall make an appropriate notation of the demand for payment in its shareholder records. If uncertificated shares for which payment has been demanded are to be transferred, any new certificate issued for the shares shall bear the legend required for certificated securities as provided in this paragraph. A transferee of the shares so endorsed, or of uncertificated securities where such notation has been made, acquires only such rights in the corporation as the original dissenting holder of such shares had immediately after the service of a demand for payment of the fair cash value of the shares. A request under this paragraph by the corporation is not an admission by the corporation that the shareholder is entitled to relief under this section.

     (B) Unless the corporation and the dissenting shareholder have come to an agreement on the fair cash value per share of the shares as to which the dissenting shareholder seeks relief, the dissenting shareholder or the corporation, which in case of a merger or consolidation may be the surviving or new entity, within three months after the service of the demand by the dissenting shareholder, may file a complaint in the court of common pleas of the county in which the principal office of the corporation that issued the shares is located or was located when the proposal was adopted by the shareholders of the corporation, or, if the proposal was not required to be submitted to the shareholders, was approved by the directors. Other dissenting shareholders, within that three-month period, may join as plaintiffs or may be joined as defendants in any such proceeding, and any two or more such proceedings may be consolidated. The complaint shall contain a brief statement of the facts, including the vote and the facts entitling the dissenting shareholder to the relief demanded. No answer to such a complaint is required. Upon the filing of such a complaint, the court, on motion of the petitioner, shall enter an order fixing a date for a hearing on the complaint and requiring that a copy of the complaint and a notice of the filing and of the date for hearing be given to the respondent or defendant in the manner in which summons is required to be served or substituted service is required to be made in other cases. On the day fixed for the hearing on the complaint or any adjournment of it, the court shall determine from the complaint and from such evidence as is submitted by either party whether the dissenting shareholder is entitled to be paid the fair cash value of any shares and, if so, the number and class of such shares. If the court finds that the dissenting shareholder is so entitled, the court may appoint one or more persons as appraisers to receive evidence and to recommend a decision on the amount of the fair cash value. The appraisers have such power and authority as is specified in the order of their appointment. The court thereupon shall make a finding as to the fair cash value of a share and shall render judgment against the corporation for the payment of it, with interest at such rate and from such date as the court considers equitable. The costs of the proceeding, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable. The proceeding is a special proceeding and final orders in it may be vacated, modified, or reversed on appeal pursuant to the Rules of Appellate Procedure and, to the extent not in conflict with those rules, Chapter 2505, of the Revised Code. If, during the pendency of any proceeding instituted under this section, a suit or proceeding is or has been instituted to enjoin or otherwise to prevent the carrying out of the action as to which the shareholder has dissented, the proceeding instituted under this section shall be stayed until the final determination of the other suit or proceeding. Unless any provision in division (D) of this section is applicable, the fair cash value of the shares that is agreed upon by the parties or fixed under this section shall be paid within thirty days after the date of final determination of such value under this division, the effective date of the amendment to the articles, or the consummation of the other action involved, whichever occurs last. Upon the occurrence of the last such event, payment shall be made immediately to a holder of uncertificated securities entitled to such payment. In the case of holders of shares represented by certificates, payment shall be made only upon and simultaneously with the surrender to the corporation of the certificates representing the shares for which the payment is made.

     (C) If the proposal was required to be submitted to the shareholder of the corporation, fair cash value as to those shareholders shall be determined as of the day prior to the day on which the vote by the shareholders was taken and, in the case of a merger pursuant to section 1701.80 or 1701.801 [1701.80.1] of the Revised Code, fair cash value as to shareholders of a constituent subsidiary corporation shall be determined as of the day before the adoption of the agreement of merger by the directors of the particular subsidiary corporation. The fair cash value of a share for the purposes of this section is the amount that a willing seller who is under no compulsion to sell would be willing to accept and that a willing buyer who is under no compulsion to purchase would be willing to pay, but in no event shall the fair cash value of a share exceed the amount specified in the demand of the particular shareholder. In computing such fair cash value, any appreciation or depreciation in market value resulting from the proposal submitted to the directors or to the shareholders shall be excluded.

     (D)(1) The right and obligation of a dissenting shareholder to receive such fair cash value and to sell such shares as to which he seeks relief, and the right and obligation of the corporation to purchase such shares and to pay the fair cash value of them terminates if any of the following applies:

     (a) The dissenting shareholder has not complied with this section, unless the corporation by its directors waives such failure;

     (b) The corporation abandons the action involved or is finally enjoined or prevented from carrying it out, or the shareholders rescind their adoption of the action involved;

     (c) The dissenting shareholder withdraws his demand, with the consent of the corporation by its directors;

     (d) The corporation and the dissenting shareholder have not come to an agreement as to the fair cash value per share, and neither the shareholder nor the corporation has filed or joined in a complaint under division (B) of this section within the period provided in that division.

     (2) For purposes of division (D)(1) of this section, if the merger or consolidation has become effective and the surviving or new entity is not a corporation, action required to be taken by the directors of the corporation shall be taken by the general partners of a surviving or new partnership or the comparable representatives of any other surviving or new entity.

     (E) From the time of the dissenting shareholder's giving of the demand until either the termination of the rights and obligations arising from it or the purchase of the shares by the corporation, all other rights accruing from such shares, including voting and dividend or distribution rights, are suspended. If during the suspension, any dividend or distribution is paid in money upon shares of such class or any dividend, distribution, or interest is paid in money upon any securities issued in extinguishment of or in substitution for such shares, an amount equal to the dividend, distribution, or interest which, except for the suspension, would have been payable upon such shares or securities, shall be paid to the holder of record as a credit upon the fair cash value of the shares. If the right to receive fair cash value is terminated other than by the purchase of the shares by the corporation, all rights of the holder shall be restored and all distributions which, except for the suspension, would have been made shall be made to the holder of record of the shares at the time of termination.

                                                                 APPENDIX C
                        Section 5/11.65 and 5/11.70
                     Illinois Business Corporation Act
                   RIGHTS OF DISSENTING STOCKHOLDERS OF
                            UNITED TRUST, INC.


     5/11.65 RIGHT TO DISSENT. - (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

      (1) consummation of a plan of merger of consolidation or a plan of share exchange to which the corporation is a party if (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation or (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

     (2) consummation of a sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

     (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

     (i) alters or abolishes a preferential right of such shares;

     (ii) alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares;

     (iii) in the case of a corporation incorporated prior to January 1, 1982, limits or eliminates cumulative voting rights with respect to such shares; or

     (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in
Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

     (c) A record owner of shares may assert dissenters' rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and the other shares recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only if the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights.

     5/11.70  PROCEDURE  TO DISSENT. - (a) If the corporate  action  giving rise to the right to dissent is to be approved at a meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if the shareholder delivers to the corporation before the vote is taken a written demand for payment for his or her shares if the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

     (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenter's rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

     (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall send each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of the dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is a public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

     (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are cancelled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate of other evidence of ownership of the shares the amount the corporation estimates to be the fair value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

     (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and the amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

     (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest or file a petition in the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this State, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

     (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

     (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that fair value of his or her shares, plus interest, exceeds the amount paid by the corporation or the proceeds of sale by the shareholder, whichever amount is applicable.

     (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraisers, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if no estimate was made in accordance with subsection (c), then all or any part of the costs may be assessed against the corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

     (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements or subsections (a), (b), (c), (d), or (f).

     (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and that the fees for those services should not be assessed against the corporation, the court may award to that counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefited. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

     (j) As used in this Section:

     (1) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

     (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

                                                                 APPENDIX D
                           PROPOSED AMENDMENT TO
                     PARAGRAPH 1 OF ARTICLE FOURTH OF
                        ARTICLES OF INCORPORATION OF
                             UNITED TRUST, INC.

                               ARTICLE FOURTH

     Paragraph 1: The aggregate number of shares which the corporation is authorized to issue is 7,150,000 divided into two classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:


                                              Par value per share or
               Series          Number of      statement that shares are
Class         (if any)         shares         without par value

Common         None            7,000,000      Without par value

Preferred      To be fixed     150,000        $100
               By the Board
               Of Directors

                                 PART II

                        INFORMATION NOT REQUIRED IN

                                PROSPECTUS

Item 20.  Indemnification of Directors and Officers


      The Illinois Business Corporation Act empowers the Registrant to indemnify each officer and director of the Registrant against liabilities and expenses incurred by reason of the fact that he or she is or was an officer or director of the Registrant, or is or was serving as such at the request of the Registrant with respect to another corporation, partnership, joint venture, trust, or other enterprise. The Act also empowers the Registrant to purchase and maintain insurance on behalf of any such officer or director of the Registrant against liability asserted against or incurred by him or her in any such capacity, whether or not the Registrant would have power to indemnify such officer or direction against such liability.

      Article 1.1 of the Registrant's Bylaws provides, in effect, for the indemnification by the Registrant of each director, officer, employee, or agent of the Registrant to the full extent permitted by the Illinois Business Corporation Act.


Item 21.  Exhibits and Financial Statements Schedules

      A list of exhibits and financial statement schedules included as part of this Registration Statement is set forth in the list that immediately precedes such exhibits and schedules and is hereby incorporated herein by reference.

Item 22.  Undertakings

  (1) The undersigned registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (2) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (3)   Insofar  as  indemnification  for  liabilities  arising  under  the
Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provision of the Registrant's By-Laws, Directors' and Officers' Liability Insurance Policy, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (5) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Illinois, on


                                   UNITED TRUST, INC.





                                   By /s/ Larry E. Ryherd
                                   Larry E. Ryherd
                                   Chairman of the Board and Chief
                                    Executive Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ John S. Albin
John S. Albin, Director

/s/ William F. Cellini
William F. Cellini, Director

/s/ Robert E. Cook
Robert E. Cook, Director

/s/ Larry R. Dowell
Larry R. Dowell, Director

/s/ Donald G. Geary
Donald G. Geary, Director

/s/ Raymond L. Larson
Raymond L. Larson, Director

/s/ Dale E. McKee
Dale E. McKee, Director

/s/ Thomas F. Morrow
Thomas F. Morrow, Director

/s/ Larry E. Ryherd
Larry  E.  Ryherd,  Chairman  of the Board,
Chief  Executive Officer and Director

/s/ James E. Melville
James E. Melville, Chief Operating Officer,
President, and Director